Filed pursuant to Rule 252(f)(2)
File No. 024-12488

This Post-Qualification Offering Circular Amendment No. 2 (this "Amendment") amends the Offering Circular of Starfighters Space, Inc. qualified on September 6, 2024, to add, update and/or replace information contained in the Offering Circular.  This Amendment includes audited consolidated financial statements for the years ended December 31, 2024 and 2023, unaudited condensed consolidated interim financial statements for the three and six months ended June 30, 2025 and 2024, and updates certain disclosures in the previously qualified Offering Circular. In particular, this Amendment consolidates disclosures made in all Form 1-U, Form 1-SA, Form 253(g) and Form 1-K filings made on behalf of the Company since September 6, 2024, as appropriate, and maintains the qualification of the offering beyond twelve months from the original qualification date.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY'S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

PRELIMINARY OFFERING CIRCULAR
SUBJECT TO COMPLETION, DATED OCTOBER 16, 2025

STARFIGHTERS SPACE, INC.

Reusable Launch Vehicle Hangar, Hangar Rd

Cape Canaveral, FL, 32920

321-261-0900

www.starfightersspace.com

Minimum of 9,063,550 Shares of Common Stock
Maximum of 11,142,061 Shares of Common Stock

Agent Warrants for the purchase of up to 111,420 Shares of Common Stock

Up to 111,420 Shares of Common Stock underlying Agent Warrants

Price: $3.59 per Share

Starfighters Space, Inc., a corporation formed under the laws of the State of Delaware (the "Company", "Starfighters," "we" or "us"), is offering a minimum of 9,063,550 (the "Minimum Offering") shares (the "Shares" or the "Securities") of common stock of the Company, par value $0.00001 per share (the "Common Stock"), and a maximum of 11,142,061 (the "Maximum Offering") Shares, to be sold in this Offering. See "Securities Being Offered." Each Share is being offered at a purchase price of $3.59 per Share on a "best efforts" basis for gross proceeds of up to $40,000,000. We are selling our Common Stock through a Tier 2 offering pursuant to Regulation A under the Securities Act of 1933, as amended (the "Securities Act"), and we intend to sell the Common Stock either directly to investors or through registered broker-dealers who are paid commissions. The Company has engaged Digital Offering LLC, a Delaware limited liability company and FINRA/SIPC registered broker-dealer, to act as Lead Selling Agent for this Offering.

We have applied to list the Shares on the NYSE American LLC ("NYSE American") under the symbol "FJET". To qualify for such listing, we must meet the following minimum quantitative standards of NYSE American: (i) completion of the Offering at a price per Share of at least $3.00; (ii) at least 400 public Shareholders; (iii) public float of at least 1,000,000 Shares; (iv) an aggregate market value of publicly-held Shares of at least $15,000,000; (v) aggregate stockholders' equity of at least $4,000,000; and (vi) at least two years of operating history (the "Minimum Quantitative Standards"). The fact that an applicant company for listing may meet the Minimum Quantitative Standards does not necessarily mean that its application will be approved.  NYSE American retains broad discretion to consider other factors including, but are not limited to, the applicant's historical record and pattern of growth, its financial integrity (including the applicant's ability to meet its anticipated financial liquidity requirements for at least 12 months following listing), and its future outlook (the "Minimum Qualitative Standards" and together with the Minimum Quantitative Standards, the "Minimum Listing Standards").  If our application is approved, we intend to request that the listing of the Shares will be made effective upon NYSE American's certification of our Form 8-A, which we plan to file concurrently with qualification of (a) the post-qualification amendment of the offering statement on Form 1-A (as so amended, the "Post Qualification Offering Statement") of which this offering circular (the "Offering Circular") forms a part, or (b) a further post-qualification amendment to the Offering Statement, if NYSE American's certification of our Form 8-A were to occur more than five calendar days following qualification of the Post Qualification Offering Statement. If the Shares are not approved for listing on NYSE American, we will not complete the Offering contemplated hereby. No assurance can be given that our application to list on NYSE American will be approved or that an active trading market for the Shares will develop. The Shares are not currently listed or quoted on any exchange.

	Price to Public		Discount and commissions(1)	Proceeds to Company		Proceeds to other persons
Per Share	$3.59		$0.2693	$3.32		$0.1786
Total Minimum of Offering (based on Minimum Listing Standards)	$32,538,144.50(2)		$1,274,381.59(3)	$29,273,762.91		$1,990,000(4)
Agent Warrants - Minimum Offering(5)	$325,379.65		N/A	$325,379.65(6)		N/A
Per Share of Common Stock underlying Agent Warrants	$3.59	$	N/A	$3.59	$	N/A
Total Minimum	$32,863,524.15		1,274,381.59	$29,599,142.56		1,990,000
Total Maximum of Offering	$39,999,998.99(7)		$1,834,020.68(3)	$36,175,978.31		$1,990,000(4)
Agent Warrants - Maximum Offering(8)	$399,997.80	$	N/A	$399,997.80(9)	$	N/A
Per Share of Common Stock underlying Agent Warrants	$3.59	$	N/A	$3.59	$	N/A
Total Maximum	$40,399,996.79		$1,834,020.68	$36,575,976.11		$1,990,000

(1)	We have engaged Digital Offering, LLC ("Digital Offering" or the "Lead Selling Agent") to act as lead selling agent (the "Selling Agent") to offer the shares of our Common Stock (the "Shares") to prospective investors in this offering (the "Offering") on a "best efforts" basis, which means that there is no guarantee that any minimum amount will be received by us in this Offering. In addition, the Selling Agent may engage one or more sub-agents or selected dealers to assist in its marketing efforts (Digital Offering, together with such sub-agents and/or dealers collectively, the "Selling Agents"). Digital Offering is not purchasing the Shares offered by us and is not required to sell any specific number or dollar amount of Shares in this Offering before closing occurs.

(2)	The Offering commenced on September 6, 2024, and a total of 4,996,697 Shares have been sold for gross proceeds of $17,938,142.23, leaving a balance of 6,145,364 Shares available for sale pursuant to the Offering. The Company expects that, in order to meet the Minimum Listing Standards of the NYSE American (including the financial integrity requirements comprising part of the Minimum Qualitative Standards), at least 4,066,853 additional Shares will have to be sold pursuant to the Offering for additional gross proceeds of $14,600,002.17. Therefore, the Minimum Offering shall consist of a total of 9,063,550 Shares for total minimum gross proceeds of $32,538,144.50.
(3)	We have paid a cash commission of 1.0% to Digital Offering on the sale of Shares in this Offering to date. We will pay a cash commission of 7.5% to Digital Offering on sales of the remaining Shares in this Offering from the date hereof and we will issue warrants (the "Agent Warrants") to Digital Offering to purchase that number of Shares equal to 1% of the total number of Shares sold in this Offering. Digital Offering has agreed to remit $140,000 of this cash commission to the Company as a rebate to be applied towards the Company's platform and marketing fees. The Agent Warrants and the Shares underlying the Agent Warrants will not be transferable for a period of six months after the date of Closing of the Offering (in compliance with FINRA Rule 5110(e)(1)) and the Agent Warrants will expire five years after commencement of sales in the Offering. The exercise price for the Agent Warrants will be the amount that is 100% of the offering price, or $3.59 per Share. Additionally, the Company shall be responsible for Digital Offering's reasonable legal costs up to an amount of $100,000. The maximum cash commission to the Lead Selling Agent will not exceed $1,834,021. See "Plan of Distribution" for details of compensation payable to the Selling Agent in connection with the Offering.
(4)	We estimate that, in addition to the selling commission payable to the Lead Selling Agent, total expenses of the Offering will be approximately $1,990,000, assuming this Offering is fully subscribed. Includes (i) the $40,000 onboarding fee paid by the Company to Equifund Technologies LLC ("Equifund"), (ii) an estimated $500,000 in investor fees of $50 per investor payable by the Company to Equifund (assuming 10,000 investors in this Offering), (iii) payment processing fees payable by the Company to Equifund of approximately $850,000, and (iv) estimated expenses of the Offering (including the EDGARization, filing, printing, legal, marketing, accounting and other miscellaneous expenses) of approximately $600,000. See "Plan of Distribution" for further details.
(5)	Assumes the Minimum Offering is completed, and 90,635 Agent Warrants are issued as partial compensation to the Selling Agent.
(6)	Assumes the Minimum Offering is completed and the exercise of all of the 90,635 Agent Warrants by the Selling Agent.
(7)	Total Offering price to the public is approximately $40,000,000, being the value of 11,142,061 shares of Common Stock for sale to investors at the Offering price of $3.59 per Share.
(8)	Assumes the Maximum Offering is completed, and 111,420 Agent Warrants are issued as partial compensation to the Selling Agent.
(9)	Assumes the Maximum Offering is completed and the exercise of all of the 111,420 Agent Warrants by the Selling Agent.

The Offering commenced on September 6, 2024, and a total of 4,996,697 Shares have been sold, leaving a balance of 6,145,364 Shares available for sale pursuant to the Offering. The Company expects that, in order to meet the Minimum Listing Standards of the NYSE American (including the financial integrity requirements comprising part of the Minimum Qualitative Standards), at least 4,066,853 additional Shares will have to be sold pursuant to the Offering for additional gross proceeds of $14,600,002.17. Therefore, the Minimum Offering shall consist of a total of 9,063,550 Shares for total minimum gross proceeds of $32,538,144.50.  If, on the next closing date we have achieved the Minimum Offering, then we intend to not hold any additional closings after that closing and to terminate the Offering even if we have sold less than the Maximum Offering.

We expect to commence the sale of the remaining Shares within two calendar days of the date (the "Qualification Date") on which the Post Qualification Offering Statement is qualified by the United States Securities and Exchange Commission (the "SEC" or the "Commission"). The Company has engaged Enterprise Bank & Trust (the "Escrow Agent") to hold funds tendered by investors.

All amounts in this Offering Circular are in United States dollars unless otherwise indicated. In some cases, Canadian dollars are used and prefaced, when necessary, with "CDN" to indicate non-US currency.

As described in more detail herein under the heading "Plan of Distribution - Exchange Listing," NYSE American will retain broad jurisdiction to determine whether a security that is approved for listing warrants continued trading and/or listing; in making this determination the NYSE American will take many factors into account, such as the degree of investor interest in the company, its prospects for growth, the reputation of its management, the degree of commercial acceptance of its products, and whether its securities have suitable characteristics for auction market trading.  Generally, for continued listing on the NYSE American, we must maintain at least 300 public shareholders, 200,000 publicly held shares, a market value of publicly held shares of at least $1 million, stockholders' equity of $2-$6 million depending on recent losses, and compliance with the exchange's low-price criteria, under which the NYSE American staff may deem a company's common stock unsuitable for continued listing if it trades for a substantial period of time at a low price per share (generally below $1.00).

Following the Offering and assuming the sale of the maximum number of Shares in the Offering for the Offering price per Share indicated on the cover page hereof, and further assuming the anticipated conversion of certain outstanding Debentures and a secured loan described herein under the heading "Capitalization," Rick Svetkoff, our President, Chief Executive Officer, Director, and Executive Chairman, will beneficially own 44.6% of the voting power of our outstanding capital stock.

The Shares will not be listed on the NYSE American upon the qualification by the SEC of the Post Qualification Offering Statement of which this Offering Circular forms a part. As a result, no sale may be made to you in this Offering, if you are a natural person, if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov. See "Plan of Distribution-Investment Limitations if We Do Not Obtain a Listing on a National Securities Exchange" beginning on page 40 of this Offering Circular for more information on investor suitability requirements.

This is a continuous offering pursuant to Rule 251(d)(3)(i)(F) of Regulation A. The Offering commenced on September 6, 2024, and a total of 4,996,697 Shares have been sold, leaving a balance of 6,145,364 Shares available for sale pursuant to the Offering. We will resume this Offering within two calendar days of the Qualification Date and will continue to offer the Shares for an indefinite period of time (which may exceed 30 days from the Qualification Date) until the Offering is terminated. This Offering will terminate on the earlier of (i) twelve (12) months following the Qualification Date, unless earlier terminated by the Company, (ii) the date on which the Maximum Offering is sold, or (iii) when the board of directors of the Company (the "Board") elects, in its sole discretion, to terminate the Offering (in each such case, the "Termination Date"). We intend to complete one final closing in this Offering after achieving the Minimum Offering. After the closing, funds tendered by investors will be made available to us. The minimum investment amount for an investor is $718; however, we reserve the right to waive this minimum in the sole discretion of our management.

This Offering is being conducted on a best-efforts basis. We intend to complete one final closing for this Offering and will determine the closing date at our discretion based on our review of subscriptions received and in consultation with Digital Offering. While we intend to close the Offering as soon as possible following the qualification of the Post Qualification Offering Statement by the SEC, we will not close the Offering until the Shares are approved for listing on NYSE American. As a result, we will not close this Offering until we can establish that we have met the Minimum Listing Standards. If we do not meet the Minimum Listing Standards by the Termination Date, we will terminate this Offering and all funds tendered by investors with their subscriptions will be promptly returned to such investors in accordance with Rules 10b-9 and 15c2-4 under the Exchange Act. Once we have determined to close the Offering, we will inform investors of such closing date and the listing date via e-mail at least seven calendar days prior to the closing date, at the e-mail addresses designated by such investors in their respective subscription agreements. For more information regarding subscriptions and subscription agreements, see the section titled "Plan of Distribution-Procedures for Subscribing" beginning on page 41 of this Offering Circular. On the closing date, funds tendered by investors with their subscriptions will be made available to us and we will issue such investors their respective Shares.

As described in more detail herein under the heading "Plan of Distribution - Other Procedures for Subscribing - Right to Revoke Subscriptions," notwithstanding the terms of the subscription agreement to the effect that you may revoke your subscription at any time prior to our acceptance and execution of your subscription agreement, you may revoke your subscription for our Common Stock up to 48 hours after your receipt of an e-mail from us stating the closing date of the Offering and listing date on NYSE American by requesting such revocation in writing pursuant to the terms of the subscription agreement.

INVESTING IN THE COMMON STOCK OF STARFIGHTERS SPACE, INC. IS SPECULATIVE AND INVOLVES SUBSTANTIAL RISKS. YOU SHOULD PURCHASE THESE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 13 TO READ ABOUT THE MORE SIGNIFICANT RISKS YOU SHOULD CONSIDER BEFORE INVESTING IN THE COMMON STOCK OF THE COMPANY.

FOR INDIVIDUALS WHO ARE NOT ACCREDITED INVESTORS, IF WE ARE NOT LISTED ON THE NYSE AMERICAN LLC, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A FOR GENERAL INFORMATION ON INVESTING. WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

THE SEC DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC; HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

IN THE EVENT THAT WE BECOME A REPORTING COMPANY UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), WE INTEND TO TAKE ADVANTAGE OF THE PROVISIONS THAT RELATE TO "EMERGING GROWTH COMPANIES" UNDER THE JUMPSTART OUR BUSINESS STARTUPS ACT OF 2012. SEE "IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY".

This offering circular follows the disclosure format of Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

This is a "best efforts" offering. The Offering commenced on September 6, 2024, and will end on the date we raise the maximum amount being offered, unless earlier terminated by the Company.

The approximate date of commencement of proposed sale to the public is  ________________, 2025.

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

We are offering to sell, and seeking offers to buy, our Securities only in jurisdictions where such offers and sales are permitted. Please carefully read the information in this Offering Circular and any accompanying Offering Circular supplements, which we refer to collectively as the "Offering Circular." You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date or as of the respective dates of any documents or other information incorporated herein by reference, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our Securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

This Offering Circular is part of an amended offering statement (the "Offering Statement") that we have filed with the Securities and Exchange Commission (the "SEC"). Periodically, we may provide an offering circular supplement that would add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The Offering Statement we have filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. The Offering Statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov.

Unless otherwise indicated, data contained in this Offering Circular concerning the markets relevant to the Company's business is based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context indicates otherwise, references to the "Company," "we," "our," and "us" refer to the activities of and the assets and liabilities of the business and operations of Starfighters Space, Inc., a corporation formed under the laws of the State of Delaware, and its wholly-owned subsidiaries: Starfighters International, Inc., a corporation formed under the laws of the State of Texas; and Starfighters International, Inc. and Starfighters, Inc., both corporations formed under the laws of the State of Florida.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. Some of the statements under "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Business" and elsewhere in this Offering Circular constitute forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "should," "will" and "would" or the negatives of these terms, or other comparable terminology. To the extent that the Offering Circular contains forward-looking statements regarding our business, please be advised that our actual financial condition, operating results, and business performance may differ materially from that projected or estimated by us in forward-looking statements.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in "Risk Factors" and elsewhere, identify important factors which you should consider in evaluating the Company's forward-looking statements. These factors include, among other things:

  The Company operates in an evolving industry, making it difficult for the Company to forecast revenue, plan expenses, and evaluate its business and future prospects;

  The Company has a history of losses and may not be able to achieve profitability;

  The Company's ability to raise capital and the availability of future financing;

  The Company's business involves significant risks and uncertainties that may not be covered by insurance;

  The Company's business with governmental entities is subject to the policies, regulations, mandates, and funding levels of such entities and may be negatively impacted by any change thereto;

  The Company may not be successful in developing new technology, and technology the Company does develop may not meet the needs of its customers;

  The Company operates in competitive industries in various jurisdictions across the world;

  The Company is highly dependent upon the services of Mr. Svetkoff, the Company's Chief Executive Officer, and if the Company is unable to retain Mr. Svetkoff, the Company's ability to compete could be harmed; and

  We depend on several specialized suppliers for the majority of specialized supply needs. Disruptions in the supply of key raw materials or component and difficulties in the supplier qualification process, as well as increases in prices of raw materials, could adversely impact the Company.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions, and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the Company discussed in the "Risk Factors" section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section above entitled "Cautionary Statement Regarding Forward-Looking Statements."

Company Information

Starfighters Space, Inc. ("Starfighters", the "Company", "we", "our", and "us") was founded and incorporated under the laws of the Delaware on September 6, 2022. The Company's goal is to make space accessible to entrepreneurs, researchers, industry participants, and the government at a high cadence and the right cost.

The Company's head office and mailing address is located at Reusable Launch Vehicle Hangar, Hangar Rd, Cape Canaveral, FL 32920, and the Company's phone number is 321-261-0900. The Company's registered and records office is located at 850 New Burton Road, Suite 201, Dover, Delaware 19904. The Company's website address is https://starfightersspace.com/. The information contained therein or accessible thereby shall not be deemed to be incorporated into this Offering Circular.

Intercorporate Relationships

The Company has three wholly owned subsidiaries: Starfighters International, Inc. ("Starfighters Texas"), which was incorporated pursuant to the laws of Texas on March 29, 2024, and was formerly known as "Starfighters Space Texas, Inc."; Starfighters International, Inc. ("Starfighters International"), which was incorporated pursuant to the laws of Florida on December 3, 2018; and Starfighters, Inc. ("SFI"), which was incorporated pursuant to the laws of Florida on November 16, 1995. SFI is owned indirectly by the Company through Starfighters International.

Set forth below is the organizational chart for the Company:

Our Business

The Company's mission statement is to make space accessible to entrepreneurs, researchers, industry, and government at a high cadence and the right cost.

Currently, Starfighters operates the world's only commercial fleet of flight-ready F-104 supersonic aircraft ("Lockheed F-104"). The Lockheed F-104 was developed as a supersonic aircraft for the United States Armed Forces. The single engine interceptor was favoured for its maximum altitude and climb performance. It was the first production aircraft to reach over MACH 2 in sustained, level flight, which was one of the key criteria as to why the NASA used the Lockheed F-104 for high-speed flight research at the Dryden Flight Research Center. The Lockheed F-104 also performed many safety chase missions in support of advanced research aircraft and provided a launch platform for sounding rockets.1 Test flights showed that a Lockheed F-104 launched single-stage Viper sounding rocket attain a maximum 112km in altitude.2 In total, the Lockheed F-104 flew over 18,000 missions for NASA. NASA retired the Lockheed F-104 in 1995,3 with transition to the McDonnell Douglas F/A-18 Hornet supersonic Aircraft.4

Recent increases in government expenditures and commercial investment are driving growth in the space economy.5 We believe this increase has created a demand for services similar to those that Lockheed F-104s formerly owned by the National Aeronautics and Space Administration ("NASA") used to provide. That demand is for commercial, research and defense technologies including hypersonic research.6 To the Company's knowledge, there is currently no other aircraft commercially available to the public with the capabilities of the Lockheed F-104 in terms of speed and climbing performance.

The Company has built a consistent business by providing pilot and astronaut training and in-flight testing related services (the "Historical Services"), delivering over its history, solutions for defense, civil, academic and commercial uses, and expects to continue to serve a range of customers in the private and public sectors. Furthermore, we believe the increased demand for space access, particularly in lower earth orbits as well as the government and private sector's focus on hypersonic research and development combine to create new opportunities for Starfighters Space (the "New Services").

The Company aims to address these needs through its existing fleet of seven Lockheed F-104 Aircraft, currently based at NASA's Kennedy Space Center and Midland International Air & Space Port, as well as through the acquisition of the Platform II Aircraft which the Company believes will provide more advanced capabilities and have a longer operating lifespan. Starfighters is providing its core group of Historical Services, while developing the capacity for New Services. The Company organizes its services into the following categories:

1 Jarosław Dobrzyński, Lockheed F-104 Starfighter, Yellow Series (Mushroom Model Publications, 2015).

2 F-104 Launched Sounding Rockets, The Unwanted Blog (Jun. 2, 2012), The Unwanted Blog.

3 F-104 Starfighter, NASA (Sept. 27, 2009), NASA.

4 Roy Bryant, The Lockheed F104s of NASAs Flight Research Center, Stars of NASA (Feb. 2004), Stars of NASA.

5 Space Foundation, The Space Report 2025 Q2 Highlights Record $613 Billion Global Space Economy for 2024, Driven by Strong Commercial Sector Growth (22 July 2025), online: <https://www.spacefoundation.org/2025/07/22/the-space-report-2025-q2/>. [https://perma.cc/V2HE-4EJT].

6 U.S. Naval Institute Staff, Report to Congress on Hypersonic Weapons, U.S. Naval Institute (Feb. 16, 2024, 12:27 PM), U.S. Naval Institute.

  Historical Services:

    Pilot and Astronaut Training;

    Launch Services and Access to Space; and

    In-flight Testing.

  New Services:

    Launch Services and "Access to Space" (commercial, academic, civil and government clients); and

    Airborne Testbed for Hypersonic Research and Development ("R&D") and Test and Evaluation ("T&E") Test Bed (commercial, academic, civil and government).

Risks Related to Our Business

Our business and our ability to execute our business strategy are subject to a number of risks, which are more fully described in the section titled "Risk Factors" beginning on page 13. These risks include, among others:

  The Company's business involves significant risks and uncertainties that may not be covered by insurance;

  The Company's business with governmental entities is subject to the policies, regulations, mandates, and funding levels of such entities and may be negatively impacted by any change thereto;

  The Company may not be successful in developing new technology, and technology the Company does develop may not meet the needs of its customers;

  The Company operates in competitive industries in various jurisdictions across the world;

  The Company is highly dependent upon the services of Mr. Svetkoff, the Company's President and Chief Executive Officer, and if the Company is unable to retain Mr. Svetkoff the Company's ability to compete could be harmed;

  If the Company cannot successfully protect its intellectual property, its business could suffer; and

  We depend on several specialized suppliers for the majority of specialized supply needs. Disruptions in the supply of key raw materials or component and difficulties in the supplier qualification process, as well as increases in prices of raw materials, could adversely impact the Company.

Our financial statements have been prepared assuming we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Our future viability is largely dependent upon our ability to raise capital to finance our operations. Our management expects that future sources of funding may include sales of equity, obtaining loans, or other strategic transactions. Although our management continues to pursue these plans, there is no assurance that we will be successful with this Offering or in obtaining sufficient financing on terms acceptable to us to continue to finance our operations, if at all. These circumstances raise substantial doubt on our ability to continue as a going concern, and our financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Implications of Being an Emerging Growth Company

The Company, as an issuer with less than $1.235 billion in total annual gross revenues during its last fiscal year, it will qualify as an "emerging growth company" under the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act") and this status will be significant. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, the Company:

  will not be required to obtain an auditor attestation on its internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;
  will not be required to provide a detailed narrative disclosure discussing its compensation principles, objectives and elements and analyzing how those elements fit with its principles and objectives (commonly referred to as "compensation discussion and analysis");
  will not be required to obtain a non-binding advisory vote from its shareholders on executive compensation or golden parachute arrangements (commonly referred to as the "say-on-pay," "say-on-frequency" and "say-on-golden-parachute" votes);
  will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;
  may present only two years of audited financial statements and only two years of related Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A"); and
  will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

The Company intends to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. The Company's election to use the phase-in periods may make it difficult to compare its financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, the Company may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after the Company's initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time should it no longer meet the definition of an emerging growth company. Note that this Offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the Offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that the Company would cease to be an "emerging growth company" if the Company has more than $1.235 billion in annual revenues, has more than $700 million in market value of its common stock held by non-affiliates, or issues more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to the Company due to the fact that it may also qualify, once listed, as a "smaller reporting company" under the Commission's rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

REGULATION A

We are offering Common Stock pursuant to rules of the SEC mandated under the JOBS Act. These offering rules are often referred to as "Regulation A." We are relying upon "Tier 2" of Regulation A, which allows us to offer securities of up to $75 million in a 12-month period.

In accordance with the requirements of Tier 2 of Regulation A, we are required to publicly file annual, semi-annual, and current event reports with the SEC, subject to certain conditions and restrictions under Regulation A.

THE OFFERING

Securities offered and price per Share:	A maximum of 11,142,061 shares of Common Stock (the "Shares") at an offering price of $3.59 per Share. The Offering commenced on September 6, 2024, and a total of 4,996,697 Shares have been sold, leaving a balance of 6,145,364 Shares available for sale pursuant to the Offering.

Best efforts offering:	We have engaged Digital Offering to act as Selling Agent to offer the Shares to prospective investors in this Offering on a "best efforts" basis, which means there is no guarantee that any minimum amount will be received by us in this Offering. See the section titled "Plan of Distribution" for additional information.
Our directors and officers shall be entitled to purchase Common Stock in the Offering.

Securities outstanding prior to this Offering:	21,716,897 shares of Common Stock, including 4,996,697 Shares that have already been sold pursuant to the Offering.

Securities outstanding after this Offering:	27,862,261 shares of Common Stock if the Maximum Offering is achieved and all of the remaining 6,145,364 Shares are sold.(1)

Use of Proceeds:	If we sell all of the 11,142,061 shares of Common Stock being offered, our net proceeds (after deducting fees and commissions and estimated Offering expenses) will be approximately $36,175,978. We will use these net proceeds towards our business strategy, including, without limitation, research and development, asset improvement and pilot training, sales and marketing efforts, capital expenditures, inventory purchases (consisting primarily of StarLaunch I rockets and related equipment to be acquired in connection with completing the FAA licensing process, and to provide satellite launch services following the acquisition of an FAA launch license), investor relations, the repayment of certain outstanding loans and general corporate purposes, and such other purposes described in the "Use of Proceeds" section of this Offering Circular.

Proposed Listing:	We have applied to list the Shares on the NYSE American under the symbol "FJET." The listing of the Shares on the NYSE American is a condition to the closing of this Offering.

Continuous Offering; Termination of the Offering:	This is a continuous offering pursuant to Rule 251(d)(3)(i)(F) of Regulation A. We will resume this Offering within two calendar days of the date (the "Qualification Date") on which by the SEC qualifies the Post Qualification Offering Statement of which this Offering Circular forms a part, and we will continue to offer the Shares for an indefinite period of time (which may exceed 30 days from the Qualification Date) until the Offering is terminated. This Offering will terminate on the earlier of (i) twelve (12) months after the commencement date of this Offering, unless earlier terminated or extended by the Company, (ii) the date on which the Maximum Offering is sold, and (iii) when the Board elects to terminate the Offering.

Closing of the Offering	We intend to complete one final closing for this Offering and will determine the closing date at our discretion based on our review of subscriptions received and in consultation with Digital Offering. While we intend to close the Offering as soon as possible following the qualification of the Post Qualification Offering Statement by the SEC, we will not close the Offering until the Shares are approved for listing on NYSE American. As a result, we will not close this Offering until we can establish that we have met the Minimum Listing Standards. If we do not meet the Minimum Listing Standards by the Termination Date, we will terminate this Offering and all funds tendered by investors with their subscriptions will be promptly returned to such investors in accordance with Rules 10b-9 and 15c2-4 under the Exchange Act. Once we have determined to close the Offering, we will inform investors of such closing date and the listing date via e-mail at least seven calendar days prior to the closing date, at the e-mail addresses designated by such investors in their respective subscription agreements. On the closing date, funds tendered by investors with their subscriptions will be made available to us and we will issue such investors their respective Shares.

Resale Restrictions:	See "Securities Being Offered - Resale Restrictions" on page 90.

Risk Factors:	Investing in our Common Stock involves a high degree of risk. See "Risk Factors" starting on page 13.

Notes:

(1) In addition, as of the date of this Offering Circular: (a) we have (i) 18,150,000 Warrants outstanding, and (ii) Debentures in the principal amount of $7,469,825 outstanding; and (b) our subsidiary, SFI, is the debtor under a secured loan advanced by Space Florida in the principal amount of $1,436,001.  If the Offering is completed and the Company's application to list its Common Stock on the NYSE American is successful, it is anticipated that the Company will issue: (a) approximately 3,467,885 shares of Common Stock upon automatic conversion of the Debentures; (b) approximately 405,900 shares of Common Stock to pay and settle the Space Florida loan; and (c) such additional shares of Common Stock as will be issuable upon conversion of additional interest that will accrue to the date of such conversions.  See "Capitalization."

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this Offering Circular, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the price of our Common Stock could decline, and you may lose all or part of your investment. See "Cautionary Statement Regarding Forward-Looking Statements" above for a discussion of forward-looking statements and the significance of such statements in the context of this Offering Circular.

Risks Related to our Business and Industry

We are operating in an evolving industry, which makes it difficult to forecast our revenue, plan our expenses and evaluate our business and future prospects.

We are operating in a rapidly evolving industry that may not develop in a manner favorable to our business. While our business has grown rapidly, and much of that growth has occurred in recent periods, the markets for launch services, space systems, spacecraft components and space data applications may not continue to develop in a manner that we expect or that otherwise would be favorable to our business. As a result of uncertainty in the new and evolving industry in which we operate, our ability to forecast our future results of operations and plan for and model future growth is limited and subject to a number of uncertainties. We have encountered and expect to continue to encounter risks and uncertainties frequently experienced by growing companies in rapidly evolving industries, such as the risks and uncertainties described herein. Accordingly, we may be unable to prepare accurate internal financial forecasts or replace anticipated revenue that we do not receive as a result of delays arising from these factors, and our results of operations in future reporting periods may be below the expectations of investors or analysts. If we do not address these risks successfully, our results of operations could differ materially from our estimates and forecasts or the expectations of investors or analysts, causing our business to suffer.

A significant portion of our business model is dependent upon the ongoing development of certain key technologies, which will require increased investment and operating expenses in the future, which may in turn impact our ability to reach and maintain revenue and profitability milestones.

The success of the Company's business plan relies significantly on its ability to complete its development and launch, first to suborbital space and then to low earth orbit, payload delivery platform. Historically, the Company has generated revenue from other lines of business which, while related, will require extensive additional investment to get to market. While the Company's business and mission has evolved, it has historically generated less than $1,000,000 revenue and other income annually, operating at break even or loss. We incurred a net loss of of $1,813,781 and $4,211,409 for the three and six months ended June 30, 2025, respectively, a net loss of $7,908,777 for the fiscal year ended December 31, 2024, and a net loss of $4,681,583 for the fiscal year ended December 31, 2023. We expect to continue to incur increased net losses for the next several years and we may not achieve or maintain profitability in the future. We believe there is a significant market opportunity for our business, and we intend to invest aggressively to capitalize on this opportunity. Due to the evolving nature of the markets in which the Company operates, it is difficult for us to predict our future results of operations or the limits of our market opportunity. We expect our operating expenses to significantly increase as we make significant investments in research and development, equipment, infrastructure, and personnel that we believe will be necessary to develop our capabilities, expand and support our operations and infrastructure, further develop our rocket and delivery platforms and otherwise compete effectively in our chosen markets. Furthermore, these efforts could be more costly than we expect and therefore negatively impact our financial and business performance. In addition, as we grow we will incur additional significant legal, accounting, and other expenses that we did not incur as a smaller company. If our revenue does not increase to offset these expected increases in our operating expenses, we will not be profitable in future periods. Any failure to increase our revenue sufficiently to keep pace with our investments and other expenses could prevent us from achieving or maintaining profitability or positive cash flow on a consistent basis. If we are unable to successfully address these risks and challenges as we encounter them, our business, results of operations, and financial condition could be adversely affected. There is no assurance that we will ever achieve or sustain profitability and may continue to incur significant losses going forward. Any failure by us to achieve or sustain profitability on a consistent basis could cause the value of our Common Stock to decline.

We will require significant capital investment in order to meet our objectives, and lack of that investment or the success of the execution of our plan may impact our ability to continue as a going concern.

Since inception, the Company has generated revenues and other income of less than $1,000,000 annually from its “non-payload launch” business, operating as a smaller, privately held concern with no outside investment. The execution of the Company’s vision and mission to utilize its current assets and experience to build its space payload launch platform will require significant investment, resulting in net losses for the Company’s fiscal period ended June 30, 2025, primarily as a result of increased expenses related to the Company’s operations and go-forward business model. There can be no assurances that we will be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or obtain funding from this Offering or additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on acceptable terms. These conditions raise substantial doubt about our ability to continue as a going concern. If adequate working capital is not available, we may be forced to discontinue operations, which would cause investors to lose their entire investment. Our auditors have indicated that these conditions raise substantial doubt about the Company’s ability to continue as a going concern.

Our ability to execute on our business plan to become a provider of low earth orbit satellite launch services is dependent us obtaining and maintaining licenses, waivers, certifications, permits and authorizations, including the requisite launch licenses from the Federal Aviation Administration (the "FAA") Office of Commercial Space Transportation (the "AST").

Our ability to execute our business plan depends on achieving certain certifications and licenses from the FAA AST as well as potentially other agencies and operators. Obtaining these certifications or licenses will require the Company to successfully execute certain tests or achieve certain technical, business and performance milestones, some of which may require the testing of certain components of our platform that are currently operational, proposed, or in development. In furtherance of obtaining licensing, we are currently (i) preparing the requisite documentation to submit to the FAA's Office of Commercial Space Transportation, and (ii) scheduling the required wind tunnel and drop testing. There is no guarantee that we will successfully meet these requirements or milestones in a timely manner, the failure to of which could materially impact the Company's ability to operate our business.

Our business relationships with various governmental and private entities are subject to the policies, priorities, regulations, mandates and funding levels of such entities and may be negatively or positively impacted by any change thereto.

Historically, a portion of our revenues have been derived from government contracts or related agreements from contracts with the U.S. government and its agencies or from subcontracts with other U.S. government contractors. While we expect these revenues to continue to grow as we expand our service, there are many contingencies that might adversely affect our existing agreements or our ability to qualify for new agreements. We expect these revenues to continue to grow as we expand our services. Our contracts with the U.S. government may be fixed-price contracts. Under firm fixed-price contracts, work performed and products shipped are priced at a fixed amount without adjustment for actual costs incurred in connection with the contract. Therefore, we bear the risk of loss if costs increase.

Changes in government policies, priorities, regulations, government agency mandates, funding levels through agency budget reductions, the imposition of budgetary constraints, or a decline in government support or deferment of funding for programs in which we or our customers participate could result in contract terminations, delays in contract awards, reduction in contract scope, performance penalties or breaches of our contracts, the failure to exercise contract options, the cancellation of planned procurements, and fewer new business opportunities, all of which could negatively impact our business, financial condition, results of operations and cash flows.

We are subject to the procurement policies and procedures set forth in the Federal Acquisition Regulation ("FAR"). The FAR governs aspects of U.S. government contracting, including contractor qualifications and acquisition procedures. The FAR provisions in U.S. government contracts must be complied with in order for the contract to be awarded and provides for audits and reviews of contract procurement, performance, and administration. Failure to comply with the provisions of the FAR could result in contract termination.

In addition, contracts with any government, including the U.S. government, may be terminated or suspended by the government at any time and could result in significant liability obligations for us. Remedies for termination may fall short of the financial benefit associated with full completion and operation of a contract. In addition, we may not be able to procure new contracts to offset the revenue or backlog lost as a result of any termination of government contracts. The loss of one or more large contracts could have a material adverse impact on our business, financial condition, results of operations and cash flows.

Our ability to pursue many of our business activities is regulated by various agencies and departments of the U.S. government and, in certain circumstances, the governments of other countries. Commercial space launches require licenses from the U.S. Department of Transportation ("DoT") and the FAA AST. The Federal Communications Commission also requires licenses for radio communications during our rocket launches. Our classified programs require that we and certain of our employees maintain appropriate security clearances. We also require export licenses from the U.S. Department of State ("DoS"), the U.S. Department of Commerce ("DoC") and, occasionally, the governments of other countries with respect to transactions we have with foreign customers or foreign subcontractors.

The Company has also worked with foreign governments or entities in the pursuit of its business initiatives. Our ability to operate may be negatively impacted by a change in the relationship status between the U.S. government or government agencies and any other country where we might engage in business in the future.

Our future revenue and operating results are dependent on our ability to generate a sustainable order rate for our products and services and develop new technologies to meet the needs of our customers or potential new customers.

Our financial performance is dependent on our ability to generate a sustainable order rate for our products and services. This can be challenging and may fluctuate on an annual basis as the number of contracts awarded varies. If we are unable to win new awards or execute existing contracts as expected, our business, results of operations, and financial position could be further adversely affected.

The rocket launch services, mission services, satellite, and satellite component industries are each characterized by development of technologies to meet changing customer demand for complex and reliable products and services. Our products and services embody complex technology and may not always be compatible with current and evolving technical standards and systems developed by others. Failure or delays to meet the requisite and evolving industry or user standards could have a material adverse effect on our business, results of operations, and financial condition.

Our business critically depends upon our ability to develop, produce, test and successfully deploy our platform, which requires continued development in order to be proven to deliver our solution and stay relevant as the market demands change and mature.

The Company is still in the early stage of development of several of our core systems, including the development, testing, certifying and licensing our rocket family (referred to as "StarLaunch"), a core component of our delivery platform. We have previously experienced, and may experience in the future, delays or other complications in the design, manufacture and commercialization of our platform and services. If we fail to develop and successfully commercialize new technologies, if we fail to develop such technologies before our competitors, or if such technologies fail to perform as expected, or are inferior to those of our competitors, our business, financial condition and results of operations could be materially and adversely impacted.

We expect to derive a substantial amount of our revenues from only a core group of major customers. Our inability to attract new customers, a loss of, or default by, one or more of our customers, or a material adverse change in any such customer's business or financial condition, could materially reduce our future revenues.

Currently, while the overall market opportunity is significant and growing, there is a small group of potential customers for the Company. The failure to attract customers, or to perform for one customer could negatively influence our ability to attract business from others. Furthermore, many of our customers are involved in initiatives that could be impacted by a range of risk factors. Should one of more of our customers experience a downturn in their business or find themselves in financial difficulties, this could result in their ceasing or reducing their use of our services or becoming unable to pay for services they had contracted to buy. In addition, some of our customers' industries are undergoing significant consolidation, and our customers may be acquired by each other or other companies, including by our competitors. Such acquisitions could adversely affect our ability to sell services to such customers and to any end-users whom they may serve. Some customers have in the past defaulted, and our customers may in the future default, on their obligations to us due to bankruptcy, lack of liquidity, operational failure, or other reasons. Such defaults could adversely affect our revenues, operating margins and cash flows.

Disruptions in U.S. government operations and funding could have a material adverse effect on our revenues, earnings and cash flows, and otherwise adversely affect our financial condition.

Any disruptions in federal government operations could have a material adverse effect on our revenues, earnings, and cash flows. A prolonged failure to maintain significant U.S. government operations, particularly those pertaining to our business, could have a material adverse effect on our revenues, earnings, and cash flows. Continued uncertainty related to recent and future government shutdowns, the budget and/or the failure of the government to enact annual appropriations, such as long-term funding under a continuing resolution, could have a material adverse effect on our revenues, earnings and cash flows. Additionally, disruptions in government operations may negatively impact regulatory approvals and guidance that are important to our operations.

We may not be successful in developing new technology, and the technology we are successful in developing may not meet the needs of our customers or potential new customers.

The markets in which we operate are characterized by changing technology and evolving industry standards, and we may not be successful in identifying, developing and marketing products and services that respond to rapid technological change, evolving technical standards and systems developed by others. Our competitors may develop technology that better meets the needs of our customers. If we do not continue to develop, manufacture, and market innovative technologies or applications that meet customers' requirements, sales may suffer and our business may not continue to grow in line with historical rates or at all. If we are unable to achieve sustained growth, we may be unable to execute our business strategy, expand our business, or fund other liquidity needs, and our business prospects, financial condition and results of operations could be materially and adversely affected.

We operate in highly competitive industries and in various jurisdictions across the world which may cause us to have to reduce our prices.

We operate in an industry where many of our competitors are larger and have substantially greater resources than we have. We may also face competition in the future from emerging low-cost competitors. Competition in the suborbital and low earth orbit payload launch and related launch services business is becoming increasingly diverse, and while our current competitors offer different products and services, there can often be competition for contracts.

In addition, some of our foreign competitors currently benefit from, and others may benefit in the future from, protective measures by their home countries where governments are providing financial support, including significant investments in the development of new technologies. Government support of this nature greatly reduces the commercial risks associated with rocket launch, satellite and satellite component development activities for these competitors. This market environment may result in increased pressures on our pricing and other competitive factors.

To become and remain competitive, the Company will require capital for research and development, asset improvement and pilot training, sales and marketing efforts, capital expenditures, inventory purchases, investor relations, the repayment of outstanding loans and general corporate purposes. The Company may not have sufficient resources to maintain its operations on a competitive basis, which could materially and adversely affect the business, financial condition, results of operations or prospects of the Company.

We often rely on a single vendor or a limited number of vendors to provide certain key products or services and the inability of these key vendors to meet our needs could have a material adverse effect on our business.

Historically, we have contracted with a single vendor or a limited number of vendors to provide certain key products or services, such as our StarLaunch rocket development, which is a core component of our development and platform solution. As part of our business philosophy, we outsource the development of certain critical components of our products and services. While we believe that this approach gives us certain advantages, we recognize that it can also create dependencies on third parties that can negatively and critically impact our business. In addition, our manufacturing operations depend on specific technologies and companies for which there may be a limited number of vendors. If these vendors are unable to meet our needs because they fail to perform adequately, are unable to match new technological requirements or problems, or are unable to dedicate engineering and other resources necessary to provide the services contracted for, our business, financial position and results of operations may be adversely affected. While alternative sources for these products, services, and technologies may exist, we may not be able to develop these alternative sources quickly and cost-effectively, which could materially impair our ability to operate our business. Furthermore, these vendors may request changes in pricing, payment terms, or other contractual obligations, which could cause us to make substantial additional investments.

We depend on several specialized suppliers for the majority of specialized supply needs. Disruptions in the supply of key raw materials or components and difficulties in the supplier qualification process, as well as increases in prices of raw materials, could adversely impact us.

We depend on several specialized suppliers for the majority of specialized supply needs. We obtain our replacement and spare parts, components, sub systems, and equipment from suppliers that we believe to be reliable and reputable. The majority of our requirements are consumables in nature, including liquid oxygen, fuel, and tires. The first two of these items are supplied by Kennedy Space Center space port services. Disruptions in the supply of key raw materials or components and difficulties in the supplier qualification process, as well as increases in prices of raw materials, could adversely impact us.

Many raw materials, major components, and product equipment items are procured or subcontracted on a single or sole-source basis. Although we believe that sources of supply for raw materials and components are generally adequate, it is difficult to predict what effects shortages or price increases may have in the future. Our ability to manage inventory and meet delivery requirements may be constrained by our suppliers' inability to scale production and adjust delivery of long-lead time products during times of volatile demand. Our inability to fill our supply needs would jeopardize our ability to fulfill obligations under commercial and government contracts, which could, in turn, result in reduced sales and profits, contract penalties or terminations, and damage to customer relationships, and could have a material adverse effect on our operating results, financial condition, or cash flows.

Key raw materials and components used in our operations include composite materials, electronic, electro-mechanical and mechanical components, fuel systems, maintenance components, systems and subsystems that must be successfully integrated into finished products and systems. We are impacted by increases in the prices of raw materials used in production on fixed-price business. We monitor sources of supply to attempt to assure that adequate raw materials and other components and supplies needed in manufacturing processes are available. Prolonged disruptions in the supply of any of our key raw materials or components, difficulty completing qualification of new sources of supply, implementing use of replacement materials, components or new sources of supply, or a continuing increase in the prices of raw materials, energy, or components could have a material adverse effect on our operating results, financial condition, or cash flows.

The expansion of our operations subjects us to additional risks that can adversely affect our operating results.

We contemplate further expansion of our operations as part of our growth strategy, further research and development, geographic expansion, services expansion and other potentially critical necessities. Our current and contemplated operations subject us to a variety of risks, including:

  recruiting and retaining talented and capable management, pilots, engineers and employees;

  competition from other companies with significant market share in those markets and with better understanding of demand;

  difficulties in enforcing contracts, collecting accounts receivables, and longer payment cycles;

  regulatory, political or contractual limitations on our ability to operate in certain foreign markets, including trade barriers such as export requirements, tariffs, taxes and other restrictions and expenses;

  compliance with anti-bribery laws, including without limitation the Foreign Corrupt Practices Act;

  varying security laws and regulations in the United States and other countries;

  differing regulatory and legal requirements and possible enactment of additional regulations or restrictions on the use, import or export of our products and services, which could delay or prevent the sale or use of our products and services in some jurisdictions;

  currency translation and transaction risk, which may negatively affect our revenue, cost of net revenue, and gross margins, and could result in exchange losses;

  heightened exposure to political instability, war and terrorism;

  access to launch capacity at government-controlled launch sites, such as the Kennedy Space Center and the Space Force's Launch Range Delta 45 at the Cape Canaveral Space Force Station;

  the Company's ability to expand geographically;

  weaker protection of intellectual property rights in some countries; and

  overlapping of different tax regimes.

Any of these risks could harm our operations and reduce our sales, adversely affecting our business, operating results, financial condition and growth prospects.

Our fleet of supersonic aircraft requires continued sourcing and inventory evolution, regular maintenance and the upgrading or replacement of aging parts, and our inability to add to and upgrade our fleet, find qualified technicians or source replacement parts may result in some of our aircraft being inoperable for extended periods of time or permanently decommissioned, the occurrence of which can materially and adversely affect our operations.

A core part of our overall platform is our use of high-performance aircraft, which were originally manufactured between 1963 and 1969, and which have been decommissioned from the military and retrofitted for use as the first stage vehicle of our platform. Given the age of our existing aircraft, we have sought to acquire additional aircraft to support our mission. While we expect to be able to add to our fleet, there is no guarantee that more aircraft can be successfully added. Today, the Company's fleet consists of seven Lockheed F-104s, with 1-seat and 2-seat configurations. These aircraft have been upgraded over the years both before and after their acquisition by the Company. However, as with any aircraft, it is critical to maintain and upgrade while also assuring that there are appropriate spare parts to service. We designate the 1-seat aircraft as core launch vehicles and 2-seat aircraft as training, testing, and support vehicles. Each aircraft goes through rigorous testing and upgrades from avionics to safety systems. We maintain over 20 spare engines as well as brakes, tires and other components. While it is not necessarily unusual for a specific aircraft to have a long lifespan, these aircraft require a significant surplus of spare parts in order to maintain air worthiness. While we have sourced what we believe is a 10-year operating backlog of supplies and parts, there is no guarantee that there will be sufficient supply of parts and supplies to continue to support the functional capabilities of our aircraft. We have designed our platform to support optimized cadence (repetitive takeoff and delivery) and built our model using our current fleet. However, during any period of time in which one or more of our aircraft are not operational, we may lose most or all of the revenue that otherwise would have been derived from such aircraft. If one or more of our aircraft experiences significant damage or deterioration such that it is no longer operational and must be permanently decommissioned, it could significantly impact our business, prospects and profitability.

We are currently evaluating options and have engaged in preliminary negotiations to acquire additional newer model aircraft ("Platform II Aircraft") to modernize our fleet and minimize risks related to our currently aging fleet. The availability of aircraft which have comparable abilities to the Lockheed F-104 aircraft which are able to be purchased by civilians is very limited, and we may be unable to secure an agreement to acquire the Platform II Aircraft on acceptable financial terms, or at all. In order to acquire the Platform II Aircraft, we may be required to raise additional capital through debt or equity financings, and there is no assurance we will be able to secure sufficient additional capital. In addition, we believe that that the Platform II Aircraft would, like the Lockheed F-104, be decommissioned military aircraft which are no longer being manufactured.7 There is no assurance that we would be able to secure a sufficient supply of parts and supplies to continue to support the functional capabilities of the Platform II Aircraft, if acquired. Our inability to acquire the Platform II Aircraft, repair or replace damaged existing aging Aircraft, or correct any other technical problem in a timely manner could result in a significant loss of revenue.

7 F-104 Starfighter, Lockheed Martin (Oct. 1, 2020), Lockheed Martin.

The payloads and related solutions and systems that we may contract to deliver are subject to manufacturing and launch delays, mission and strategy shifts, damage or destruction during pre-launch operations, launch failures and incorrect orbital placement, the occurrence of which can materially and adversely affect our operations.

While we are a payload delivery service provider for third parties and do not currently plan on developing our own satellites, we are dependent on such third parties for the timely delivery of their payloads and delivery requirements. Delays in the manufacturing of satellites or other payloads, launch delays, damage or destruction during pre-launch operations, launch failures or incorrect orbital placement could have a material adverse effect on our business, financial condition and results of operations. The loss of, or damage to, a payload due to a launch failure could result in significant delays in anticipated revenue as well as impact our reputation across the industry. Any launch delay, launch failure, underperformance, delay, or perceived delay could have a material adverse effect on our results of operations, business prospects and financial condition.

Our revenue, results of operations and reputation may be negatively impacted if our platform fails to operate in the expected manner.

Our platform consists of both manned and unmanned components. Launches are technologically complex procedures and may be disrupted by any number of issues including weather, facility access and scheduling, and demand priority, which may impact our ability to deliver our service in a timely manner. Sophisticated software used in our products and services may contain defects that can unexpectedly interfere with the software's intended operation, while physical elements may be impacted by a range of performance issues. Defects or other delivery delays may also occur in components and products that we purchase from third parties. Our services require the third-party development of rockets that must function under demanding and unpredictable operating conditions and in harsh and potentially destructive environments. Our products and services may not be successfully implemented, pass required acceptance criteria, or operate or give the desired output, or we may not be able to detect and fix all defects in rockets and systems we sell and/or use. Failure to do so could result in lost revenue and damage to our reputation and may adversely affect our ability to win new contract awards.

Our business involves significant risks and uncertainties that may not be covered by insurance.

A significant portion of our business relates to designing, developing and manufacturing advanced rocket technology products and services. New technologies may be untested or unproven. Failure of some of these products and services could result in extensive property damage. Accordingly, we may incur liabilities that are unique to our products and services.

The amount of insurance coverage that we maintain may not be adequate to cover all claims or liabilities. Existing coverage may be canceled while we remain exposed to the risk and it is not possible to obtain insurance to protect against all operational risks, natural hazards and liabilities.

The price and availability of insurance fluctuate significantly. Insurance market conditions or factors outside our control at the time we are in the market for the required insurance, such as failure of our aircraft and rockets, could cause premiums to be significantly higher than current estimates and could reduce amounts of available coverage. The cost of our insurance has been increasing and may continue to increase. Higher premiums on insurance policies will reduce our operating income by the amount of such increased premiums. If the terms of insurance policies become less favorable than those currently available, there may be limits on the amount of coverage that we can obtain or we may not be able to obtain insurance at all.

While we endeavor to maximise the benefits of insurance protection such as business interruption insurance, it is not always feasible to obtain certain policies. Given the evolution of the industry, any business interruption losses could exceed the coverage available or be excluded from our insurance policies. Any disruption of our ability to operate our business could result in a material decrease in our revenues or significant additional costs to replace, repair, or insure our assets, which could have a material adverse impact on our financial condition and results of operations.

Interruption or failure of our infrastructure could hurt our ability to effectively perform our daily operations and provide and produce our products and services, which could damage our reputation and harm our operating results.

We are vulnerable to natural disasters and significant disruptions including hurricanes, tsunamis, floods, earthquakes, fires, water shortages, other extreme weather conditions, epidemics or pandemics, acts of terrorism, power shortages and blackouts, aging infrastructures and telecommunications failures. In the event of such a natural disaster or other disruption, we could experience: disruptions to our operations or the operations of suppliers, subcontractors, distributors or customers; destruction of facilities; and/or loss of life.

The availability of many of our products and services depends on the continuing operation of our information technology and communications systems. Any downtime, damage to, or failure of our systems could result in interruptions in our operations and services, which could reduce our revenue and profits. Our systems are vulnerable to damage or interruption from hurricanes, floods, fires, power loss, aging infrastructure, telecommunications failures, computer viruses, computer denial of service attacks, or other attempts to harm our systems. An infrastructure failure could result in the destruction of our Aircraft, rockets, and other components being manufactured or in inventory, manufacturing delays, or additional costs. The occurrence of any of the foregoing could result in lengthy interruptions in our operations and services and/or damage our reputation, which could have a material adverse effect on our financial condition and results of operations.

Any significant disruption in or unauthorized access to our computer systems or those of third parties that we utilize in our operations, including those relating to cybersecurity or arising from cyber-attacks, could result in a loss or degradation of service, unauthorized disclosure of data, or theft or tampering of intellectual property, any of which could materially adversely impact our business.

Our operations, products, services and intellectual property are inherently at risk of disruption, loss, inappropriate access, or tampering by both insider threats and external bad actors. In particular, our operations face various cyber and other security threats, including attempts to gain unauthorized access to sensitive information, intellectual property and networks. In addition, insider threats, threats to the safety of our directors and employees, threats to the security of our facilities, infrastructure, and supply chain, and threats from terrorist acts or other acts of aggression could have a material adverse impact on our business.

Our customers and suppliers face similar threats. Customer or supplier proprietary, classified, or sensitive information stored on our networks is at risk. Assets, intellectual property and products in customer or supplier environments are also inherently at risk. We also have risk where we have access to customer and supplier networks and face risks of breach, disruption, or loss as well.

Our systems and processes can be attacked by third parties to obtain access to our data, systems and assets. The techniques used to gain unauthorized access are constantly evolving, and we may be unable to anticipate or prevent all unauthorized access, disruption, loss, or harm. Because of our highly desired intellectual property and our support of the U.S. government and other governments, we (and our customers and suppliers) may be a particularly attractive target for such attacks by hostile foreign governments. We cannot offer assurances that future attacks will not materially adversely affect our business.

A security event or other significant disruption of our operations, systems, assets, products, or services could:

  disrupt the proper functioning of our networks, applications and systems and therefore our operations and/or those of certain of our customers or suppliers;

  result in the unauthorized access to, and destruction, loss, theft, misappropriation, or release of, our, our customers', or our suppliers' proprietary, confidential, sensitive or otherwise valuable information, including trade secrets, which others could use to compete against us or for disruptive, destructive or otherwise harmful purposes and outcomes;

  destroy or degrade assets including space, ground and intellectual property assets;

  manipulate or tamper with our operations, products, services or other systems delivered to our customers or suppliers;

  compromise other sensitive government functions; and

  damage our reputation with our customers (particularly agencies of various governments) and the public generally.

A security event that involves classified or other sensitive government information or certain controlled technical information could subject us to civil or criminal penalties and could result in loss of security clearances and other accreditations, loss of our government contracts, loss of access to classified information, loss of export privileges or debarment as a government contractor.

Our technology may violate the proprietary rights of third parties, which could have a negative impact on our operations.

If any of our technology violates proprietary rights, including copyrights and patents, third parties may assert infringement claims against us. Certain software modules and other intellectual property used by us or in rockets and systems make use of or incorporate licensed software components and other licensed technology. These components are developed by third parties over whom we have no control. Any claims brought against us may result in limitations on our ability to use the intellectual property subject to these claims. We may be required to redesign our rockets and systems or to obtain licenses from third parties to continue our offerings without substantially re-engineering such rockets or systems. Our intellectual property rights may be invalidated, circumvented, challenged, infringed or required to be licensed to others. An infringement or misappropriation could harm any competitive advantage we currently derive or may derive from our proprietary rights.

Indemnity provisions in certain agreements potentially expose us to losses.

Our agreements with certain third parties include indemnification provisions, under which we agree to indemnify them for losses suffered or incurred as a result of damages caused by us to property or persons, which, in certain instances, may include losses related to intellectual property infringement. The terms of these indemnity provisions generally survive for a certain period of time after execution of the corresponding agreement. Any dispute with a third party with respect to such obligations could have adverse effects on our relationship with that party and any potential indemnity payment could harm our business, operating results and financial condition.

We may not have adequate capital to fund our business and may need substantial additional funding to continue operations. We may not be able to raise capital when needed, if at all, which would force us to delay, reduce or eliminate our business development efforts and could cause our business to fail.

We have limited capital available to us, to the extent that we raise capital from this Offering. If our entire original capital is fully expended and additional costs cannot be funded from borrowings or capital from other sources, then our financial condition, results of operations, and business performance would be materially adversely affected. We may require additional capital for the development of our business operations. We may also encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may increase our capital needs and/or cause us to spend our cash resources faster than we expect. Accordingly, we will need to obtain additional funding in order to continue our operations. We may not be able to raise needed additional capital or financing due to market conditions or for regulatory or other reasons. We cannot assure that we will have adequate capital to conduct our business. If additional funding is not obtained, we may need to reduce, defer or cancel business development efforts, or overhead expenditures to the extent necessary. The failure to fund our operating and capital requirements could have a material adverse effect on our business, financial condition, and results of operations.

Uncertain global macro-economic and political conditions could materially adversely affect our results of operations and financial condition.

Our results of operations are materially affected by economic and political conditions in the United States and internationally, including inflation, deflation, interest rates, availability of capital, energy and commodity prices, trade laws and the effects of governmental initiatives to manage economic conditions. Current or potential customers may delay or decrease spending on our products and services as their business and/or budgets are impacted by economic conditions. The inability of current and potential customers to pay us for our products and services may adversely affect our earnings and cash flows.

If we are unable to hire, retain or motivate qualified personnel, consultants, independent contractors, and advisors, we may not be able to grow effectively.

Our performance will be largely dependent on the talents and efforts of highly skilled individuals. The loss of one or more members of our management team or other key employees or consultants could materially harm our business, financial condition, results of operations and prospects. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly qualified personnel for all areas of our organization. We face competition for personnel and consultants from other companies, universities, public and private research institutions, government entities and other organizations. If we do not succeed in attracting excellent personnel or in retaining or motivating them, we may be unable to grow effectively. In addition, our future success will depend in large part on our ability to retain key consultants and advisors. We cannot assure that any skilled individuals will agree to become an employee, consultant, or independent contractor of the Company. Our inability to retain their services could negatively impact our business and our ability to execute our business strategy.

We are highly dependent on the services of Rick Svetkoff, our President and Chief Executive Officer, and if we are unable to retain Mr. Svetkoff, our ability to compete could be harmed.

Our success depends, in part, on our ability to retain our key personnel. We are highly dependent on the services of Rick Svetkoff, our President and Chief Executive Officer. Mr. Svetkoff is the source of many, if not most, of the ideas and execution driving our Company. We currently do not have a written employment or consulting agreement with Mr. Svetkoff, and accordingly, the terms of his engagement with the Company are not well defined. We intend to negotiate a formal agreement with Mr. Svetkoff following completion of this Offering, but there is no assurance that we will be able to do so. If we are unable to reach an agreement for the continued service of Mr. Svetkoff, or if he were to otherwise discontinue his service to us due to death, disability, retirement or any other reason, we would be significantly disadvantaged. We do not currently maintain a key person life insurance policy with respect to Mr. Svetkoff.

Failure to develop our internal controls over financial reporting as we grow could have an adverse impact on us.

As our Company matures, we will need to continue to develop and improve our current internal control systems and procedures to manage our growth. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish appropriate controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition, or results of operations. In addition, management's assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management's assessment of our internal controls over financial reporting or disclosure of our public accounting firm's attestation to or report on management's assessment of our internal controls over financial reporting may have an adverse impact on the price of our Common Stock.

Failure to comply with United States federal and state laws relating to employment could subject us to penalties and other adverse consequences.

We are subject to various employment-related laws in the jurisdictions in which our employees are based. We face risks if we fail to comply with applicable United States federal or state wage laws and wage laws of the international jurisdictions where we currently operate or may operate in the future. Any violation of applicable wage laws or other labor- or employment-related laws could result in complaints by current or former employees, adverse media coverage, investigations and damages or penalties which could have a materially adverse effect on our reputation, business, financial condition and results of operations. In addition, responding to any such proceedings may result in a significant diversion of management's attention and resources, significant defense costs and the incurrence of other professional fees.

Changes to applicable United States tax laws and regulations or exposure to additional income tax liabilities could affect our business and future profitability.

Since all of our operations are located in the United States, we are subject to various United States federal, state and local taxes. New laws and policy relating to taxes may have an adverse effect on our business and future profitability. Further, existing tax laws, statutes, rules, regulations or ordinances could be interpreted, changed, modified or applied adversely to us.

We are unable to predict the extent to which epidemics, pandemics, and similar outbreaks, including the global COVID-19 pandemic, may adversely impact our business operations, financial performance, results of operations and stock price.

The Company's business could be significantly adversely affected by the outbreak of epidemics, pandemics, or similar outbreaks, including any outbreak of additional strains of COVID-19. Global reactions to the spread of COVID‐19 led to, among other things, significant restrictions in many jurisdictions on travel and gatherings of individuals, quarantines, temporary business closures and a general reduction in consumer activity. Such epidemics, pandemics or similar outbreaks could materially and adversely impact the Company's business, including without limitation, employee health, workforce availability and productivity, limitations on travel, supply chain disruptions, increased insurance premiums, and increased costs and reduced efficiencies. More broadly, such an outbreak could disrupt economic activity, resulting in reduced commercial and consumer confidence and spending, volatility in the global economy, and instability in the credit and financial markets, all of which could have an adverse impact on the Company's business, results of operations and financial condition.

Risks Related to the Offering

There is no minimum capitalization required in this Offering.

If our Common Stock is not approved for listing on NYSE American, we will not complete the Offering contemplated hereby.  We believe that we will be in a position to meet the Minimum Listing Standards for such listing if at least 9,063,550 Shares are sold in the Offering.  The Offering commenced on September 6, 2024, and a total of 4,996,697 Shares have been sold to date, leaving a balance of 6,145,364 Shares available for sale pursuant to the Offering.  Accordingly, we believe we must sell at least 4,066,853 Shares of the 6145,364 Shares the remain available for sale under the Offering in order to meet the Minimum Listing Standards.  We cannot otherwise assure that all of the Shares being offered will be sold in this Offering, and no refunds will be given if an inadequate amount of money is raised from this Offering to enable us to conduct our business. Management has no obligation to purchase any Shares. If we raise less than the entire amount that we are seeking in the Offering, then we may not have sufficient capital to meet our operating requirements. We cannot assure that we could obtain additional financing or capital from any source, or that such financing or capital would be available to us on terms acceptable to us. Under such circumstances, investors in Common Stock could lose their investment in us. Furthermore, investors who subscribe for Shares in the earlier stages of the Offering will assume a greater risk than investors who subscribe for Shares later in the Offering as subscriptions approach the maximum amount.

We determined the price of the Shares arbitrarily.

The Offering price of the Shares has been determined by management, and bears no relationship to our assets, book value, potential earnings, net worth or any other recognized criteria of value. We cannot assure that the Offering price reflects the fair market value of the Common Stock or that investors will earn any profit on them.

We are offering Shares on a best-efforts basis.

The Shares are offered on a "best efforts" basis. We cannot assure that all or any specified number of the Shares will be sold and the desired capital raised through this Offering. Our proposed operations are subject to all the risks inherent in a growing business enterprise, including the likelihood of operating losses.

We may undertake additional equity or debt financing that may dilute the Shares in this Offering.

We may undertake further equity or debt financing which may be dilutive to existing stockholders, including investors in this Offering, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing stockholders, including investors in this Offering, and also reducing the value of the Shares subscribed for under this Offering.

An investment in our Common Stock is speculative and there can be no assurance of any return on any such investment.

An investment in our Common Stock is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in our Company, including the risk of losing their entire investment.

If the Maximum Offering is not raised, it may increase the amount of long-term debt or the amount of additional equity we need to raise.

There is no assurance that the Maximum Offering of Common Stock in this Offering will be sold. If the Maximum Offering is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our stockholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this Offering.

We may not be able to obtain additional financing.

Even if we are successful in selling the Maximum Offering of Common Stock in the Offering, we may require additional funds to continue and grow our business. We may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force us to delay our plans for growth and implementation of its strategy which could seriously harm the Company's business, financial condition and results of operations. If we need additional funds, we may seek to obtain them primarily through additional equity or debt financings. Those additional financings could result in dilution to our current stockholders and to investors that invest in this Offering.

We have significant discretion over the net proceeds of this Offering.

We have significant discretion over the net proceeds of this Offering. As is the case with any business, particularly one without a proven business model, it should be expected that certain expenses unforeseeable to management at this juncture will arise in the future. There can be no assurance that management's use of proceeds generated through this Offering will prove optimal or translate into revenue or profitability for our Company. Investors are urged to consult with their attorneys, accountants and personal investment advisors prior to making any decision to invest in our Company.

If an investor purchases Shares in this Offering, the investor will incur immediate and substantial dilution in the book value of the Shares.

Each investor will suffer immediate and substantial dilution in the net tangible book value of the Shares the investor purchases in this Offering. At the Offering price of $3.59 per Share and assuming that all 11,142,061 shares of Common Stock for sale are sold for estimated net proceeds of $36,175,978 (after deducting the investor fees of approximately $500,000, estimated total Offering expenses of approximately $1,490,000, and selling commissions of approximately $1,834,020), investors purchasing Common Stock in the Offering will experience dilution of approximately $2.92 per share in net tangible book value of the Common Stock. See "Dilution" beginning on page 32.

We may terminate this Offering at any time during the Offering Period.

We reserve the right to terminate this Offering at any time, regardless of the number of shares of Common Stock sold. In the event that we terminate this Offering at any time prior to the sale of all of the Common Stock offered hereby, whatever amount of capital that we have raised at that time will have already been utilized by the Company and no funds will be returned to subscribers.

Risks Related to our Common Stock

Our executive officers, directors and founders own approximately 66.2% of our Common Stock.

As of the date of this Offering Circular, our officers, directors, and founders beneficially own a total of 14,700,000 shares of Common Stock, or approximately 66.2% of the total issued and outstanding Common Stock of the Company. Our current officers, directors, and founders will own approximately 51.8% of the outstanding Common Stock after the Offering assuming that 11,142,061 shares of Common Stock are issued by the Company pursuant to this Offering, but not including any shares of Common Stock to be issued upon the anticipated conversion of certain outstanding Debentures and a secured loan described herein under the heading "Capitalization". These stockholders acquired their Common Stock for substantially less than the price of the Common Stock being acquired in this Offering, and these stockholders may have interests, with respect to their Common Stock, that are different from those of investors in this Offering, and the concentration of voting power among one or more of these stockholders may have an adverse effect on the price of our Common Stock. These stockholders are able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control of our Company or changes in management and will make the approval of certain transactions difficult or impossible without the support of these stockholders, which might adversely affect the market price of our Common Stock. This concentration of ownership may not be in the best interests of all of our stockholders.

Conflicts of Interest.

The Company may be subject to various potential conflicts of interest because of the fact that some of its officers and directors may be engaged in a range of business activities. In addition, the Company's executive officers and directors may devote time to their outside business interests, so long as such activities do not materially or adversely interfere with their duties to the Company. In some cases, the Company's executive officers and directors may have fiduciary obligations associated with these business interests that interfere with their ability to devote time to the Company's business and affairs and that could adversely affect the Company's operations. These business interests could require significant time and attention of the Company's executive officers and directors.

There is no existing market for our Common Stock, and there is no assurance that a public trading market for our Common Stock will ever be established.

At present, there is no active trading market for our shares of Common Stock, and there is no assurance that a trading market will develop. In particular, although we have applied to list our Common Stock on the NYSE American, there is no assurance that our application will be accepted.  We cannot predict the extent to which investor interest in our Company will lead to the development of a trading market or how liquid that market might become. The Offering price of the Shares has been determined by management and certain advisors of the management, and bears no relationship to our assets, book value, potential earnings, net worth or any other recognized criteria of value, and may not be indicative of the price that will prevail in any trading market following this Offering, if any. The market price for our Common Stock may decline below the offering price and is likely to be volatile.

If we issue additional Common Stock, stockholders may experience dilution in their ownership of the Company.

We have the right to raise additional capital or incur borrowings from third parties to finance our business. Our Board has the authority, without the consent of any of our Stockholders, to cause us to issue more Common Stock. Consequently, stockholders may experience more dilution in their ownership of us in the future. Our Board and majority stockholders have the power to amend our certificate of incorporation in order to effect forward and reverse stock splits, recapitalizations, and similar transactions without the consent of our other stockholders. The issuance of additional Common Stock would dilute stockholders' ownership in the Company.

We do not intend to pay dividends and there will thus be fewer ways in which you are able to make a gain on your investment.

We have never paid any cash or stock dividends and we do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of any dividends. Because we do not intend to declare dividends, any gain on your investment will need to result from an appreciation in the price of our Common Stock. There will therefore be fewer ways in which you are able to make a gain on your investment.

In the event we become a public reporting company, we will incur increased costs as a result of operating as a public reporting company, and our management team will be required to devote substantial time to new compliance requirements.

If our application to list our Common Stock on the NYSE American is accepted and we thereby become a public reporting company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, many rules and regulations exist for companies listed on stock exchanges that impose various requirements on public companies, including the establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Our management and other personnel would need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

We will use our commercially reasonable efforts to list our Common Stock for trading on the NYSE American; however, it is uncertain when our Common Stock will be listed on an exchange for trading, if ever.

There is currently no public market for our Common Stock and there can be no assurance that one will ever develop. Although we have applied to list our Common Stock on the NYSE American, there is no assurance that our application will be accepted.  As a result, if our Shares are not listed on the NYSE American, then this Offering will not close.

We have Debentures with a principal amount of $7,089,400, plus accrued interest, outstanding, which we are required to repay on the Maturity Date if we do not complete a Public Listing by such date.

As of the date of this Offering Circular, the Company has Debentures in the principal amount of $7,089,400 outstanding plus accrued interest. The Debentures mature and are due on the Maturity Date, being December 31, 2025. In the event our Common Stock is listed on the NYSE American LLC or any United States stock exchange (a "Public Listing"), the principal amount of the Debentures plus any accrued and unpaid interest thereon will automatically convert into Common Stock at a conversion price equal to the lessor of (i) a 40% discount to the price per security of the Company's initial public offering in the event of a Public Listing, and (ii) $4.00. See "Capitalization."

Although we have applied to list our Common Stock on the NYSE American, there is no assurance that our application will be accepted on or before the Maturity Date, or at all. The Company may seek the approval of the holders of the Debentures to extend that Maturity Date, but there is no assurance the holders of the Debentures will approve any such extension. If the Company has not completed a Public Listing by the Maturity Date and the Maturity Date is not extended, the Company will be required to repay the outstanding principal amount of the Debentures plus accrued interest on the Maturity Date. See "Capitalization."

After the completion of this Offering, we may be at an increased risk of securities class action litigation.

Historically, securities class action litigation has often been brought against a company following a decline in the market price of its securities. If the price of our Common Stock decreases and we were sued, it could result in substantial costs and a diversion of management's attention and resources, which could harm our business.

Our President and Chief Executive Officer, Rick Svetkoff, exercises significant control over the Company.

Our Chief Executive Officer, Mr. Svetkoff, controls approximately 65.2% of the Common Stock, and is expected to control approximately 44.6% of the Common Stock following the completion of this Offering, assuming that 11,142,061 shares of Common Stock are issued by the Company pursuant to this Offering and assuming the anticipated conversion of certain outstanding Debentures and a secured loan described herein under the heading "Capitalization". The concentrated voting control held by Mr. Svetkoff will limit the ability of the Company's stockholders to influence corporate matters for the foreseeable future, including the election of directors as well as with respect to decisions regarding amendments of our share capital, creating and issuing additional classes of shares, making significant acquisitions, selling significant assets or parts of our business, merging with other companies and undertaking other significant transactions. As a result, Mr. Svetkoff will have the ability to influence many matters affecting the Company and actions may be taken that the Company's stockholders may not view as beneficial. The market price of our Common Stock could be adversely affected due to the significant influence and voting power of Mr. Svetkoff. Additionally, the significant influence and voting interest of Mr. Svetkoff may discourage transactions involving a change of control, including transactions in which an investor, as a stockholder of the Company, might otherwise receive a premium for those shares over the then-current market price, or discourage competing proposals if a going private transaction is proposed by Mr. Svetkoff.

Each of our directors and officers owes a fiduciary duty to the Company and must act honestly and in good faith with a view to the best interest of the Company. However, any director and/or officer that is a stockholder, including Mr. Svetkoff, is entitled to vote his Common Stock in his own interest, which may not always be in the interest of the Company's stockholders generally.

Our Certificate of Incorporation designates the Court of Chancery of the State of Delaware as the exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which would limit such stockholders ability to choose the judicial forum for disputes with us or our directors, officers or other employees.

Our Certificate of Incorporation provides that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company's stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Certificate of Incorporation or the bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. However, the exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in shares of our common stock is deemed to have received notice of and consented to the foregoing provisions. Although we believe this choice of forum provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against us and our directors and officers. The enforceability of similar choice of forum provisions in other companies' certificates of incorporation or similar governing documents has been challenged in legal proceedings and it is possible that in connection with any action a court could find the choice of forum provisions contained in our Certificate of Incorporation to be inapplicable or unenforceable in such action. If a court were to find this choice of forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition and results of operations.

Risks Related to Being and Reporting as a Public Company

If we are successful in listing our Shares on the NYSE American, we will incur increased costs as a result of being a public reporting company, and our board of directors will be required to devote substantial time to oversight of new compliance requirements and corporate governance practices.

If we are successful in our application to list our Shares on the NYSE American, we would become a public reporting company. As a public company listed in the United States, we would incur significant legal, accounting and other expenses that we do not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002, as amended, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of the NYSE American, and other applicable securities rules and regulations impose various requirements on public companies, including the establishment and maintenance of effective disclosure controls and procedures and corporate governance practices. Our board of directors, management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance, which in turn could make it more difficult for us to attract and retain qualified members of our board of directors.

These rules and regulations may be subject to varying interpretations due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices.

Assuming NYSE American approves our listing application, we may fail to comply with the continued listing standards of the NYSE American, which may result in a delisting of our Shares.

We have applied to list the Shares on the NYSE American under the symbol "FJET." If our Common Stock is not approved for listing on NYSE American, we will not complete the Offering contemplated hereby.  We believe that we will be in a position to meet the Minimum Listing Standards for such listing if at least 9,063,550 Shares are sold in the Offering.  The Offering commenced on September 6, 2024, and a total of 4,996,697 Shares have been sold to date, leaving a balance of 6,145,364 Shares available for sale pursuant to the Offering.  Accordingly, we believe we must sell at least 4,066,853 Shares of the 6145,364 Shares the remain available for sale under the Offering in order to meet the Minimum Listing Standards.  Although after giving effect to this Offering, we expect to meet the continued listing standards set forth in NYSE American listing standards, we cannot assure you that the Shares will continue to be listed on NYSE American in the future. For continued listing on the NYSE American, we must maintain at least 300 public shareholders, 200,000 publicly held shares, a market value of publicly held shares of at least $1 million, stockholders' equity of $2-$6 million depending on recent losses, and compliance with the exchange's low-price criteria, under which the NYSE American staff may deem a company's common stock unsuitable for continued listing if it trades for a substantial period of time at a low price per share (generally below $1.00).

If NYSE American determines to delist the Shares and we are not able to list the Shares on another national securities exchange, a reduction in some or all of the following may occur, each of which could have a material adverse effect on the holders of Shares:

  the liquidity of the Shares;

  the market of the Shares;

  our ability to obtain financing for the continuation of our operations;

  the number of investors that will consider investing in the Shares;

  the number of market makers in the Shares;

  the availability of information concerning the trading prices and volume of the Shares; and

  the number of broker-dealers willing to execute trades in the Shares.

In addition, the National Securities Markets Improvement Act of 1996 ("NSMIA") provides for the federal pre-emption of state securities laws of "covered securities" under certain circumstances. Under NSMIA, covered securities include, among others, securities that are listed or approved on certain national securities exchanges (including NYSE American) and securities of an issuer that has securities listed or approved for listing on certain national securities exchanges where those securities are senior to the listed securities (for example, bonds issued by companies that have equity listed on a national securities exchange) or equal in rank to the listed securities. As a result, for so long as the Shares are listed on the NYSE American, we will not be required to register or qualify in any state the offer, transfer or sale of our Shares and any of our other securities that are senior or equal in rank to the Shares. If the Shares are delisted from the NYSE American and are not listed on another national securities exchange, the sale or transfer of the Shares and any of our other securities that are senior or equal in rank to the Shares, may not be exempt from state securities laws. In such event, we may need to register or otherwise qualify such securities for any offer, transfer or sale in certain states or determine that any such offer, transfer or sale is exempt under applicable state securities laws. To the extent that we do not register or otherwise qualify such securities, or determine that such securities are not exempt under applicable state securities laws, we and the holders of such securities may be limited in the ability to offer, transfer or sell such securities, which could have a material adverse effect on the value of such securities, on our ability to raise capital, and on our liquidity, business, financial condition, results of operations and prospects.

Failure to comply with requirements to design, implement, and maintain effective internal controls could have a material adverse effect on our business.

We have not previously been required to evaluate our internal control over financial reporting in a manner that meets the standards of public reporting companies required by Section 404 of the Sarbanes-Oxley Act. If we become a public reporting company, we will be subject to significant requirements for enhanced financial reporting and internal controls. The process of designing, implementing and maintaining effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public reporting company. If we are unable to establish or maintain appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations on a timely basis, result in material misstatements in our consolidated financial statements, and harm our results of operations. In addition, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting in the second annual report following the registration of our Common Stock pursuant to Section 12(b) of the Exchange Act. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting. The rules governing the standards that must be met for our management to assess our internal control over financial reporting are complex and require significant documentation, testing, and possible remediation. Testing and maintaining internal controls may divert our management's attention from other matters that are important to our business.

In connection with the implementation of the necessary procedures and practices related to internal control over financial reporting, we may identify deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404 of that Act. In addition, we may encounter problems or delays in completing the remediation of any deficiencies identified by us or our independent registered public accounting firm in connection with the issuance of their attestation report (if required). Our testing, or the subsequent testing (if required) by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. Any material weaknesses could result in a material misstatement of our annual or quarterly financial statements or disclosures that may not be prevented or detected.

We may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.  If we are unable to remediate any identified material weaknesses, identify additional material weaknesses in the future, or otherwise fail to maintain an effective system of internal controls, or our independent registered public accounting firm is unable to provide us with an unqualified report (to the extent it is required to issue a report), investors could lose confidence in our reported financial information, which could have a material adverse effect on our business, results of operations, and financial condition. In addition, non-compliance with Section 404 of the Sarbanes-Oxley Act could subject us to a variety of administrative sanctions, including the suspension of trading, ineligibility for future listing on the NYSE American or other national securities exchanges, and the inability of registered broker-dealers to make a market in our Common Stock, which may reduce our stock price.

Upon becoming a public company, we expect to qualify as an "emerging growth company" under the Jumpstart Our Business Startups Act of 2012 and a "smaller reporting company" within the meaning of the Exchange Act, and we would thereby be eligible to take advantage of certain exemptions from disclosure requirements available to emerging growth companies and smaller reporting companies, as applicable. We plan to take advantage of such exemptions, with the result that our Shares may be less attractive to investors and may make it more difficult to compare our performance with other public companies.

If, as we expect, we qualify as an "emerging growth company" under the under the Jumpstart Our Business Startups Act of 2012 (or the "JOBS Act") after we become a public reporting company, then, among other things: we would not be required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act; we would not be required to provide compensation discussion and analysis; we would not be required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements; we would be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure; we could provide two years of audited financial statements and only two years of related Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A"), instead of three years in our filings with the SEC; and, under section 107 of the JOBS Act, we could claim longer phase-in periods for the adoption of new or revised financial accounting standards. We intend to take advantage of all of these reduced reporting requirements and exemptions. Our election to use the phase-in periods under Section 107 of the JOBS Act may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of those phase-in periods.

We will cease to be an "emerging growth company" five years after the initial sale of our common equity pursuant to a registration statement declared effective under the Securities Act, or such earlier time should we no longer meet the definition of an "emerging growth company." (This Offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the Offering is conducted pursuant to an exemption from the registration requirements.) We will also cease to be an "emerging growth company" if our Company has more than $1.235 billion in annual revenues, has more than $700 million in market value of its common stock held by non-affiliates, or issues more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions will also be available to our Company due to the fact that we are also likely to qualify, once listed, as a "smaller reporting company" under the Commission's rules. For instance, smaller reporting companies: are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.  We will continue to qualify as a "smaller reporting company" provided that: (a) the market value of our Common Stock held by non-affiliates is less than $250 million; or (b) the market value of our Common Stock held by non-affiliates is less than $700 million and our annual revenues will continue to be less than $100 million.

We cannot predict if investors will find the Shares less attractive because we may rely on these exemptions. If some investors find the Shares less attractive as a result, there may be a less active trading market for the Shares and our stock price may be more volatile. We may take advantage of these reporting exemptions until we are no longer an emerging growth company and/or a smaller reporting company.

CAPITALIZATION

As of October 15, 2025, the Company had:

  21,716,897 shares of Common Stock outstanding, including 4,996,697 Shares which have been sold and issued pursuant to the Offering to date, which commenced on September 6, 2024;

  2,415,000 non-qualified stock options to acquire Common Stock (the "Options") are currently outstanding. Each Option being exercisable to acquire one (1) share of Common Stock (each, an "Option Share") upon vesting at a price equal to the Offering Price per Option Share for a period of five (5) years until August 12, 2030 as to 2,200,000 Options and until September 29, 2030 as to 215,000 Options;

  2,285,000 restricted stock units to receive Common Stock upon settlement (the "RSUs") are currently outstanding.  Each RSU entitles the holder to receive one (1) share of Common Stock upon vesting and settlement thereof;

  15,000,000 Common Stock purchase warrants (the "2022 Warrants") outstanding, each of which is exercisable to acquire one (1) share of Common Stock (a "Warrant Share") at a price of $0.33 per Warrant Share for a period of four (4) years following the Vesting Date. The "Vesting Date" being the earlier of: (i) the date the Common Stock are listed on a national securities exchange registered with the SEC under Section 6(o) of the Exchange Act; (ii) September 15, 2024, provided that the Company has completed one or more equity or debt offerings of the Company, including offerings of convertible debentures or other securities of the Company convertible into equity securities of the Company, yielding aggregate gross proceeds of at least $4,500,000 over any twelve month period subsequent to September 15, 2022 (the "Bridge Financing"), on or prior to September 15, 2024; and (iii) the date of a Fundamental Transaction (as such term is defined in the certificates representing the Warrants) so long as the Company has raised any funds via an equity of debt offering which could constitute a portion of a potential Bridge Financing prior to the date of such Fundamental Transaction. The Company completed a Bridge Financing on July 14, 2023. The 2022 Warrants were issued on September 9, 2022;

  400,000 Common Stock purchase warrants (the "2023 Warrants") which were issued on September 6, 2023 and having substantially similar terms as the 2022 Warrants;

  2,750,000 Common Stock purchase warrants (the "LH Warrants", and together with the 2022 Warrants and the 2023 Warrants, the "Warrants") which were issued on September 6, 2023, and have substantially similar terms as the 2022 Warrants. See "Plan of Distribution - Other Engagements - Marketing and Advisory Services"; and

  8% secured convertible debentures in the principal amount of $7,089,400 (the "Debentures"). The Debentures were issued in six separate tranches, being a first tranche of $4,413,400 which closed on February 24, 2023, a second tranche of $804,100 which closed on July 14, 2023, a third tranche of $448,000 which closed on September 15, 2023, a fourth tranche of $680,500 which closed on December 28, 2023, a fifth tranche of $501,400 which closed on May 17, 2024, and a sixth tranche of $242,000 which closed on August 15, 2024.  The Debentures bear interest at five percent (5%) per annum until February 24, 2025, and thereafter bear interest at eight percent (8%) per annum payable on the Maturity Date (defined below) and secured by the assets of the Company pursuant to a Security Agreement entered into between the Company and Computershare Trust Company of Canada ("Computershare") dated February 24, 2023 (the "Security Agreement"). The Debentures are due twenty-four (24) months following the issuance of the first tranche, being February 24, 2025, however, on December 19, 2024, the holders (the "Debentureholders") adopted an extraordinary resolution (the "Debenture Amendment Resolution") to approve certain amendments, which included extending the maturity date from February 24, 2025 to December 31, 2025 (the "Maturity Date"). The Debentures are governed by a Debenture Indenture entered into between the Company and Computershare, dated February 24, 2023 (the "Indenture"), as amended pursuant to a First Supplemental Convertible Debenture Indenture entered into between the Company and Computershare, dated December 19, 2024 as a result of the Debenture Amendment Resolution. The Indenture, as amended, also provides that in the event of a Public Listing prior to the Maturity Date, the principal amount of the Debentures plus any accrued and unpaid interest thereon will automatically convert into Common Stock at a conversion price equal to the lessor of (i) a 40% discount to the price per security of the Company's initial public offering in the event of a Public Listing, and (ii) $4.00, and such Common Stock issued will be subject to a six (6) month hold period from the completion of the Public Listing, or such other length of time as may be determined by the Company at the time of the Public Listing. Pursuant to the terms and conditions of the Security Agreement, the Company has granted Computershare, for the benefit of the Debentureholders, a security in and to the property of the Company including, but not limited to, it accounts, money, equipment, and goods.  If the Offering is completed and the Company's application to list its Common Stock on the NYSE American is successful, it is anticipated that the Company will issue 3,467,885 shares of Common Stock upon automatic conversion of the Debentures, plus such additional shares of Common Stock as will be issuable upon automatic conversion of additional interest that will accrue to the date of such conversion.

In addition, the Company's subsidiary, SFI, is the debtor under a secured loan (the "Space Florida Loan") in the principal amount of $1,436,001 that was originally advanced on February 16, 2012 pursuant to a loan agreement (the "Space Florida Loan Agreement") between Space Florida, as lender, and SFI, as borrower.  The Space Florida Loan bears interest at the adjusted rate of 3% per annum (increased from 1% per annum effective September 16, 2022), and the original maturity date of September 16, 2022 has been extended to November 1, 2033; SFI's payment obligations are secured by a first-priority security interest in certain assets of SFI (the "Collateral").  As amended with effect from November 1, 2024, the Space Florida Loan will be fully repaid and settled, and Space Florida's security interest in the Collateral will be discharged, by and upon conversion of all outstanding and unpaid principal and interest into shares of the Company's Common Stock ("Conversion Shares") on the date on which the Company completes a Public Listing.  The Conversion Shares are to be issued at a deemed issue price equal to the offering price of the Company's Common Stock in the initial public offering leading to such Public Listing.  As of June 30, 2025 and December 31, 2024, the principal balance of $1,436,001 and $1,436,001, respectively, and accrued interest of $13,384 and $13,938, respectively, was outstanding for this loan. Interest expense was $10,732 and $21,345, respectively, for the three and six months ended June 30, 2025 (three and six months ended June 30, 2024 - $33,481 and $66,445, respectively).  If the Offering is completed and the Company's application to list its Common Stock on the NYSE American is successful, it is anticipated that the Company will issue approximately 405,900 Conversion Shares to Space Florida to fully pay and settle the Space Florida Loan, plus such additional Conversion Shares as will be required to pay and settle any additional interest that will accrue to the date of settlement.

The Company is offering up to 11,142,061 Shares at a purchase price of $3.59 per Share. The Offering commenced on September 6, 2024, and a total of 4,996,697 Shares have been sold, leaving a balance of 6,145,364 Shares available for sale pursuant to the Offering.  The following table illustrates the changes to our share capital assuming the sale of, respectively, the maximum offering and the minimum offering of the Common Stock offered for sale in this Offering but does not account for the issuance of any Common Stock upon automatic conversion of the Debentures, or the issuance of any Conversion Shares in payment and settlement of the Space Florida Loan. The application of the estimated net proceeds from this Offering is described under the "Use of Proceeds" section of this Offering Circular.

	Maximum Offering Amount (100% of Offering)	Minimum Offering Amount
Shares of Common Stock outstanding as of the date of this Offering Circular[1]	21,716,897	21,716,897
Number of shares of Common Stock remaining to be sold under the Offering[2]	6,145,364	4,066,853
Pro Forma shares of Common Stock outstanding after giving effect to the Offering[3]	27,862,261	25,783,750

DILUTION

As of the date of this Offering Circular, an aggregate of 21,716,897 shares of Common Stock are issued and outstanding, including a total of 4,996,697 Shares which have already been sold pursuant to the Offering, which commenced on September 6, 2024.

If you purchase Common Stock in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share of Common Stock in this Offering and the net tangible book value per share of our Common Stock after this Offering.

Our net tangible book value as of June 30, 2025 was ($3,565,520), or ($0.17) per share of Common Stock, based on 21,074,832 outstanding shares of Common Stock. Net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of Common Stock outstanding, all as of the date specified.

If the Maximum Offering, at an offering price of $3.59 per share of Common Stock is sold in this Offering, after deducting approximately $1,490,000 in Offering expenses payable by us (which would include items such as EDGARization, filing, printing, legal, marketing, accounting and other miscellaneous expenses), an estimated $500,000 in investor fees payable by us to Equifund (calculated at $50 per investor, assuming 10,000 investors in this Offering), and selling commissions of approximately $1,834,020, our pro forma as adjusted net tangible book value at the closing date would be approximately $18,532,129, or $0.67 per share of Common Stock. This amount represents an immediate increase in pro forma net tangible book value of $0.84 per share to our existing stockholders as of the date of this Offering Circular, and an immediate dilution in pro forma net tangible book value of approximately $2.92 per share to new investors purchasing Common Stock in this Offering at a price of $3.59 per share of Common Stock.

The following table illustrates the approximate per share dilution to new investors discussed above, assuming the sale of, respectively, the maximum offering and the minimum offering of the Common Stock offered for sale in this Offering (after deducting our estimated Offering expenses of $1,490,000, and with the selling commissions, investor fees and payment processing fees being proportionately reduced for the minimum offering of the Shares offered for sale in this Offering):

Funding Level	Maximum Offering Amount (100% of Raise)	Minimum Offering Amount
Proceeds to Company	$36,175,980	$29,273,760
Offering Price per share of Common Stock	$3.59	$3.59
Proforma net tangible book value per share of Common Stock before Offering	$(0.17)	$(0.17)
Increase per share of Common Stock attributable to investors in this Offering	$0.84	$0.63
Pro forma net tangible book value per share of Common Stock after the Offering	$0.67	$0.46
Dilution to investors after the Offering	$2.92	$3.13

The number of shares of Common Stock to be outstanding immediately after the consummation of the Offering excludes:

  18,150,000 shares of Common Stock to be issued upon exercise of outstanding warrants;
  3,467,885 shares of Common Stock to be issued upon the automatic conversion of the Debentures;
  405,900 shares of Common Stock to be issued upon conversion of the Space Florida Loan;
  2,415,000 shares of Common Stock to be issued upon exercise of outstanding stock options; and
  2,285,000 shares of Common Stock to be issued upon settlement of outstanding RSUs.

PLAN OF DISTRIBUTION

The Company is offering up to 11,142,061 shares of Common Stock on a "best efforts" basis at a price of $3.59 per share. If our Common Stock is not approved for listing on NYSE American, we will not proceed with the final closing of the Offering.  In particular, we will not close this Offering until we can establish that we have met the Minimum Listing Standards of NYSE American: (i) completion of the Offering at a price per Share of at least $3.00; (ii) at least 400 public Shareholders; (iii) public float of at least 1,000,000 Shares; (iv) an aggregate market value of publicly-held Shares of at least $15,000,000; (v) aggregate stockholders' equity of at least $4,000,000; and (vi) at least two years of operating history.

We believe that we will be in a position to meet the Minimum Listing Standards if at least 9,063,550 Shares are sold in the Offering.  The Offering commenced on September 6, 2024, and a total of 4,996,697 Shares have been sold to date, leaving a balance of 6,145,364 Shares available for sale pursuant to the Offering.  Accordingly, we believe we must sell at least 4,066,853 Shares of the 6145,364 Shares the remain available for sale under the Offering in order to meet the Minimum Listing Standards. There is otherwise no minimum number of shares of Common Stock that we must sell in order to conduct the closing of this Offering. The minimum subscription per investor is $718, or 200 shares of Common Stock.

This a continuous offering pursuant to Rule 251(d)(3)(i)(F) of Regulation A. We will resume this Offering within two calendar days of the qualification by the SEC of the Post Qualification Offering Statement of which this Offering Circular forms a part, and we will continue to offer the Shares for an indefinite period of time (which may exceed 30 days from the date of qualification) until the Offering is terminated.

The Company intends to market the shares in this Offering through both online and offline means. Online marketing may take the form of contacting potential investors through electronic media and posting our offering circular or "testing the waters" materials on an online investment platform. This offering circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the Company's website (https://invest.equifund.com/offering/starfighters/details) on a landing page that relates to the Offering.

The Offering will terminate at the earliest of the date at which the maximum offering amount has been sold, one year from the date upon which the Commission qualifies the Post Qualification Offering Statement of which this Offering Circular forms a part, and the date at which the Offering is earlier terminated by the Company, in its sole discretion.

The Company has completed multiple closings as of the date of this filing and intends to have one additional closing to complete this Offering. While we intend to close the Offering as soon as possible following the qualification of the Post Qualification Offering Statement by the SEC, we will not close the Offering until the Shares are approved for listing on NYSE American.  If we do not meet the Minimum Listing Standards by the Termination Date, we will terminate this Offering and all funds tendered by investors with their subscriptions will be promptly returned to such investors in accordance with Rules 10b-9 and 15c2-4 under the Exchange Act. On the closing date, funds tendered by investors with their subscriptions will be made available to us and we will issue such investors their respective Shares. Once we have determined to close the Offering, we will inform investors of such closing date and the listing date via e-mail at least seven calendar days prior to the closing date, at the e-mail addresses designated by such investors in their respective subscription agreements.

Engagement Agreement with Digital Offering

We are currently party to an engagement agreement dated October 27, 2023 (the "Original Engagement Agreement") and amended on June 11, 2024 and an additional amendment dated August 7, 2025 with Digital Offering, LLC ("Digital Offering" or the "lead selling agent"). Digital Offering has agreed to act as our Lead Selling Agent for the Offering. Digital Offering has made no commitment to purchase all or any part of the shares of Common Stock being offered but has agreed to use its best efforts to sell such shares in the Offering. As such, Digital Offering is an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act. Digital Offering is under no obligation to purchase any of the shares of Common Stock or arrange for the sale of any specific number or dollar amount of shares of Common Stock. The term of the amended engagement agreement began on August 7, 2025 and will continue until the earliest to occur of: (a) the date that either party gives the other at least ten (10) days written notice of the termination of the engagement agreement, which termination may occur with or without cause; and (b) the date that the Offering is closed (such applicable date, the "Termination Date"). The engagement agreement provides that Digital Offering may engage other Financial Industry Regulatory Authority ("FINRA") member broker-dealers that are registered with the Commission to participate as soliciting dealers for this Offering. We refer to these other broker-dealers as soliciting dealers or members of the selling group. Digital Offering will be permitted to apportion all or part of its fees and expense allowance to members of the selling group. Members of the selling group will also be entitled to receive the benefits of our engagement agreement with Digital Offering, including the indemnification rights arising under the engagement agreement upon their execution of a soliciting dealer agreement with Digital Offering that confirms that such soliciting dealer is so entitled. As of the date hereof, we have been advised that Digital Offering has retained AOS Inc. dba MyIPO and RF Lafferty to participate in this Offering as soliciting dealers. We will not be responsible for paying any placement agency fees, commissions or expense reimbursements to any soliciting dealers retained by Digital Offering. None of the soliciting dealers is purchasing any of the Shares in this Offering or is required to sell any specific number or dollar amount of Shares, but will instead arrange for the sale of the Shares to investors on a "best efforts" basis, meaning that they need only use their best efforts to sell the Shares. In addition to the engagement agreement, we plan to enter into a definitive selling agency agreement with Digital Offering prior to the commencement of the Offering.

Offering Expenses

We are responsible for all offering fees and expenses, including the following: (i) fees and disbursements of our legal counsel, accountants, and other professionals we engage; (ii) fees and expenses incurred in the production of offering documents, including design, printing, photograph, and written material procurement costs; (iii) all filing fees, including those charged by FINRA; (iv) all of the legal fees related to FINRA clearance; and (v) under the Original Engagement Agreement, $25,000 in accountable expenses of Digital Offering, including for travel expenses associated with site visits, tech fees and other related fees. This $25,000 has already been paid to Digital Offering by us. We have agreed to reimburse Digital Offering for up to a maximum of $100,000 in legal fees, $25,000 of which has been paid to date. Notwithstanding the foregoing, the two advances received by Digital Offering and discussed above will be reimbursed to us to the extent not actually incurred in compliance with FINRA Rule 5110(g)(4)(a).

Reimbursable Expenses in the Event of Termination

In the event the Offering does not close or the selling agency agreement is terminated for any reason, we have agreed to reimburse Digital Offering for its legal fees in an amount not to exceed $100,000.

Other Expenses of the Offering

In addition, the Company has engaged Equifund Technologies LLC ("Equifund"), to create and maintain the online subscription processing platform for the Offering. After the Company's Post Qualification Offering Statement is qualified by the Commission, the Offering will be conducted, in part, using EquiDeFi's online subscription processing platform through the Company's website at https://invest.equifund.com/offering/starfighters/details, whereby investors will receive, review, execute and deliver subscription agreements electronically as well as make purchase price payments through a third-party processor by ACH debit transfer, wire transfer or credit card to an account we designate. We will hold closings upon the receipt of investors' subscriptions and our acceptance of such subscriptions.

The Company has paid Equifund a $40,000 onboarding fee and will pay Equifund (i) an estimated $500,000 in investor fees of $50 per investor payable by the Company to Equifund (assuming 10,000 investors in this Offering), (ii) payment processing fees of approximately $850,000, and (iii) estimated fees to cover legal, accounting and EDGARization expenses of the Offering, in addition to any commissions owed.

In addition, the Company intends to pay these fees and will reimburse Equifund for transaction fees and return fees that it incurs for returns and chargebacks in the amounts of credit card processing fees (3.8% per swipe) plus any charge back fees or expenses and 1.25% for each ACH transfer fee, 1.25% for Express wires and $30 for check cashing to all purchasers in lieu of charges to investors.

Please be advised that different payment methods take different amounts of time to clear.

• Wires: 24 hours (one business day) following receipt of funds;

• Checks: 10 days following deposit of funds to the Escrow Agent;

• ACH: 10 days following receipt of funds; and

• Credit and Debit Cards: 24 hours (one business day) following receipt of funds.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason, including, but not limited to, in the event that an investor fails to provide all necessary information, even after further requests, in the event an investor fails to provide requested follow up information to complete potential background checks or fails background checks, and in the event the Offering is oversubscribed in excess of the maximum offering amount. If a subscription is rejected, funds will not be accepted by wire transfer or ACH, and payments made by debit card or check will be returned to subscribers within 30 days of such rejection without deduction or interest.

Marketing and Advisory Services

The Company has also engaged Little Hill for certain market advisory and consulting services in connection with the Offering pursuant to the terms and conditions of a consulting agreement between the Company and Little Hill dated June 23, 2023 (the "Little Hill Consulting Agreement"). Little Hill will provide the Company with certain advisory and consulting services including (i) reviewing and critiquing website design and marketing materials, (ii) making introductions to financial publications, (iii) coordinating events and meetings related to the Offering, (iv) consulting on organizational and financial issues, business development and business plan preparation for the Company, and (v) providing introductions to professional service providers in connection with the Offering. For these services, the Company has agreed to pay Little Hill an initial cash fee of $150,000 plus additional fees for the services to be agreed upon at a later time based on the services requested by the Company. Additionally, pursuant to the terms and conditions of the Little Hill Consulting Agreement, the Company agreed to issue Little Hill or its designees 2,750,000 LH Warrants, which were issued on September 6, 2023. See "Capitalization."

Selling Agents' Commission

We have agreed that the definitive selling agency agreement will provide for us to pay a commission of 7.50% of the gross proceeds received by us in the Offering following qualification of the Post Qualification Amendment to the Offering Statement of which this Offering Circular forms a part, which shall be allocated by Digital Offering to members of the selling group and soliciting dealers in its sole discretion (we sometimes refer to Digital Offering and such members and dealers collectively as the "Selling Agents").

The following table shows the total commissions payable to Digital Offering on a per-share basis in connection with this Offering, assuming a fully subscribed offering.

Per Share
Public offering price	$3.59
Digital Offering commission (7.5%)*	$0.269
Proceeds, before expenses, to us, per share	$3.32

*Assuming a fully subscribed Offering after qualification of the Post Qualification Amendment, Digital Offering would receive total cash commissions of $1,834,020 (1% on 4,996,697 shares already sold and 7.5% on the remaining 6,145,364 shares to be sold). Digital Offering has agreed to remit $140,000 of this cash commission to the Company as a rebate to be applied towards the Company's platform and marketing fees.

Selling Agent's Warrants

Upon the closing of the Offering, we have agreed to issue warrants (the "Agent Warrants") to the Selling Agents to purchase a number of shares of Common Stock equal to 1.0% of the total number of shares sold in the Offering. The Agent Warrants will be exercisable immediately and transferable commencing six months after the Closing of this Offering (in compliance with FINRA Rule 5110(e)(1)) and will be exercisable until the fifth anniversary of the date of commencement of sales in the Offering. The exercise price for the Agent Warrants will be the public offering price, or $3.59 per share. The Agent Warrants will not be redeemable. The Agent Warrants will provide for cashless exercise in the event there is not a qualified offering statement covering the shares underlying the Agent Warrants, and immediate "piggyback" registration rights, with a duration of seven years from the date of commencement of sales in the Offering (in compliance with FINRA Rule 5110(g)(8)(D)). We have qualified the shares of Common Stock underlying the Agent Warrants in this Offering. Under certain circumstances, we may enter into an agreement with the Selling Agents to provide the Selling Agents with a demand registration right. Pursuant to FINRA Rule 5110(g)(8)(B)-(D), under any such agreement, the Selling Agents shall not be entitled to more than one demand registration right and the duration of this registration right shall not exceed five years from the effective date of the related registration statement.

The Agent Warrants and the shares of Common Stock underlying the Agent Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. The Selling Agents or permitted assignees under such rule, may not sell, transfer, assign, pledge, or hypothecate the Agent Warrants or the shares of Common Stock underlying the Agent Warrants, nor will the Selling Agents or permitted assignees engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Agent Warrants or the underlying shares of Common Stock for a period of 180 days from the date of Closing of the Offering, except that they may be transferred, in whole or in part, by operation of law or by reason of our reorganization, or to any Selling Agent or selected dealer participating in the Offering and their officers, partners or registered representatives if the Agent Warrants or the underlying shares of Common Stock so transferred remain subject to the foregoing lock-up restrictions for the remainder of the time period. The Agent Warrants will provide for adjustment in the number and price of such warrants (and the shares of Common Stock underlying such Agent Warrants) to prevent dilution in the event of a stock dividend, stock split or other reclassification of the shares.

Pooling Agreements

Except as described below, certain of our officers and directors, and securityholders who have invested in our Common Stock, Common Stock purchase warrants and/or convertible debentures prior to the commencement of the Offering, have agreed, or will agree, with the Company, to enter into a pooling agreement (the "Pooling Agreement"). The Pooling Agreement imposes contractual resale restrictions on "pooled securities," defined to include all shares of Common Stock held by the participating securityholders, as well as all shares issuable upon exercise of outstanding share purchase warrants and all shares issuable upon conversion of outstanding secured convertible debentures. The Pooling Agreement restrictions prohibit the officers, directors and securityholders who are party thereto from selling, transferring, pledging, or otherwise disposing of any legal or beneficial interest in their pooled securities for a period of 180 days following the listing date (the "Listing Date") of the Company's Common Stock on the NYSE American, subject to certain exceptions for earlier release of up to a maximum of 50% of the pooled securities in the event certain trading price and volume thresholds are achieved over certain time periods as follows:

180 days after the Listing Date	50% of the pooled securities
180 days after the Listing Date, or immediately, in the event the closing bid price of the Common Stock on the NYSE American is greater than $17.95 for any period of 10 consecutive trading days after the Listing Date and the average trading volume of the Common Stock is greater than 250,000 shares per day for those 10 consecutive trading days	25% of the pooled securities
180 days after the Listing Date, or immediately, in the event the closing bid price of the Common Stock on the NYSE American is greater than $5.38 on any day after the Listing Date	5% of the pooled securities
180 days after the Listing Date, or immediately, in the event the closing bid price of the Common Stock on the NYSE American is greater than $5.38 for any period of 10 consecutive trading days beginning at least 60 days after the Listing Date and the average trading volume of the Common Stock was greater than 100,000 shares per day for any 60-day period following the Listing Date	5% of the pooled securities
180 days after the Listing Date, or immediately, in the event the closing bid price of the Common Stock on the NYSE American is greater than $5.38 for any period of 10 consecutive trading days beginning at least 90 days after the Listing Date and the average trading volume of the Common Stock was greater than 100,000 shares per day for any 90-day period following the Listing Date	5% of the pooled securities
180 days after the Listing Date, or immediately, in the event the closing bid price of the Common Stock on the NYSE American is greater than $5.38 for any period of 10 consecutive trading days beginning at least 120 days after the Listing Date and the average trading volume of the Common Stock was greater than 100,000 shares per day for any 120-day period following the Listing Date	5% of the pooled securities

180 days after the Listing Date, or immediately, in the event the closing bid price of the Common Stock on the NYSE American is greater than $5.38 for any period of 10 consecutive trading days beginning at least 150 days after the Listing Date and the average trading volume of the Common Stock was greater than 100,000 shares per day for any 150-day period following the Listing Date	5% of the pooled securities

Our CEO has agreed to enter into a separate pooling agreement whereby (i) 10% of his pooled securities will be released after 18, 24, 30, and 36 months following the Company's listing on the NYSE American, (ii) 15% of his pooled securities will be released after 42, 48, 54 and 60 months following the Company's listing on the NYSE American, and (iii) up to 50% of the pooled securities in each release interval will be subject to earlier release in the event certain trading price and volume thresholds are achieved over certain time periods. This approach is intended to prevent significant, disruptive sales into the market immediately following the listing, while allowing for a gradual increase in liquidity for securityholders as the Company's shares demonstrate sustained trading performance.

The Pooling Agreement does not apply to Shares sold pursuant to the Offering, or to securities issued pursuant to existing employee benefit plans or securities issued upon exercise of stock options or settlement of restricted stock units. The outstanding stock options do not vest until 180 days from the date of listing on the NYSE American, and the outstanding restricted stock units contain vesting provisions which mirror the contractual resale restrictions on the pooled securities under the Pooling Agreement.

Exchange Listing

We have applied to list shares of our Common Stock on the NYSE American under the symbol "FJET" after the final closing of the Offering. If our Common Stock is not approved for listing on NYSE American, we will not complete the Offering contemplated hereby.  We believe that we will be in a position to meet the Minimum Listing Standards for such listing if at least 9,063,550 Shares are sold in the Offering. The Offering commenced on September 6, 2024, and a total of 4,996,697 Shares have been sold to date, leaving a balance of 6,145,364 Shares available for sale pursuant to the Offering.  Accordingly, we believe we must sell at least 4,066,853 Shares of the 6,145,364 Shares the remain available for sale under the Offering in order to meet the Minimum Listing Standards.  However, neither we nor Digital Offering can guarantee that the NYSE American will approve our listing application. If our Common Stock is not approved for listing on the NYSE American, we will not complete the Offering contemplated hereby.

Our Common Stock will not commence trading on the NYSE American until each of the following conditions is met: (i) this Offering is terminated; (ii) we have filed a post-qualification amendment to the Offering Statement, which post-qualification amendment is qualified by the Commission; and (iii) we have filed a registration statement on Form 8-A, which Form 8-A has been declared effective by the Commission. Pursuant to applicable rules under Regulation A, the Form 8-A will not become effective until the Commission qualifies the post-qualification amendment.  We plan to file the Form 8-A concurrently with qualification of (a) the Post Qualification Offering Statement of which this Offering Circular forms a part, or (b) a further post-qualification amendment to the Offering Statement, if NYSE American's certification of our Form 8-A were to occur more than five calendar days following qualification of the Post Qualification Offering Statement.  We intend to file any such further post-qualification amendment and request its qualification immediately prior to the termination of this Offering in order that the Form 8-A may become effective as soon as practicable thereafter. No assurance can be given, however, that our application to list on the NYSE American will be approved or that an active trading market for our Common Stock will develop.

NYSE American will retain broad jurisdiction to determine whether a security that is approved for listing warrants continued trading and/or listing; in making this determination the NYSE American will take many factors into account, such as the degree of investor interest in the company, its prospects for growth, the reputation of its management, the degree of commercial acceptance of its products, and whether its securities have suitable characteristics for auction market trading.  The NYSE American will normally consider suspending dealings in, or removing from the list, common stock of an issuer which:

(i) has stockholders' equity of less than $2,000,000 if the issuer has sustained losses from continuing operations and/or net losses in two of its three most recent fiscal years; or

(ii) has stockholders' equity of less than $4,000,000 if the issuer has sustained losses from continuing operations and/or net losses in three of its four most recent fiscal years; or

(iii) has stockholders' equity of less than $6,000,000 if the issuer has sustained losses from continuing operations and/or net losses in its five most recent fiscal years;

unless: (a) the total value of the issuer's market capitalization is at least $50,000,000, or the issuer has had total assets and revenue of $50,000,000 each in its last fiscal year or in two of its last three fiscal years; and (b) the issuer has at least 1,100,000 publicly-held shares, a market value of publicly held-shares of at least $15,000,000, and 400 shareholders each holding a round lot of 100 shares.  NYSE American will also normally consider suspending dealings in, or removing from the list, common stock of an issuer which has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the NYSE American, as to whether such issuer will be able to continue operations and/or meet its obligations as they mature.

NYSE American rules do not prescribe a minimum price at which securities must continue to trade in order to remain listed. However, the NYSE American staff may deem a company's common stock unsuitable for continued listing if it trades for a substantial period of time at a low price per share (generally below $1.00).  Additionally, NYSE American will normally consider suspending dealings in, or removing from the list, common stock if: (i) less than 200,000 shares are publicly held (exclusive of holdings of officers, directors, controlling shareholders or other family or concentrated holdings); (ii) the number of public shareholders total less than 300; or (iii) the aggregate market value of publicly-held shares is less than $1,000,000 for more than 90 consecutive days.

Pricing of the Offering

Prior to the Offering, there has been no public market for the Shares. The initial public offering price has been determined by negotiation between us and Digital Offering. The principal factors considered in determining the initial public offering price include:

  the information set forth in this Offering Circular and otherwise available to Digital Offering;

  our history and prospects and the history of and prospects for the industry in which we compete;

  our past and present financial performance;

  our prospects for future earnings and the present state of our development;

  an assessment of our management;

  the general condition of the securities markets at the time of this Offering;

  the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and

  other factors deemed relevant by Digital Offering and us.

Indemnification

We have agreed to indemnify the lead selling agent, its affiliates and controlling persons and members of the selling group against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to the payments the lead selling agent, its affiliates and controlling persons as may be required to make in respect of these liabilities.

Our Relationship with the Lead Selling Agent

The lead selling agent and its affiliates are engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The lead selling agent and its affiliates may in the future perform various financial advisory and investment banking services for us, for which they will receive customary fees and expenses.

In the ordinary course of their various business activities, Digital Offering and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company. Digital Offering and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Investment Limitations if We Do Not Obtain a Listing on a National Securities Exchange

As set forth in Title IV of the JOBS Act, there would be no limit on how many shares an investor may purchase if this Offering results in a listing of our Common Stock on the NYSE American or other national securities exchange. However, our Common Stock will not be listed on the NYSE American upon the qualification of this post-qualification amendment to the Offering Statement by the Commission. Additionally, we cannot provide any assurance that our application to list on the NYSE American will be approved.

For individuals who are not accredited investors, if we are not listed on the NYSE American, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see "- Procedures for Subscribing - How to Calculate Net Worth" below). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A offering, most investors in the case of trading on the over-the-counter markets must comply with the 10% limitation on investment in this Offering. The only investors in this Offering exempt from this limitation, if our Common Stock is not listed on the NYSE American, are "accredited investors" as defined under Rule 501 of Regulation D under the Securities Act (each, an "Accredited Investor"). If you meet one of the following tests you should qualify as an Accredited Investor:

(i) You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii) You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Shares (please see "- How to Calculate Net Worth" below);

(iii) You are an executive officer or general partner of the issuer or a director, executive officer or general partner of the general partner of the issuer;

(iv) You are a holder in good standing of the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), and the Licensed Investment Adviser Representative (Series 65), each as issued by FINRA;

(v) You are a corporation, limited liability company, partnership or are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation or similar business trust or a partnership, not formed for the specific purpose of acquiring the shares of Common Stock, with total assets in excess of $5,000,000;

(vi) You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the "Investment Company Act"), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vii) You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(viii) You are a trust with total assets in excess of $5,000,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the shares of Common Stock;

(ix) You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000;

(x) You are a Commission or state-registered investment adviser or a federally exempt reporting adviser;

(xi) You are a Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

(xii) You are an entity not listed above that that owns "investments," in excess of $5 million and that was not formed for the specific purpose of investing in the securities offered; or

(xiii) You are an Investor certifies that (A) it is a "family office" as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (i) with at least $5 million in assets under management, (ii) not formed for the specific purpose of acquiring the securities offered and (iii) whose investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment or (B) that it is a "family client" as defined in Rule 202(a)(11)(G)-1, of a family office meeting the criteria specified above.

This Offering will start on or after the date that the Offering is qualified by the Commission and will terminate on the earliest of the date at which the maximum offering amount has been sold, one year from the date upon which the Commission qualifies the post-qualification amendment to the Offering Statement of which this Offering Circular forms a part and the date at which the Offering is earlier terminated by the Company, in its sole discretion.

Procedures for Subscribing

Escrow Account

Investors will be required to deposit their funds to the Enterprise Bank & Trust Escrow Account. We intend to undertake one closing for this Offering. Any such funds that Enterprise Bank & Trust receives shall be held in escrow until the closing of the Offering takes place or such other time as mutually agreed between the Company and Digital Offering, and then used to complete securities purchases, or returned if this Offering fails to close. For the avoidance of doubt, if we do not meet the Minimum Listing Standards by the Termination Date, or if we otherwise terminate this Offering, all funds tendered by investors with their subscriptions will be promptly returned to such investors in accordance with Rules 10b-9 and 15c2-4 under the Exchange Act.  All subscribers will be instructed by the Company or its agents to transfer funds by wire or ACH transfer directly to the escrow account established for this Offering.

The fees payable to the Escrow Agent, which will be paid by the Company are as follows:

• $1,000.00 escrow account fee;

• $10.00/per 1099 filing;

• $25.00 per outgoing wire;

• $12.50 per incoming domestic wire;

• $45.00 per international wire;

• $100.00 per additional disbursement; and

• $6.00 per demand statement.

Other Procedures for Subscribing

Our transfer agent is Nevada Agency and Transfer Company. Our transfer agent will record and maintain records of the shares of Common Stock issued of record by us, including shares issued of record to the Depositary Trust Corporation, which we refer to as the DTC, or its nominee, Cede & Co., for the benefit of broker-dealers. In the event that we do not qualify or list on NYSE American, the Offering will not close and subscription funds will be returned to subscribers from the escrow account, without interest or deduction. All other investors that participate through the Enterprise Bank & Trust Escrow Account, shall have their shares held at Nevada Agency and Trust Company in digital book entry. Such shares may be transferred to the investor's outside brokerage account by requesting their outside broker dealer to effect such transfer. Request for transfer may only be made by the outside broker dealer of the investor.

Prospective investors investing through MyIPO or Other Broker-Dealers will acquire our Common Shares through book-entry order by opening an account with MyIPO or an Other Broker-Dealer, or by utilizing an existing MyIPO account or account with an Other Broker-Dealer. In each such case, the account will be an account owned by the investor and held at the clearing firm of such Other Broker-Dealer, as the clearing firm for the exclusive benefit of such investor.

You may not subscribe to this Offering prior to the date this Offering is qualified by the Commission, which we will refer to as the qualification date. Before the qualification date, you may only make non-binding indications of your interest to purchase securities in the Offering. For any subscription agreements received after the qualification date, we have the right to review and accept or reject the subscription in whole or in part, for any reason or for no reason. If a closing doesn't occur or a subscription is rejected, the subscription will be cancelled and we will return all funds to the rejected investor within ten (10) business days. If accepted, the funds will remain in the escrow account until we determine to have the closing of the Offering and the funds in escrow will then be transferred into our general account.

Non-U.S. investors may participate in this Offering by depositing their funds in the escrow account held at Enterprise Bank & Trust; any such funds that Enterprise Bank & Trust receives shall be held in escrow until the closing of this Offering or such other time as mutually agreed between the Company and the Selling Agents, and then used to complete securities purchases, or returned if this Offering fails to close.

How to Purchase Securities

Investors may subscribe through https://invest.equifund.com/offering/starfighters/details by tendering funds by wire, credit, or debit card or ACH transfer to the escrow account to be set up at Enterprise Bank & Trust, the escrow agent. Tendered funds will remain in escrow until the closing has occurred. Upon closing, funds tendered by investors will be made available to us for our use. We will not cover credit card fees on behalf of investors.

Procedures for subscribing directly through the Company's website

The subscription procedure is summarized as follows:

  Go to the https://invest.equifund.com/offering/starfighters/details website and click on the "Invest Now" button;

  Complete the online investment form;

  Deliver funds directly by wire, debit card, credit card or electronic funds transfer via ACH to the specified escrow account;

  Once funds or documentation are received an automated Anti Money Laundering ("AML") check will be performed to verify the identity and status of the investor;

  Once AML is verified, investor will electronically receive, review, execute and deliver to us a subscription agreement. Investors will be required to complete a subscription agreement in order to invest. The subscription agreement will include a representation by the investor to the effect that, if the investor is not an "accredited investor" as defined under securities law, the investor is investing an amount that does not exceed the greater of 10% of the investor's annual income or 10% of the investor's net worth (excluding the investor's principal residence).

Right to Revoke Subscriptions

During the period of time from when you tender your complete, executed subscription agreement (forms of which are attached to the Offering Statement of which this Offering Circular forms a part, as Exhibits 4.1 and 4.2) through 48 hours after your receipt of an e-mail from us stating the closing date of the Offering and listing date on NYSE American (such time, the "Revocation Deadline"), you may revoke your subscription for our Common Stock by requesting such revocation in writing pursuant to the terms of the subscription agreement. Following such written request, all monies tendered will be returned to you, without interest or deduction. For the avoidance of doubt, you may not revoke or change your subscription or request your subscription funds after the Revocation Deadline.

Right to Reject Subscriptions

After we receive your complete, executed subscription agreement (forms of which are attached to the Offering Statement, of which this Offering Circular forms a part, as Exhibits 4.1 and 4.2) and the funds required under the subscription agreement have been transferred to the Enterprise Bank & Trust Escrow Account or such other selected dealer designated escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. Our lead selling agent will conduct customary know-your-customer and AML checks on investors, including background checks for financial crimes and fraud. We anticipate rejecting subscriptions if (i) such subscriptions are received after we have already received and accepted subscription agreements for the maximum offering amount or (ii) the know-your-customer and AML checks raise concerns regarding investor suitability for participation in the offering. Once we accept your subscription we cannot then decide to reject your subscription. While we will endeavor to close this Offering as soon as feasible following the qualification of the Offering Statement of which this Offering Circular forms a part, there may be a significant amount of time between your execution of the subscription agreement and tendering of funds and closing of this Offering. During such time, you will be entitled to revoke your subscription as disclosed above under "-Right to Revoke Subscriptions." We will return all monies from rejected or revoked subscriptions immediately, without interest or deduction.

Acceptance of Subscriptions

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares of subscribed for Common Stock at closing. After the Revocation Deadline, you may not revoke or change your subscription or request a return of your subscription funds.

Under Rule 251 of Regulation A, unless a company's offered securities are listed on a national securities exchange, non-accredited, non-natural person investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser's revenue or net assets (as of the purchaser's most recent fiscal year end). As a result, for so long as our Common Stock is not listed on the NYSE American, non-accredited, natural person may only invest funds in our Common Stock which do not exceed 10% of the greater of the purchaser's annual income or net worth (please see below on how to calculate your net worth).

How to Calculate Net Worth

For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the shares of Common Stock.

In order to purchase the shares of Common Stock and prior to the acceptance of any funds from an investor, for so long as our Common Stock is not listed on the NYSE American, an investor in our Common Stock will be required to represent, to the Company's satisfaction, that he or she is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

No Minimum Offering Amount

If our Common Stock is not approved for listing on NYSE American, we will not complete the Offering contemplated hereby.  We believe that we will be in a position to meet the Minimum Listing Standards for such listing if at least 9,063,550 Shares are sold in the Offering.  The Offering commenced on September 6, 2024, and a total of 4,996,697 Shares have been sold to date, leaving a balance of 6,145,364 Shares available for sale pursuant to the Offering.  Accordingly, we believe we must sell at least 4,066,853 Shares of the 6145,364 Shares that remain available for sale under the Offering in order to meet the Minimum Listing Standards.  There is otherwise no minimum offering amount in this Offering and we may close on any funds that we receive. Potential investors should be aware that there can be no assurance that any other funds will be invested in this Offering other than their own funds.

No Selling Security Holders

No securities are being sold for the account of security holders; all net proceeds of this Offering will go to the Company.

Transfer Agent and Registrar

The Company has engaged Nevada Agency and Transfer Company, a registered transfer agent with the Commission, who will serve as transfer agent to maintain stockholder information on a book-entry basis.

Provisions of Note in our Subscription Agreement

Forum Selection Provision

The subscription agreement that investors will execute in connection with the Offering includes a forum selection provision that requires any claims against the Company based on the subscription agreement to be instituted exclusively in the Delaware Court of Chancery, or if the Delaware Court of Chancery determines that it does not have subject matter jurisdiction, the U.S. District Court for the District of Delaware or any court of the State of Delaware having subject matter jurisdiction regarding the matter, for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. Although we believe the provision benefits us by providing increased consistency in the application of Florida law in the types of lawsuits to which it applies and in limiting our litigation costs, to the extent it is enforceable, the forum selection provision may limit investors' ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The Company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time traveling to any particular forum so they may continue to focus on the operations of the Company. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Investors will not be deemed to have waived the Company's compliance with the federal securities laws and the rules and regulations thereunder.

Jury Trial Waiver

The subscription agreement that investors will execute in connection with the Offering provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the agreement, other than claims arising under federal securities laws. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law. In addition, by agreeing to the provision, subscribers will not be deemed to have waived the Company's compliance with the federal securities laws and the rules and regulations promulgated thereunder.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the lead selling agent that would permit a public offering of the securities offered by this Offering Circular in any jurisdiction where action for that purpose is required. The securities offered by this Offering Circular may not be offered or sold, directly or indirectly, nor may this Offering Circular or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this Offering Circular comes are advised to inform themselves about and to observe any restrictions relating to the Offering and the distribution of this Offering Circular. This offering circular does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this Offering Circular in any jurisdiction in which such an offer or a solicitation is unlawful.

USE OF PROCEEDS

The Offering commenced on September 6, 2024, and a total of 4,996,697 Shares have been sold for gross proceeds of approximately $17,938,142, leaving a balance of 6,145,364 Shares available for sale pursuant to the Offering for additional gross proceeds of approximately $22,061,857. The Company expects that, in order to meet the Minimum Listing Standards of the NYSE American (including the financial integrity requirements comprising part of the Minimum Qualitative Standards), at least 4,066,853 additional Shares will have to be sold pursuant to the Offering for additional gross proceeds of approximately $14,600,002.  Therefore, the Minimum Offering shall consist of a total of 9,063,550 Shares for total minimum gross proceeds of approximately $32,538,145.  Assuming that the Minimum Offering is completed, the net proceeds to the Company will be approximately $29,398,763 (the "Minimum Amount") after subtracting selling commissions of approximately $1,274,382 payable by us to the Lead Selling Agent, an estimated $375,000 in investor fees payable by us to Equifund (assuming 7,500 investors in this Offering and investor fees calculated at $50 per investor), and approximately $1,490,000 in Offering expenses payable by us (which would include items such as EDGARization, filing, printing, legal, marketing, accounting and other miscellaneous expenses, as well as payment processing fees payable to Equifund).  If the Company successfully raises the Minimum Amount, the Company intends to use the proceeds for research and development, asset improvement and pilot training, sales and marketing efforts, capital expenditures, inventory purchases, investor relations, the repayment of outstanding loans and general corporate purposes.

Assuming that the Maximum Offering is completed, the gross proceeds will be approximately $40,000,000, and the net proceeds to the Company would be approximately $36,175,980 (the "Maximum Amount") after subtracting selling commissions of approximately $1,834,020 payable by us to the Lead Selling Agent, an estimated $500,000 in investor fees payable by us to Equifund (assuming 10,000 investors in this Offering), and approximately $1,490,000 in Offering expenses payable by us (which would include items such as EDGARization, filing, printing, legal, marketing, accounting and other miscellaneous expenses, as well as payment processing fees payable to Equifund). If the Company successfully raises the Maximum Amount, the Company intends to use the proceeds for research and development, asset improvement and pilot training, sales and marketing efforts, capital expenditures, inventory purchases, investor relations, the repayment of certain outstanding loans and general corporate purposes.

Please see the tables below for a summary the Company's estimated intended use of proceeds from this Offering:

	Minimum Offering	Allocation of Proceeds from Shares Sold to Date	Proposed Allocation of Proceeds of Shares Remaining to be Sold
Offering Proceeds
Gross Proceeds	$32,538,145	$17,938,142	$14,600,002
Offering Expenses(1)	$1,490,000	$1,221,103	$268,897
Investor Fee(2)	$375,000	$177,365	$197,635
Selling Commissions(3)	$1,274,382	$179,381	$1,095,001

Plus Working Capital Reserve from Shares Sold to Date			3,543,965
Total Proceeds Available for Use	$29,398,763	$16,360,293	16,582,434

Estimated Expenses
Research & Development	$3,500,000	$641,992	$2,858,008
Asset Improvement & Training	$1,500,000	$1,500,000	$-
Sales & Marketing	$450,000	$261,341	$188,659
Capital Expenditures	$11,000,000	$5,000,000	$6,000,000
Inventory(4)	$500,000	$-	$500,000
Investor Relations	$3,200,000	$735,121	$2,464,879
Loan Repayment	$-	$-	$-
General & Administrative	$6,100,000	$3,716,518	$2,383,482
Executive Compensation	1,630,000	956,356	673,644
Listing Fees	$75,000	$5,000	$70,000
Total Expenditures	$27,955,000	$12,816,328	$15,138,672

Working Capital Reserves(5)	$1,443,763	$3,543,965	$1,443,762

Notes:

(1) Includes estimated legal, accounting, EDGARization, payment processing fees, and other expenses of the Offering, but excludes investor fees payable to Equifund and sales commissions payable to the Lead Selling Agent.

(2) Calculated at $50 per investor.  Assumes 7,500 investors at Maximum Offering; a total of 4,996,697 Shares have been sold to date to a total of 2,697 investors.

(3) We have paid the Lead Selling Agent a cash commission of 1.0% on the sale of Shares in this Offering to date. The Lead Selling Agent will receive commissions paid by the Company of 7.5% of the Offering proceeds of the remaining Shares in this Offering from the date hereof. Digital Offering has agreed to remit $140,000 of this cash commission to the Company as a rebate to be applied towards the Company's platform and marketing fees.

(4) Consists primarily of StarLaunch I rockets and related equipment to be acquired in connection with completing the FAA licensing process and to provide satellite launch services following the acquisition of an FAA launch license.

(5) Working capital reserves represent the excess funds above the Company's capital needs. Management may deploy working capital reserves as it determines is in the best interests of the Company, including but not limited to, the purchase of additional inventory, capital expenditures and expansion plans, sales and marketing, and hiring additional team members.

	Maximum Offering	Allocation of Proceeds from Shares Sold to Date	Proposed Allocation of Proceeds of Shares Remaining to be Sold
Offering Proceeds
Gross Proceeds	$40,000,000	$17,938,142	22,061,857
Offering Expenses(1)	$1,490,000	$1,221,103	$268,897
Investor Fee(2)	$500,000	$177,365	$322,635
Selling Commissions(3)	$1,834,020	$179,381	$1,654,639

Plus Working Capital Reserve from Shares Sold to Date			3,543,965
Total Proceeds Available for Use	$36,175,980	16,360,293	23,359,651

Estimated Expenses
Research & Development	$4,000,000	$641,992	$3,358,008
Asset Improvement & Training	$2,000,000	$1,500,000	$500,000
Sales & Marketing	$500,000	$261,341	$238,659
Capital Expenditures	$12,000,000	$5,000,000	$7,000,000
Inventory(4)	$1,750,000	$-	$1,750,000
Investor Relations	$4,500,000	$735,121	$3,764,879
Loan Repayment	$770,000	$-	$770,000
General & Administrative	$6,100,000	$3,716,518	$2,383,482
Executive Compensation	1,630,000	956,356	673,644
Listing Fees	$75,000	$5,000	$70,000
Total Expenditures	$33,325,000	$12,816,328	$20,508,672

Working Capital Reserves(5)	$2,850,980	$3,543,965	$2,850,979

Notes:

(1) Includes estimated legal, accounting, EDGARization, payment processing fees, and other expenses of the Offering, but excludes investor fees payable to Equifund and sales commissions payable to the Lead Selling Agent.

(2) Calculated at $50 per investor.  Assumes 10,000 investors at Maximum Offering; a total of 4,996,697 Shares have been sold to date to a total of 2,697 investors.

(3) We have paid the Lead Selling Agent a cash commission of 1.0% on the sale of Shares in this Offering to date. The Lead Selling Agent will receive commissions paid by the Company of 7.5% of the Offering proceeds of the remaining Shares in this Offering from the date hereof. Digital Offering has agreed to remit $140,000 of this cash commission to the Company as a rebate to be applied towards the Company's platform and marketing fees.

(4) Consists primarily of StarLaunch I rockets and related equipment to be acquired in connection with completing the FAA licensing process and to provide satellite launch services following the acquisition of an FAA launch license.

(5) Working capital reserves represent the excess funds above the Company's capital needs. Management may deploy working capital reserves as it determines is in the best interests of the Company, including but not limited to, the purchase of additional inventory, capital expenditures and expansion plans, sales and marketing, and hiring additional team members.

The Company reserves the right to change the above use of proceeds if management believes it is in the best interests of the Company.

The amounts set forth above are our current estimates for such development, and we cannot be certain that actual costs will not vary from these estimates. Our management has significant flexibility and broad discretion in applying the net proceeds received in this Offering. We cannot assure you that our assumptions, expected costs and expenses and estimates will prove to be accurate or that unforeseen events, problems or delays will not occur that would require us to seek additional debt and/or equity funding, which may not be available on favorable terms, or at all. See "Risk Factors" starting on page 13.

The Company intends to use a portion of the proceeds raised in this Offering to repay a portion of its outstanding debt, including some but not all of the following:

  $865,000 owed to RLB Aviation, Inc. ("RLB") pursuant to the terms and conditions of a promissory note, the principal of which is non-interest bearing and there is no set date for repayment;

  $190,050 owed to Rick Svetkoff pursuant to the terms and conditions of a promissory note, the principal of which is non-interest bearing and there is no set date for repayment; and
  $475,150 owed to Rick Svetkoff pursuant to the terms and conditions of a promissory note, the principal of which is non-interest bearing and there is no set date for repayment.

The expected use of the net proceeds from this Offering represents our intentions based upon our current financial condition, results of operations, business plans and conditions. As of the date of this Offering Circular, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the closing of this Offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

We have already raised approximately $17,938,140 pursuant to this Offering, which commenced on September 6, 2024.  Although our business does not presently generate sufficient cash to finance our operations, we believe that if we raise at least an additional $14,600,000 in this Offering, that we will have sufficient capital to finance our operations for at least the next 12 months and will thereby be in a position to meet the financial integrity condition included among the Minimum Qualitative Standards of NYSE American. However, if we do not sell such additional minimum amount or if our operating and development costs are higher than expected, we will need to obtain additional financing prior to that time, or otherwise scale down operations as contemplated in the chart above related to use of proceeds dependent on the percentage of offering sold, or scale down otherwise. Further, we expect that during or after such 12-month period, we will be required to raise additional funds to finance our operations until such time that we can conduct profitable revenue-generating activities.

We may use a portion of the net proceeds for the investment in strategic partnerships and possibly the acquisition of complementary businesses, products or technologies, although we have no present commitments or agreements for any specific acquisitions or investments.

DIVIDEND POLICY

We have never declared or paid cash dividends on our shares of Common Stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the near future. We may also enter into credit agreements or other borrowing arrangements in the future that will restrict our ability to declare or pay cash dividends. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, contractual restrictions, general business conditions and other factors that our board of directors may deem relevant.

DESCRIPTION OF BUSINESS

Overview

The Company's mission statement is to make space accessible to entrepreneurs, researchers, industry, and government at a high cadence and the right cost.

Currently, the Company operates the world's only commercial fleet of flight-ready Lockheed F-104s. The Lockheed F-104 was developed as a supersonic aircraft for the United States Armed Forces. The single engine interceptor was favoured for its maximum altitude and climb performance. It was the first production aircraft to reach over MACH 2 in sustained, level flight, which was one of the key criteria as to why the NASA used the Lockheed F-104 for high-speed flight research at the Dryden Flight Research Center. The Lockheed F-104 also performed many safety chase missions in support of advanced research aircraft and provided a launch platform for sounding rockets.8 Test flights showed that a Lockheed F-104 launched single-stage Viper sounding rocket attain a maximum 112km in altitude. 9  In total, the Lockheed F-104 flew over 18,000 missions for NASA. NASA retired the Lockheed F-104 in 1995,10 with transition to the McDonnell Douglas F/A-18 Hornet supersonic Aircraft.11

8 Jarosław Dobrzyński, Lockheed F-104 Starfighter 90 (Mushroom Model Publications) (2015).

9 F-104 Launched Sounding Rockets, The Unwanted Blog (Jun. 2, 2012), The Unwanted Blog.

10 F-104 Starfighter, NASA (Sept. 27, 2009), NASA.

11 Roy Bryant, The Lockheed F104s of NASAs Flight Research Center, Stars of NASA (Feb. 2004), Stars of NASA.

Recent increases in government expenditures and commercial investment are driving growth in the space economy.12 The Company believes this increase has created a demand for services similar to what the Lockheed F-104s formerly owned by NASA used to provide. That demand is for commercial, research and defense technologies including hypersonic research.13 To the Company's knowledge, there is currently no other aircraft commercially available to the public with the capabilities of the Lockheed F-104 in terms of speed and climbing performance.

The Company aims to address these needs through its existing fleet of seven Lockheed F-104 Aircraft, currently based at NASA's Kennedy Space Center (the "KSC") and Midland International Air and Space Port (the "MIASP"), as well as through the acquisition of the Platform II Aircraft which the Company believes will provide more advanced capabilities and have a longer operating lifespan. Starfighters is providing its core group of Historical Services, while developing the capacity for New Services. The Company organizes its services into the following categories:

  Historical Services:

    Pilot and Astronaut Training; Launch Services and Access to Space; and

    In-flight Testing.

  New Services:

    Launch Services and "Access to Space" (commercial, academic, civil and government); and

    Airborne Testbed for Hypersonic Research and Development ("R&D") and Test and Evaluation ("T&E") Test Bed (commercial, academic, civil and government).

Our Products and Services

Historically, Starfighters generated the majority of its income from its Historical Services of pilot training and in-flight testing, and continues to do so today. We expect to demand for our Historical Services grow with the evolution of commercial supersonic flight. The Company also plans to expand into new lines of revenue and services, being the New Services. As the commercialization of space has accelerated, the Company believes there is an opportunity to utilize its fleet to fill what we believe is a growing need for strategic access to space and airborne testing for the next generation of hypersonic air-launched rockets and commercial supersonic aircraft. For the last two years, the Company has been developing two new lines of business, Launch Services and Hypersonic R&D and T&E. The New Services form the foundation of the Company's growth plan. In 2023, the Company announced its first testing agreements and is working to expand those services. During the year we also flew pilot training missions for Boom Supersonic, a commercial supersonic aircraft developer. At the same time the Company elected to co-develop its second stage launch system (referred to as StarLaunch I) with Innoveering, LLC, which was acquired by GE Aeronautics in late 2022.

Launch Services

As the Company has identified access to space as becoming increasingly in demand for both government and commercial interests, we identified a new use for our platform. The Starfighters fleet could act as horizontally-launched, piloted vehicles capable of acting as a first stage in launching smaller payloads into space. The Company is now in the process of developing a second stage rocket, StarLaunch I, capable of carrying smaller payloads into space. To that end, the Company has partnered with GE Aeronautics to develop a prototype StarLaunch I, a proprietary design, underwing, air-launch rocket capable of carrying small payloads into space in a manner that the Company believes can be more economical and with reduced turnaround and relaunch time compared to traditional rockets. The Company believes a further advantage in its development process is the ability to use a proven military aircraft, such as the Lockheed F-104, in conjunction with the StarLaunch I rocket which is initially based on the proven design and current missile technology.

12 Supra note 1.

13 U.S. Naval Institute Staff, Report to Congress on Hypersonic Weapons, U.S. Naval Institute (Feb. 16, 2024, 12:27 PM), U.S. Naval Institute.

The StarLaunch I family of rockets is designed to use the Lockheed F-104 as the first stage of the rocket. This carries advantages of reliability, reusability, control, and reduced cost. The StarLaunch I rocket is designed to carry payloads to sub-orbital altitudes. In 2023, the Company began to explore options for the ability of its fleet to carry larger payloads further into space. The rocket that will carry payloads to orbit has been named StarLaunch II.

The Company has identified a potential solution in the Platform II Aircraft, and is in negotiations to acquire the aircraft and support materials. The Company is aiming to complete the purchase of its Platform II Aircraft by Q4 2025 (assuming that the Company raises sufficient proceeds from this Offering and/or from other sources), and has already been recommended as the next generation test and launch bed by the United States Air Force Research Lab.

The launch process:

1. The Company's first stage aircraft launches from a traditional runway without the need for derrick or cranes;

2. The Company's first stage aircraft reaches critical height and launches the StarLaunch second stage rocket, with the optimum height being dependent on the mission;

3. StarLaunch I boosts to suborbital altitude and deploys payloads;

4. StarLaunch II boosts to low earth orbit and deploys small-satellites; and

5. The Company's first stage aircraft lands, refuels, reloads for additional missions.

The Company has completed the underwing captive carry test with the FAA using the National Research Council of Italy's Aviolancio rocket platform. This milestone marks the first phase of flight testing. Separately, the Company has commenced development of its dedicated launch platform, StarLaunch I. Currently, the StarLauch I Test Article's External Surface Engineering is complete, and the company is on track for flight testing in Q4 2025/Q1 2026. Subject to securing requisite regulatory approvals and adequate funding, Starfighters targets its first commercial launch by year-end 2025. A successful launch and associated compliance will enable the issuance of a five-year FAA launch license (assuming the Company raises sufficient proceeds from this Offering to execute on its business plan - see "Use of Proceeds").

Hypersonic R&D and T&E Test Bed

Hypersonic technology and its commercial applications is an emerging sector in aerospace. The Company's unique position as one of the only commercial entities with first stage jet aircraft capable of sustained MACH 2 flight, combined with its ability to launch targeted altitude payloads, allows it to capitalize on the burgeoning hypersonic market.

The potential for the Company's hypersonic business is multifaceted. Firstly, there is a growing demand for hypersonic testbeds in both the defense and commercial sectors. The Company's involvement in the Hypersonic and High-Cadence Airborne Testing Capabilities ("HyCAT") initiative, in partnership with Innoveering LLC and under the auspices of the Defense Innovation Unit of the U.S. Department of Defense, showcases the Company's capability and readiness to meet these demands.

Moreover, the limited availability of wind tunnel time for hypersonic research in the United States opens a significant market opportunity for the Company. The Company's fleet of Lockheed F-104 aircraft can serve as an effective alternative for delivering practical data results swiftly and predictably, a service in demand from government and private sector clients engaged in hypersonic research and development.

Additionally, the Company's collaborative efforts with other contractors and partners in the HyCAT program, such as GE Aerospace and Spectre Propulsion, indicate a strong potential for joint ventures and partnerships. These collaborations could lead to advancements in propulsion technologies and guidance systems, further enhancing the Company's offerings in the hypersonic market.

Supersonic Platform for Testing and In-flight Services

Utilizing the supersonic speed and flight profile characteristics of the Lockheed F-104, the Company has performed research and development services for several commercial, civilian, academic, and defense clients. These services include:

  Captive carry payload testing;

  Windstream testing with flight conditions that mirror supersonic or launch conditions;

  Payloads for high altitude and hypersonic testing;

  Termination flight system testing;

  Space flight hardware testing and qualification;

  Suborbital spaceflight simulation;

  Supersonic and hypersonic research; and

  Hardware testing, including batteries, optics, receivers/transmitters.

Defense, Civil, Academic and Commercial Services

The Company also provides a number of defense and commercial services to its clients, including:

  Jet warbird training & familiarization;

  Adversary air training support;

  Video production and photography;

  Human factors and flight physiology testing; and

  Avionics testing and qualification.

Pilot and Astronaut Training - Supersonic

The Company provides a training platform for pilots who will fly the next generation of supersonic commercial aircraft. The commercialization potential extends beyond testing services. The Company's expertise and capabilities position them to develop and offer innovative solutions in supersonic travel and transportation. The emerging market for supersonic passenger travel and ultra-fast cargo delivery is still in its infancy, but the Company has already been working with companies such as Boom Aviation to provide pilot training and other testing. The Company aims to leverage both its pilot training and testing capabilities to develop a role in this space.

The Company has authorization from the FAA that permits the Company to use the space above NASA's Kennedy Space Center for pilot training; the Company is currently the only civilian company that is permitted to do so. A FAA Letter of Authorization along with a Letter of Deviation Authority allows licensed pilots to receive type-specific training in the same jets that NASA has used for decades to prepare their astronauts for spaceflight and to conduct aeronautical research. This limited-access training is designed to enhance confidence and flight safety through comprehensive ground training sessions and back-seat flight operations in the controlled airspace above NASA's Kennedy Space Center and the United States Space Force's Range over the Atlantic Ocean. In addition to pilot training, the Company also offer suborbital space flight participants the opportunity to experience a real work flight profile environment.

Competition

The industry in which the Company operates is subject to intense technological and regulatory change. We face, and will continue to face, competition from other companies. Some of these competitors can be expected to have longer operating histories and more financial resources and experience than us. Increased competition by larger and better-financed competitors could materially and adversely affect the business, financial condition, results of operations or prospects of the Company. Because of the early stage of the industry in which the Company operates, the Company expects to face additional competition from new entrants. To become and remain competitive, the Company will require capital for research and development, asset improvement and pilot training, sales and marketing efforts, capital expenditures, inventory purchases, investor relations, the repayment of outstanding loans and general corporate purposes. The Company may not have sufficient resources to maintain its operations on a competitive basis, which could materially and adversely affect the business, financial condition, results of operations or prospects of the Company.

The Company's primary sources of competition fall into three (3) categories:

  companies providing dedicated and rideshare launch vehicles to deliver small payloads to generic and custom planes/inclinations and altitude trajectories, such as Northrop Grumman, SpaceX, United Launch Alliance (a joint venture between Lockheed Martin Corporation and The Boeing Company), Rocket Labs, and established Russian, Indian, Chinese, European, and Japanese launch providers;

  companies that are reported to have plans to provide launch vehicles that can deliver payloads to a range of planes/inclinations and altitude trajectories; and

  companies that perform research into hypersonic rockets and components, wind tunnel testing, satellite and/or rocket component testing.

In the market in which the Company operates, the principal competitive factors include:

  equipment flight history, heritage, and reliability;

  equipment flight profile characteristics, including speed, range, maneuverability, flexibility, and reusability;

  launch schedule timeline and flexibility;

  ability to customize products to meet specific needs of the customer;

  jet performance and technical features; and

  price.

Competitive Strengths

The Company's competitive strengths include:

Multiple Revenue Streams

The Company is committed to developing and leveraging multiple revenue streams. By diversifying its revenue sources, the Company can reduce its dependence on any single product or service offering, making it more resilient in the face of market fluctuations and economic downturns. Furthermore, the Company's ability to generate revenue through multiple channels allows it to take advantage of opportunities for growth and expansion that may not be available to companies with a narrower focus.

Limited Competition for Direct Small Satellite Launch

While the overall space industry is highly competitive, the niche market for small and micro satellite launches is relatively untapped, with only a handful of companies operating in this space. This presents a significant opportunity for the Company to capture market share and establish itself as a leader in this rapidly growing segment. Additionally, the Company's position as one of the few companies offering cost-effective, reliable, and flexible small satellite launch services provides a significant competitive advantage over potential competitors.

Proven Operational History

The Lockheed F-104 has a long and proven track record of successful operations with the U.S. Air Force and at NASA, as well as with various armed forces around the world. It has been demonstrated that the jet can be successfully used to launch rockets into space. Furthermore, our location at Kennedy Space Center has enabled us to connect with a broad range of potential customers and partners, many right on the KSC campus. The Company was invited to KSC by Space Florida, the public-private partnership responsible for promoting and developing Florida's aerospace industry. Space Florida was created by the Florida Legislature to sustain Florida's position as a global space leader, and it is responsible for managing the commercialization of KSC. Our relationship with Space Florida has provided us with access to capital (including the Space Florida Loan discussed in this Offering Circular under the heading, "Capitalization"), infrastructure and other resources that have evolved over time.

While at the KSC, the Company has successfully managed its operations and has established a reputation for delivering high-quality products and services to its customers, worked professionally with KSC personnel and operated as the first fixed wing provider at KSC, all with no mishaps in-flight for over 15 years. This has not only strengthened the Company's brand but also instills trust and confidence with the Company's stakeholders. Moreover, the Company's operational history has allowed it to refine its processes, optimize efficiency, and enhance its offerings, enabling the Company to deliver superior value to its customers. This experience gives the Company a competitive advantage over new entrants to the market who lack the institutional knowledge and industry-specific expertise that comes with an established operational history.

Location

The Company has been located at the KSC space port since 2009. As one of the world's premier space launch facilities, the Kennedy Space Center offers unparalleled access to launch pads, ground infrastructure, and a highly skilled workforce. The Company holds an existing range user agreement with the US Space Force, which allows the Company access to and use of the Cape Canaveral range. The Company, through Starfighters International, is a party to a Memorandum of Agreement dated March 28, 2023 (the "MOA") with Space Launch Delta 45 ("SLD45"). Pursuant to the terms and conditions of the MOA SLD45 provides support to the Company for its test flights at the Eastern Range. The MOA further provides that its purpose is to establish Starfighters International as an official ranger which will permit Starfighters International to establish SLD45 Job Order Number Accounts and directly reimburse SLD45 for future range support. Being located in close proximity to this hub of the global space industry enables the Company to rapidly respond to market opportunities, minimize launch-related costs, and reduce launch lead times. Furthermore, the Company's presence at the Kennedy Space Center enables it to leverage the significant industry partnerships and collaborations that exist in the region, fostering innovation and driving growth for the Company's business.

The Company's new facility at MIASP was strategically chosen to increase its capacity, improve operational resiliency and flexibility, and bolster the United States' hypersonic testing capabilities. The MIASP is the site of a proposed high-speed airspace corridor capable of accommodating a variety of high-speed missions to include subsonic, supersonic, hypersonic and point-to-point suborbital missions for both miliary and commercial applications.14

Lower Cost

Using the Lockheed F-104 as a reusable first stage allows the Company to lower its operational and capital expenditures compared with disposable rockets. Additionally, the Lockheed F-104 has a lower fuel consumption compared to rockets.

Launch Flexibility

Unlike traditional rocket launches, a jet-based system offers significant launch flexibility, enabling the Company to rapidly respond to changes in launch schedules, weather conditions, and other operational factors. The use of a jet as the first stage allows the Company to launch in multiple configurations and flight profiles, including a wider range of altitude, angle, and trajectory, compared to rockets launched at the same location.

Launch Transferability

The Company's jet-based system allows us to conduct launches from a wider range of locations, including potentially all permitted space ports worldwide, further expanding the Company's launch flexibility.

Unique Capabilities

The Lockheed F-104 is a unique supersonic research platform due to its exceptional altitude and speed capabilities. It is the only commercial supersonic platform currently available in the world. The Lockheed F-104 was designed specifically for high-altitude flight and could achieve altitudes of over 100,000 feet. This makes it an ideal platform for conducting research in the upper atmosphere and beyond, where few other aircraft can go. Additionally, the Lockheed F-104 can fly at speeds of MACH 2 or higher, allowing it to conduct supersonic flight testing and research that is not possible with other available aircraft. The Lockheed F-104's unique combination of altitude and speed capabilities made it an invaluable research platform for a range of commercial, scientific, and military applications, from studying the upper atmosphere to testing advanced rocket systems.

Growth Strategy

The Company is pursuing the following growth strategies:

Access Backlog of Small Satellites

The Company's achievement of a launch license allows it to access a backlog of small satellites waiting for launch. By offering its launch services, the Company can address the demand for satellite launches and contribute to reducing the backlog. This strategy can provide a new revenue stream for the Company and position it as a reliable launch provider in the commercial space industry.

Capitalize on Hypersonic Research

The Company aims to leverage the increase in spending on hypersonic research by the U.S. Government.15 With the Lockheed F-104 being the only commercial, non-rocket platform capable of testing at the required speeds, the Company intends to position itself as a key player in this field. By offering their services and expertise in hypersonic research the Company can attract government contracts and collaborations.

14 https://www.mrt.com/news/local/article/Study-confirms-feasibility-of-high-speed-airspace-17062625.php

15 Id.

Real-World Wind Tunnel Testing

The Company's Lockheed F-104 platform provides the unique advantage of conducting wind tunnel testing in a real-world environment. This capability allows the Company to offer more accurate and reliable data to clients in industries such as aerospace, defense, and engineering. By highlighting this advantage the Company believes it will attract clients seeking comprehensive and realistic wind tunnel testing.

Expand Pilot Training

The Company may acquire the necessary licenses to expand its pilot training operations. By increasing the number of flights per year, potentially up to 120 flights, the Company can cater to a larger pool of aspiring pilots. This expansion can help the Company grow its revenue and establish the Company as a provider of advanced pilot training services.

Target Growth in R&D Testing

The Company can leverage the unique abilities and flight profiles of the Lockheed F-104 to target growth in research and development (R&D) testing. The Company can position itself as a reliable partner for companies and organizations involved in satellite and rocket component testing. By offering their platform and expertise the Company believes it will attract clients seeking high-speed, high-altitude testing capabilities.

Overall, by capitalizing on its unique capabilities and advantages, the Company intends to position itself as a pilot in satellite launches, hypersonic research, wind tunnel testing, pilot training, and other R&D testing. These strategies will enable the Company to achieve growth and establish a strong presence in the industry.

Property

The Company does not currently own, rent or lease any property other than its hangars located at the KSC, at Reusable Launch Vehicle Hangar, Hangar Rd, Cape Canaveral, FL, 32920, and at Midland International Air & Space Port (the "MIASP") at The George H.W. and Barbara Bush Commemorative Center 9600 Wright Dr., Midland, TX, 79706. The Company may enter into other lease agreements for office space in the future; however, no assurance can be provided that this will occur. The Company currently has no plans to acquire any real property.

Lease Agreement with Space Florida

The Company, through Starfighters International, leases its premises located at the KSC at Reusable Launch Vehicle Hangar, Hangar Rd, Cape Canaveral, FL, 32920 pursuant to the terms and conditions of a Site Occupant Lease Agreement No: C20756 between Space Florida and Starfighters International dated June 1, 2022, as amended on June 1, 2023 (the "Lease Agreement"). The term of the Lease Agreement began on June 1, 2022, and continues until May 31, 2024. Pursuant to the Lease Agreement, the Company leases (i) 10,000 square feet of the Reusable Launch Vehicle Facility, (ii) 2,000 square feet of the Convoy Vehicle Enclosure, and (iii) 2,500 square feet of area beside the Aircraft Ground Equipment Shed (collectively, the "Premises"). The Company is required to pay a monthly fee of $13,958.33 to lease the Premises. Additionally, the Company is required to pay a RLV Common Area Maintenance fee of $4,166.67 per month and various other fees (including license fees) and costs in relation to the Company's lease of the Premises. On June 1, 2024, the Lease Agreement was extended to May 31, 2025, and Starfighters International will be subject to a $100 fee per day if any property remains outside the Premises for more than 24 hours.

Effective June 1, 2025, Starfighters International and Space Florida have agreed to an amendment to the Lease Agreement, which provides for (i) extending the term of the Lease Agreement to May 31, 2026, (ii) increasing the square feet of the Reusable Launch Vehicle Facility available to Starfighters International to 11,069 sq. ft. instead of 10,000 sq. ft., (iii) Starfighters International shall be charged a fee of $500 per day if it utilizes any additional area outside the Premises without prior written consent of the landlord, (iv) priority use and scheduling for major NASA and U.S. Department of Defense operations, which will require Starfighters International to clear all assets and equipment from the requested portion of the Premises within 48 hours, (v) a total monthly rental fee (inclusive of rent and common area maintenance) of $15,294.58, and (vi) if Starfighters International elects to renew the lease, the rent for the renewal term shall be adjusted 3% upward beginning on the one-year anniversary of the effective date, and on the same date on an annual basis thereafter.

Lease Agreement with the City of Midland

On June 1, 2025, the Company's subsidiary, Starfighters Texas, entered into a commercial hangar lease agreement with the City of Midland for the lease of hangar facilities at Midland International Air & Space Port in relation to its commitments in the Economic Development Agreement. The lease is for $18,535 per month with a term of one year, which may be extended upon mutual written consent for up to four additional years.

Economic Development Agreement with Midland Development Corporation

On October 7, 2024, the Company, through its subsidiary Starfighters Texas, entered into a 10-year economic development agreement (the "Economic Development Agreement") with the Midland Development Corporation ("MDC") for the expansion of its operations to the MIASP), with effect from September 24, 2024. See "Plan of Operations."

The Company will use the site for supersonic flight testing, training, research, and development, including suborbital launches and high-speed aircraft operations.

Suppliers

We obtain our replacement and spare parts, components, sub systems, and equipment from suppliers that we believe to be reliable and reputable. All current suppliers have been, and continue to periodically be, internally reviewed to ensure that they are able to supply materials that meet our specifications and quality control requirements. Potential new suppliers also follow this process. The majority of our requirements are consumables in nature, including liquid oxygen, fuel, and tires. The first two of these items are supplied by Kennedy Space Center space port services. Disruptions in the supply of key raw materials or components and difficulties in the supplier qualification process, as well as increases in prices of raw materials, could adversely impact us. See "Risk Factors - Risks Related to our Business and Industry - We depend on several specialized suppliers for the majority of specialized supply needs. Disruptions in the supply of key raw materials or components and difficulties in the supplier qualification process, as well as increases in prices of raw materials, could adversely impact us."

Additionally, Starfighters International has entered into an asset purchase agreement, dated October 1, 2021, as amended on December 29, 2023 (the "Hypersonic APA"), with Hypersonic Group Inc. ("HGI"). Pursuant to the terms and conditions of the Hypersonic APA, Starfighters International has agreed to purchase 22 J79-19 engines from HGI for an aggregate purchase price of $2,200,000 (the "Purchase Price"). The Company intends to use the engines as replacements to extend the useful life of its Lockheed F-104 aircraft. Pursuant to the Hypersonic APA, Starfighters International agreed to (i) pay HGI a deposit of $250,000 by December 31, 2022, (ii) pay HGI $500,000 on March 30, 2023, (iii) pay HGI $50,000 immediately following December 29, 2023, (iv) pay HGI $50,000 within five (5) business days of March 31, 2024 in the event that Starfighters International has not made the initial submission of the Offering Statement to the SEC on or before March 31, 2024, and (v) pay HGI the remaining balance of the Purchase Price ($1,350,000) within five (5) business days of the completion of the Offering. To date, Starfighters International has paid an aggregate of $1,300,000 of the total purchase price required pursuant to the Hypersonic APA and is currently negotiating a further extension with HGI. Rick Svetkoff, the Company's President and Chief Executive Officer, owns 50% of HGI and signed the Hypersonic APA on behalf of both the Company and HGI.

Development work on StarLaunch launch platform is contracted to industry partners.

Government Regulation

Compliance with various governmental regulations has an impact on our business, including our capital expenditures, earnings, and competitive position, which can be material. We incur or will incur costs to monitor and take actions to comply with governmental regulations that are or will be applicable to our business, which include, among others, federal securities laws and regulations, export and import control, economic sanctions and trade embargo laws and restrictions and regulations of the Department of Transportation ("DoT"), the FAA, the Department of Defense ("DoD"), and NASA and other government agencies in the U.S. The following discussion summarizes the principal elements of the regulatory framework applicable to our business. Regulatory requirements, including but not limited to those discussed below, affect our operations, and increase our operating costs, and future regulatory developments may continue to do the same. See "Risk Factors - Risks Related to our Business and Industry" for a discussion of material risks to us, including, to the extent material, to our competitive position, relating to governmental regulations, and see "Management's Discussion and Analysis of Financial Condition and Results of Operations" together with our consolidated financial statements, including the related notes included therein, for a discussion of material information relevant to an assessment of our financial condition and results of operations, including, to the extent material, the effects that compliance with governmental regulations may have upon our capital expenditures and earnings.

Our areas of operations are primarily covered by two separate sets of Regulation (i) the DoT - FAA Aviation Safety, which governs our operation of experimental aircraft as all privately owned former military aircraft are considered experimental aircraft, and (ii) FAA AST (The Office of Commercial Space Transportation), which governs our operation as a launch operator.

Operator of Experimental Aircraft Regulation

All experimental aircraft engaged in air flight in the United States are subject to regulation by the DoT. Absent an exemption, no experimental aircraft may provide air flights of researchers or property/payloads without first being issued a DoT FAA Letters of Deviation Authority ("LODA").

Part 91 of the FAA Regulations

Operators of experimental aircraft are regulated by the FAA, an agency within the DoT, primarily in the areas of flight safety, experimental aircraft operations and aircraft maintenance and airworthiness. The FAA issues air experimental aircraft operating certificates and aircraft airworthiness certificates, prescribes maintenance procedures, oversees airport operations, and regulates pilot and other employee training. From time to time, the FAA issues directives that require experimental aircraft to inspect, modify or ground aircraft and other equipment, potentially causing the Company to incur substantial, unplanned expenses.

Part 450 of the FAA Regulations

Part 450 of the FAA Regulations is the streamlined launch and re-entry licensing requirements that went into effect in 2020, which was welcomed legislation for companies like us. Part 450 consolidated multiple regulatory regimes into one set of requirements for all vehicle types, which are performance-based requirements utilizing flexible means of compliance, and a single license may authorize operations at multiple sites and extensive coordination with DOD and NASA to minimize duplicative requirements for operators.

The application evaluation consists of five major components:

  A Policy Review

  A Payload Review

  A Safety Review

  A Maximum Probable Loss (MPL) Determination

  An Environmental Review

Part 450 allows incremental approvals of the safety review. There are tremendous benefits of incremental review of a modular application, which reduces regulatory uncertainty with early approvals.

There are also sections in Part 450 which have a direct impact on being able to launch, but have nothing to do with safety or hardware. The two best examples are environmental review and financial responsibility. Because our StarLaunch vehicles are relatively small compared to many other rockets and the propellants and procedures are well understood, we believe that environment compliance can be satisfied. Financial responsibility is really a matter of finding insurance coverage. Again, since the StarLaunch vehicles are small and the maximum impact is low, we believe that we will be able to find affordable insurance.

While there may be delay and additional costs to comply with Part 91 and Part 450 of the FAA Regulations, we already comply with Part 91 and are using experts such as Integrated Launch Services to complete and comply with Part 450, and because the process with the FAA is iterative or repetitive, we believe we will be able to acquire the necessary waivers and license(s) to launch.

Environmental Regulation

While the regulations for experimental aircraft are not as stringent as the airline industry, they are subject to increasing federal, state, local and international environmental regulations, including those regulating emissions to air, water discharges, safe drinking water and the use and management of hazardous substances and wastes. We endeavor to comply with all applicable environmental regulations. We maintain compliance primarily with NASA environmental regulations since that is the location of our primary operating site. By complying with the NASA regulations for ground operations and FAA regulations for flight operations, we believe we are following all federal requirements.

Employees

The Company currently has no employees and utilizes independent contractors for general operations, including its senior management team, and partners with third party providers for research and development. We do not currently have any pension, annuity, profit sharing, or similar employee benefit plans, although we may choose to adopt such plans in the future.

We plan to engage additional contractors and consultants from time to time on an as-needed basis to consult with us on specific corporate affairs, or to perform specific tasks in connection with our business development activities.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled "Risk Factors" starting on page 13 "Cautionary Statement Regarding Forward-Looking Statements" starting on page 7 and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Significant Accounting Policies.

Recent Developments

Hangar Lease agreement in Texas

On June 1, 2025, the Company entered into a commercial hangar lease agreement with the City of Midland for the lease of hangar facilities at Midland International Air & Space Port in relation to its commitments in the Economic Development Agreement. The lease is for $18,535 per month with a term of one year, which may be extended upon mutual written consent for up to four additional years.

Midland Economic Development Agreement

On October 7, 2024, we through our wholly owned subsidiary, Starfighters International Inc. (Texas) ("SST", formerly "Starfighters Space Texas, Incorporated"), a Texas corporation, entered into an economic development agreement (the "Economic Development Agreement") with Midland Development Corporation ("MDC"), a Type A corporation pursuant to Chapter 504 of the Texas Local Government Code, as amended, having an effective date of September 24, 2024, whereby MDC has agreed to provide certain incentives to SST as consideration for SST's (i) expansion of its business operations to the Midland International Air & Space Port, (ii) creation and retention of primary jobs within the corporate limits of the City of Midland, and (iii) relocation of certain capital assets and equipment at the Midland International Air & Space Port. In connection with the Economic Development Agreement, MDC and SST agree to collaborate to obtain FAA approval and certification of a high-speed airspace corridor between Midland International Air & Space Port and Spaceport America, utilizing supersonic aircraft owned by the Company or its subsidiaries. In addition, SST agrees to exercise reasonable efforts to employ Midland residents and to advertise the availability of job opening in Midland, Texas, and additionally, when it is not possible to hire Midland residents, SST will exercise its best efforts to recruit new residents to live in Midland, Texas, and to advertise the availability of job openings in Midland, Texas. SST's obligations under the Economic Development Agreement include: (i) the relocation of assets to a facility at the Midland International Air & Space Port in the amount of assets totaling $60 million by December 31, 2025 and assets totaling $78 million by December 31, 2027; (ii) to use commercially reasonable efforts to relocate, create, and/or maintain full-time jobs with three (3) full-time jobs as of December 31, 2026, ten (10) full-time jobs as of December 31, 2030, fifteen (15) full-time jobs as of December 31, 2031, twenty (20) full-time jobs as of December 31, 2032 and twenty-three (23) full-time jobs as of December 31, 2033; (iii) complete annual compliance certifications setting out the full-time jobs created and maintained, and the total assets located at the Midland International Air & Space Port as of the last day of such compliance year; (iv) continuously conduct its business during the term of the Economic Development Agreement; (v) enter into a temporary hangar lease, short-term hangar lease and long-term hangar lease as and when such become available and any long-term hangar lease is subject to satisfaction of MDC's obligation under the Economic Development Agreement related to new hangar construction. MDC's obligations under the Economic Development Agreement include: (i) providing SST with relocation costs as set out in Exhibit C to the Economic Development Agreement up to an amount of $2,051,560.00; (ii) during the terms of a temporary hangar lease and short-term hangar lease, provide SST a monthly reimbursement in an amount not to exceed $8,000.00; and (iii) entering into a long-term ground lease with the City of Midland on real property located at the Midland International Air & Space Port and to construct a new hangar facility with approximately 100,000 square feet of usable space and to enter into a long-term hangar sublease with SST for same. The Economic Development Agreement shall terminate (i) on the tenth anniversary of the effective date, (ii) when terminated by mutual agreement of the parties, or (iii) when terminated as set forth in Section VIII or Section X.E of the Economic Development Agreement.

Space Florida Loan Amendment

On October 29, 2024, we, our indirect wholly owned subsidiary, SFI and Space Florida, an independent special district, a body politic and corporate, and a subdivision of the State of Florida ("Space Florida") entered into an Amendment to Loan and Security Agreements (the "Amendment to Loan and Security Agreements") effective November 1, 2024 (the "Effective Date"), to among other things:

(i) confirm that SFI and/or Space Florida previously executed and delivered the following loan documents: (a) Loan Agreement 12-096 dated February 16, 2012 (the "Loan Agreement"), (b) Security Agreement dated February 16, 2012, by SFI in favor of Space Florida (the "Security Agreement"), and (c) a Promissory Note dated February 16, 2012, made by SFI in favor of Space Florida in the principal amount of $1,436,000.63 (the "Promissory Note", and together with the Loan Agreement and the Security Agreement, the "Loan Documents"; the borrowing under the Loan Documents, as amended by the Amendment to Loan and Security Agreements, being referred to as the "Loan");

(ii) confirm that the Loan was originally made by Space Florida to SFI to purchase equipment used in SFI's business and that the Loan is secured by a first-priority security interest in the personal property described in Exhibit A to the Amendment to Loan and Security Agreement (the "Collateral"), which is owned by SFI free and clear of all other security interests or liens;

(iii) confirm that on or about September 16, 2022 (the "Rate Adjustment Date"), SFI and Space Florida agreed to make the Loan subject to a new interest rate of three percent (3%) per annum (the "Adjusted Rate") and began to accrue the interest on the Loan in accordance with the Adjusted Rate beginning on the Rate Adjustment Date, but did not memorialize the Adjusted Rate in writing;

(iv) confirm that the Adjusted Rate has been in effect as of the Rate Adjustment Date, and that the outstanding principal amount of the Loan, together with the accrued and unpaid interest thereon, is $1,512,627.17 as of the Effective Date; and

(v) memorialize the parties' agreement that, in full and final settlement of the aggregate principal amount of the Loan outstanding plus all accrued and unpaid interest outstanding (the "Conversion Amount"), will convert into shares of common stock of the Company ("Conversion Shares") on the date the Company completes a public listing on any national securities exchange registered under Section 6 of the United States Securities Exchange Act of 1934, as amended, which includes The Nasdaq Stock Market (a "Public Listing").

The Amendment to Loan and Security Agreements contemplates that the Conversion Amount will convert at (a) the price per security of the Company's initial public offering, (i) the deemed share price at which any other transaction involving the Company is effected, including without limitation, a merger, business combination, amalgamation arrangement, share exchange, reverse-takeover, capital pool transaction, or any similar transaction resulting in the shares, a derivative of the shares or common shares of another issuer exchanged therefor being listed on a national securities exchange in the United States, or (c) the reference price per share calculated in accordance with the policies of the applicable national securities exchange in the event the Company completes a direct public listing.

Space Florida has agreed that, upon the issuance of the Conversion Shares:

(i) all payment and other obligations of SFI to Space Florida under or in connection with the Loan Documents shall be satisfied in full and be terminated and Space Florida shall have no further obligation to extend further credit to SFI under or in connection with the Loan Documents;

(ii) Space Florida's security interests in, and other liens, charges, caveats or other encumbrances of any kind or character whatsoever on the Collateral, and any and all real or personal property, assets or undertaking of SFI granted under or in connection with the Loan Documents (collectively, the "Discharged Security Interests"), shall be immediately released;

(iii) Space Florida will (A) execute and deliver to SFI or as SFI may request, as soon as practicable, but in no event prior to the receipt of a certificate from the Company evidencing the Conversion Shares, registrable discharges and releases or similar instruments of the Discharged Security Interests, provided that all the foregoing shall be prepared at the cost of SFI, and (B) return to SFI or as SFI may direct, any and all assets or properties of SFI in its possession, in each case to effect the discharge and release of the Discharged Security Interests;

(iv) without limiting Space Florida's obligation to execute and the deliver discharges set out in paragraph (iii) immediately above, upon Space Florida's receipt of the certificates evidencing the Conversion Shares, Space Florida or any agent on its behalf, shall prepare, execute and file registrable discharges and releases of any and all security interests or any financing statement or notice in respect thereof representing the Discharged Security Interests; and

(v) the Loan Documents shall be terminated, cancelled and of no further force and effect.

Aerovision Aircraft Acquisition Agreement

On October 31, 2024, our wholly owned subsidiary, Starfighters International entered into an aircraft acquisition agreement (the "Aircraft Agreement") with Aerovision LLC, a Florida limited liability company ("Aerovision"), pursuant to which Starfighters International agreed to purchase from Aerovision various used aircraft and associated spare equipment (the "Aircraft Transactions") in phases.  The Aircraft Agreement contemplates that each Aircraft Transaction will be completed pursuant to a definitive agreement (each, a "Definitive Agreement") to be settled between the parties, in each case with a corresponding bill of sale and associated closing documents. The Aircraft Agreement provides that it, and any Definitive Agreement entered into by the parties, may be amended and/or extended in writing by the parties on a case-by-case basis.

The subject aircraft for acquisition pursuant to the Aircraft Agreement are: (i) twelve F-4 Phantom II aircraft, (ii) one MD-83 with U.S. Federal Aviation Administration ("FAA") Registration N572AA, and (iii) one DC-9 with FAA Registration N932NA.  The subject aircraft are used-serviceable surplus aircraft offered on an "as-is-where-is" basis, with no warranty express or implied.  The twelve F-4 Phantom II aircraft have recently been decommissioned by the Republic of Korea Air Force, and will have to be registered with the FAA after they are imported into the United States from South Korea.

The Aircraft Agreement requires an initial deposit advance in the amount of $5,000,000.00 to be made no later than ten business days from the signing of the Aircraft Agreement, which has been paid from funds received from the Company's Regulation A Tier 2 Offering. The payment of the deposit is considered to constitute "Phase 1" under the Aircraft Agreement.

Phase 2 will involve the payment of an additional $5,000,000.00 for the acquisition of eight of the twelve F-4 Phantom II aircraft.  Such payment is due no later than December 15, 2024.

Phase 3 will involve the payment of an additional $5,000,000.00 for the acquisition of the final four F-4 Phantom II aircraft.  Such payment is due no later than March 15, 2025.

Phase 4 shall involve the payment of an additional $5,000,000.00 for the acquisition of the MD-83 aircraft with FAA Registration N572AA, and the DC-9 aircraft with FAA Registration N932NA.  The parties were to use their reasonable best efforts to complete Phase 4 by April 15, 2025.

Amendment to Aerovision Aircraft Acquisition Agreement

As a result of the current political situation in South Korea, Starfighters International has been unable to view the F-4 Phantom II aircraft originally contemplated under the Aircraft Agreement to be acquired from the Republic of South Korea Air Force, and neither Starfighters International nor Aerovision have been able to confirm the continued availability of such aircraft. As such, Starfighters International did not pay the Phase 1 initial deposit advance nor the Phase 2 payment provided for under the Aircraft Agreement. On or about January 28, 2025, Starfighters International and Aerovision verbally agreed to amend the Aircraft Agreement regarding the Aircraft Transactions, pursuant to which:

(i) Starfighters International may elect not to proceed with Phase 3 and/or Phase 4;

(ii) The initial deposit advance of $5,000,000.00 is broken down into two payments of $2,500,000.00 each, with the first payment to be made on or before January 31, 2025 (which was paid on January 24, 2025), and the second payment to be made within 10 days of Aerovision executing a binding agreement to acquire a minimum of eight F-4 Phantom II aircraft from an alternative supplier(s) (second payment of $2,500,000 was paid on March 3, 2025);

(iii) The due date for payment associated with Phase 2 is amended to be within five days of Aerovision providing confirmation of shipping of the F-4 Phantom II aircraft to the Company from the point of origin;

(iv) The due date for payment associated with Phase 3, if Starfighters International elected to proceed, is amended to be October 31, 2025;

(v) The due date for payment associated with Phase 4, if Starfighters International elected to proceed, is amended to be January 31, 2026.

Regulation A Tier 2 Offering (the "Reg A Offering")

On October 23, 2024, November 11, 2024, November 29, 2024, January 6, 2025, April 2, 2025, April 25, 2025 and July 16, 2025, we conducted closings of our offering under Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings, pursuant to which we sold an aggregate of 4,996,697 shares of common stock at a price of $3.59 per share, for gross proceeds of $17,938,142.

Financial Conditions and Results from Operations

Results of Operations for the Year ended December 31, 2024 and December 31, 2023

Operating Expenses

	2024	2023

Operating expenses
Advertising and promotion	$183,790	304,543
Bank and interest charges	5,607	913
Business development	360,000	360,000
Consulting fees	998,364	907,215
Contract labour and fuel	403,800	494,675
Custom fees	-	6,416
Depreciation	15,319	12,276
Directors fees	164,000	168,000
Insurance	87,372	83,630
Licenses	620	501
Management fees	232,000	232,000
Office and administrative	166,196	137,178
Listing fees	292,293	-
Professional fees	786,338	462,989
Rent expense	294,611	210,893
Repairs and maintenance	44,504	102,714
Travel and entertainment	231,207	598,833
Vehicle	35,062	3,295
Total operating expenses	(4,301,083)	(4,086,071)

Other income (expense)
Amortization of debt discount	(1,777,505)	(656,524)
Change in fair value of derivative liability	(1,642,697)	(64,261)
Other income	234,900	349,330
Interest expense	(486,669)	(266,098)
Interest income	66,323	50,419
Exchange loss	(2,046)	(8,378)
Total other income (expense)	(3,607,694)	(595,512)

Net loss	$(7,908,777)	$(4,681,583)

Advertising and promotion

During the year ended December 31, 2024, we incurred advertising and promotional expenses of $183,790 compared to $304,543 for the year ended December 31, 2023, a decrease of $120,753 year over year. During the year ended December 31, 2023 the Company embarked on a public relations campaign to raise awareness about its brand and business in light of the Company's plans to go public, whereas the Company incurred lower ongoing public relations expenses during the year ended December 31, 2024.

Business development

During the year ended December 31, 2024, we incurred business development expenses of $360,000 compared to $360,000 for the year ended December 31, 2023, with no change year over year. Such expenses are incurred for introductions to potential investors and investor presentations in connection with the Company's efforts to go public.

Consulting fees

During the year ended December 31, 2024, we incurred consulting fees of $998,364 compared to $907,215 for the year ended December 31, 2023, an increase of $91,149 year over year. The year-over-year increase relates to additional corporate advisory and consulting expenses incurred to facilitate the Company's efforts to go public.

Contract labour and fuel

During the year ended December 31, 2024, we incurred contract labour and fuel expenses of $403,800 compared to $494,675 for the year ended December 31, 2023, a decrease of $90,875 year-over-year. The decrease is due to certain savings on labour costs associated with maintenance support realized in the current year.

Directors' fees

During the year ended December 31, 2024, we incurred directors' fees of $164,000 compared to $168,000 for the year ended December 31, 2023, a decrease of $4,000 year over year, which is relatively consistent year over year.

Insurance

During the year ended December 31, 2024, we incurred insurance expense of $87,372 compared to $83,630 for the year ended December 31, 2023, an increase of $3,742, which is relatively consistent year over year.

Management fees

Management fees for the year ended December 31, 2024 was $232,000 compared to $232,000 for the year ended December 31, 2023, with no change year over year. Management fees consist of monthly management fees paid to the Company's CEO for overseeing the day to day operations.

Office and administrative

During the year ended December 31, 2024, we incurred office and administrative expenses of $166,196 compared to $137,178 for the year ended December 31, 2023, an increase of $29,018 year over year. The increase in administrative expenses is correlated to the additional administrative work required to facilitate the Company's efforts to go public and financings undertaken in 2024.

Listing fees

During the year ended December 31, 2024, we incurred listing fees of $292,293 compared to $Nil for the year ended December 31, 2023, an increase of $292,293 year over year. The year over year increase relates to additional fees incurred to facilitate the Company's efforts to go public and financings undertaken in 2024.

Professional fees

During the year ended December 31, 2024, we incurred professional fees of $786,338 compared to $462,989 for the year ended December 31, 2023, an increase of $323,349 year over year. The year over year increase relates to additional legal, audit, and accounting fees incurred to facilitate the Company's efforts to go public and financings undertaken in 2024, as well as to fulfill the Company's increased reporting obligations as a result of completing Regulation A Tier 2 Offerings during 2024.

Rent expense

During the year ended December 31, 2024, we incurred rent expense of $294,611 compared to $210,893 for the year ended December 31, 2023, an increase of $83,718 year over year. The Company entered into a new short-term lease for office spaces commencing fiscal 2024.

Repairs and maintenance

During the year ended December 31, 2024, we incurred repair and maintenance expenses of $44,504 compared to $102,714 for the year ended December 31, 2023, a decrease of $58,210 year over year. The decrease is due to certain savings on repairs and spare parts realized in the current year.

Travel and entertainment

During the year ended December 31, 2024, we incurred travel and entertainment expenditures of $231,207 compared to $598,833 for the year ended December 31, 2023, a decrease of $367,626 year over year. During the year ended December 31, 2023, the Company was actively travelling and entertaining prospective investors.

Amortization of debt discount

During the year ended December 31, 2024, the Company recognized amortization of the discount on its convertible debt was $1,777,505, compared to $656,524 for the year ended December 31, 2023, an increase of $1,120,981 year over year. The discount on the convertible debt relates to the fair value of the conversion option, which is bifurcated, and the transaction costs incurred for the financing and is amortized over the term of the convertible debt. The increase year over year reflects the various new issuance of convertible debt throughout fiscal 2023 and 2024.

Change in fair value of derivative liability

During the year ended December 31, 2024, the Company recorded a change in the fair value of its derivative liability of $1,642,697, compared to $64,261 for the year ended December 31, 2023. The derivative liability results from the conversion option on the Company's convertible debt which has been bifurcated as the number of shares to be issued upon conversion may vary.  The increase year over year is due to a number of inputs into the Monte Carlo valuation of the derivative liability, including the increasing valuation of shares of the Company.

Other income

During the year ended December 31, 2024, we earned other income of $234,900 compared to $349,330 for the year ended December 31, 2023, a decrease of $114,430 year over year. Other income consists of ancillary income earned for providing pilot training and equipment testing services, and varies with the availability of airspace, equipment and personnel.

Interest expense

During the year ended December 31, 2024, we incurred interest expense of $486,669 compared to $266,098 for the year ended December 31, 2023, an increase of $220,571 year over year. Interest expense consists of interest on convertible debentures of the Company which are carried at 5% per annum, and note payable to Space Florida which is carried at 3% per annum. The increase year over year is due to a larger convertible debenture balance outstanding during the year ended December 31, 2024.

Interest income

During the year ended December 31, 2024, we earned interest income of $66,323 compared to $50,419 for the year ended December 31, 2023, an increase of $15,904 year over year.

Net Loss

As a result of the variations to the Company's revenue and expenses, the Company generated a net loss of $7,908,777 or $0.46 per share for the year ended December 31, 2024, compared with a net loss of $4,681,583 or $0.28 per share for the year ended December 31, 2023.

Results of Operations for the Six Months Ended June 30, 2025 and the Six Months Ended June 30, 2024

The following table sets forth key components of our results of operations during the six months ended June 30, 2025 and 2024.

	Six months ended June 30,
	2025	2024

Operating expenses
Advertising and promotion	$96,026	$98,915
Bank and interest charges	8,075	1,304
Business development	386,000	180,000
Consulting fees	765,960	434,400
Contract labor and fuel	344,444	181,700
Depreciation	10,161	3,683
Directors' fees	84,000	80,000
Franchise tax	30,703	-
Insurance	43,798	43,872
Licenses	450	370
Management fees	9,899	15,404
Office and administrative	160,097	111,000
Listing fees	171,919	85,716
Professional fees	400,143	489,955
Rent expense	264,289	141,466
Relocation costs	37,011	-
Repairs and maintenance	23,717	41,967
Research and development	441,992	-
Travel and entertainment	400,256	96,366
Vehicle	1,806	28,939
Total operating expenses	(3,680,746)	(2,035,057)

Other income (expense)
Amortization of debt discount	(238,981)	(757,152)
Change in fair value of derivative liability	(548,763)	(1,743,378)
Other income	354,140	-
Grant income	101,011	-
Interest expense	(270,542)	(314,951)
Interest income	82,121	19,084
Exchange loss	(9,649)	(22)
Total other income (expense)	(530,663)	(2,796,419)

Net loss	$(4,211,409)	$(4,831,476)

During the six months ended June 30, 2025, we incurred a net loss of $4,211,409 compared to net loss of $4,831,476 for the six months ended June 30, 2024. An analysis of the decrease in net loss of $620,067 including the major components our results for the periods, is below.

Advertising and promotion

During the six months ended June 30, 2025, we incurred advertising and promotional expenses of $96,026 compared to $98,915 for the six months period ended June 30, 2024, a decrease of $2,889 period-over-period. For both periods, the Company embarked on and maintained a public relations campaign to raise awareness about its brand and business in light of the Company's plans to go public.

Business development

During the six months ended June 30, 2025, we incurred business development expenses of $386,000 compared to $180,000 for the six months ended June 30, 2024, an increase of $206,000 period-over-period. Such expenses are incurred for introductions to potential investors and investor presentations in connection with the Company's efforts to go public.

Consulting fees

During the six months ended June 30, 2025, we incurred consulting fees of $765,960 compared to $434,400 for the six months ended June 30, 2024, an increase of $331,560 period-over-period. The period-over-period increase relates to additional corporate advisory and consulting expenses incurred to facilitate the Company's efforts to go public.

Contract labour and fuel

During the six months ended June 30, 2025, we incurred contract labour and fuel expenses of $344,444 compared to $181,700 for the six months ended June 30, 2024, an increase of $162,744 period-over-period. The increase is due to increased flight operations in the current period.

Directors' fees

During the six months ended June 30, 2025, we incurred directors' fees of $84,000 compared to $80,000 for the six months ended June 30, 2024, an increase of $4,000 period-over-period, which is relatively consistent period-over-period.

Insurance

During the six months ended June 30, 2025, we incurred insurance expense of $43,798 compared to $43,872 for the six months ended June 30, 2024, a decrease of $74, which is relatively consistent period-over-period.

Management fees

Management fees for the six months ended June 30, 2025 were $160,097 compared to $111,000 for the six months ended June 30, 2024, an increase of $49,097 period-over-period. Management fees consist of monthly management fees paid to the Company's CEO for overseeing the day-to-day operations.

Office and administrative

During the six months ended June 30, 2025, we incurred office and administrative expenses of $171,919 compared to $85,716 for the six months ended June 30, 2024, an increase of $86,203 period-over-period. The increase in administrative expenses is correlated to the additional administrative work required to facilitate the Company's efforts to go public and financings undertaken in 2025.

Listing fees

During the six months ended June 30, 2025, we incurred listing fees of $9,899 compared to $15,404 for the six months ended June 30, 2024, a decrease of $5,505 period-over-period. The period-over-period decrease relates to additional fees incurred in the comparative period to initiate the Company's Reg A Offering.

Professional fees

During the six months ended June 30, 2025, we incurred professional fees of $400,143 compared to $489,955 for the six months ended June 30, 2024, a decrease of $89,812 period-over-period. Professional fees mainly relate to legal, audit, and accounting fees incurred to facilitate the Company's efforts to go public and financings undertaken, as well as to fulfill the Company's reporting obligations of being a Regulation A Tier 2 Issuer. The decrease period-over-period was due to the Company incurring a higher audit expense in the comparative period for the audit for prior fiscal years.

Relocation costs

During the six months ended June 30, 2025, we incurred relocation costs of $37,011 compared to $0 for the six months ended June 30, 2024, an increase of $37,011 period-over-period. We incurred costs in relation to relocation of assets and operations to Midland, Texas, in accordance with the Economic Development Agreement with the MDC. Reimbursements we received from MDC on these costs are recognized as grant income.

Rent expense

During the six months ended June 30, 2025, we incurred rent expense of $264,289 compared to $141,466 for the six months ended June 30, 2024, an increase of $122,823 period-over-period. The Company entered into a new short-term lease for office spaces commencing December 2024, and a new temporary hangar lease in Texas commencing June 2025, which increased the rent expense incurred during the first half of 2025.

Repairs and maintenance

During the six months ended June 30, 2025, we incurred repair and maintenance expenses of $23,717 compared to $41,967 for the six months ended June 30, 2024, a decrease of $18,250. The expenditure fluctuates depending on repair and maintenance cycles of the Company's equipment.

Research and development

During the six months ended June 30, 2025, we incurred research and development expenses of $441,992 compared to $0 for the six months ended June 30, 2024, an increase of $441,992 period-over-period. During fiscal 2025, the Company has undertaken a number of flight tests related to the Company's StarLaunch platform.

Travel and entertainment

During the six months ended June 30, 2025, we incurred travel and entertainment expenditures of $400,256 compared to $96,366 for the six months ended June 30, 2024, an increase of $303,890 period-over-period. During fiscal year 2025, the Company was actively travelling and entertaining prospective investors.

Amortization of debt discount

During the six months ended June 30, 2025, the Company recognized amortization of the discount on its convertible debt was $238,981, compared to $757,152 for the six months ended June 30, 2024, a decrease of $518,171 period-over-period. The discount on the convertible debt relates to the fair value of the conversion option, which is bifurcated, and the transaction costs incurred for the financing and is amortized over the term of the convertible debt. The decrease period-over-period reflects less significant unwinding of debt discount, as there had been no new issuance of convertible debt since August 2024.

Change in fair value of derivative liability

During the six months ended June 30, 2025, the Company recorded a change in the fair value of its derivative liability of $548,763 compared to $1,743,378 for the six months ended June 30, 2024. The derivative liability results from the conversion option on the Company's convertible debt which has been bifurcated as the number of shares to be issued upon conversion may vary.  The decrease period-over-period is due to a number of inputs into the Monte Carlo valuation of the derivative liability, including the increasing valuation of shares of the Company.

Other income

During the six months ended June 30, 2025, we earned other income of $354,140 compared to $0 for the six months ended June 30, 2024, an increase of $354,140 period-over-period. Other income consists of ancillary income earned for providing pilot training and equipment testing services, and varies with the availability of airspace, equipment and personnel.

Grant income

During the six months ended June 30, 2025, we earned other income of $101,011 compared to $0 for the six months ended June 30, 2024, an increase of $101,011 period-over-period. Grant income consists of expense reimbursement received or is receivable by the Company in connection with rent expenses and costs of relocation of assets and operations to Midland, Texas, in accordance with the Economic Development Agreement with the MDC.

Interest expense

During the six months ended June 30, 2025, we incurred interest expenses of $270,542 compared to $314,951 for the six months ended June 30, 2024, a decrease of $44,409 period-over-period. Interest expense consists of interest on convertible debentures of the Company which are carried at 5% per annum and raised to 8% per annum in February 2025 and note payable to Space Florida which is carried at 3% per annum.

Interest income

During the six months ended June 30, 2025, we earned interest income of $82,121 compared to $19,084 for the six months ended June 30, 2024, an increase of $63,037 period-over-period.

Results of Operations for the Three Months Ended June 30, 2025 and the Three Months Ended June 30, 2024

The following table sets forth key components of our results of operations during the three months ended June 30, 2025 and 2024.

	Three months ended June 30,
	2025	2024

Operating expenses
Advertising and promotion	$14,853	$42,096
Bank and interest charges	4,048	654
Business development	206,000	90,000
Consulting fees	375,610	193,472
Contract labor and fuel	158,669	82,050
Depreciation	5,081	1,841
Directors' fees	42,000	38,000
Franchise tax	30,703	-
Insurance	22,641	20,742
Licenses	-	335
Listing fees	6,850	15,404
Management fees	85,097	55,500
Office and administrative	93,794	25,870
Professional fees	207,729	202,102
Rent expense	161,538	70,646
Relocation costs	37,011	-
Repairs and maintenance	17,723	39,706
Research and development	441,992	-
Travel and entertainment	144,802	39,145
Vehicle	531	28,576

Total operating expenses	(2,056,672)	(946,139)

Other income (expense)
Amortization of debt discount	(121,914)	(381,026)
Change in fair value of derivative liability	155,899	(554,861)
Other income	266,240	(20,000)
Grant income	61,011	-
Interest expense	(152,132)	(146,382)
Interest income	39,346	8,446
Exchange gain	(5,559)	(500)
Total other income (expense)	242,891	(1,094,323)

Net loss	$(1,813,781)	$(2,040,462)

During the three months ended June 30, 2025, we incurred a net loss of $1,813,781 compared to net loss of $2,040,462 for the three months ended June 30, 2024. An analysis of the decrease in net loss of $226,681 including the major components our results for the periods, is below.

Advertising and promotion

During the three months ended June 30, 2025, we incurred advertising and promotional expenses of $14,853 compared to $42,096 for the three months period ended June 30, 2024, a decrease of $27,243 period-over-period. In the prior period, the Company was in the early stages of its Regulation A financing, and made larger expenses on its public relations campaign to raise awareness about its brand and business in light of the Company's plans to go public.

Business development

During the three months ended June 30, 2025, we incurred business development expenses of $206,000 compared to $90,000 for the three months ended June 30, 2024, an increase of $116,000 period-over-period. Such expenses are incurred for introductions to potential investors and investor presentations in connection with the Company's efforts to go public.

Consulting fees

During the three months ended June 30, 2025, we incurred consulting fees of $375,610 compared to $193,472 for the three months ended June 30, 2024, an increase of $182,138 period-over-period. The period-over-period increase relates to additional corporate advisory and consulting expenses incurred to facilitate the Company's efforts to go public.

Contract labour and fuel

During the three months ended June 30, 2025, we incurred contract labour and fuel expenses of $158,669 compared to $82,050 for the three months ended June 30, 2024, an increase of $76,619 period-over-period. The increase is due to increased flight operations in the current period.

Directors' fees

During the three months ended June 30, 2025, we incurred directors' fees of $42,000 compared to $38,000 for the three months ended June 30, 2024, an increase of $4,000 period-over-period, which is relatively consistent period-over-period.

Insurance

During the three months ended June 30, 2025, we incurred insurance expense of $22,641 compared to $20,742 for the three months ended June 30, 2024, an increase of $1,899, which is relatively consistent period-over-period.

Management fees

Management fees for the three months ended June 30, 2025 were $85,097 compared to $55,500 for the three months ended June 30, 2024, an increase of $29,597 period-over-period. Management fees consist of monthly management fees paid to the Company's CEO for overseeing the day-to-day operations.

Office and administrative

During the three months ended June 30, 2025, we incurred office and administrative expenses of $93,794 compared to $25,870 for the three months ended June 30, 2024, an increase of $67,924 period-over-period. The increase in administrative expenses is correlated to the additional administrative work required to facilitate the Company's efforts to go public and financings undertaken in 2025.

Listing fees

During the three months ended June 30, 2025, we incurred listing fees of $6,850 compared to $15,404 for the three months ended June 30, 2024, a decrease of $8,554 period-over-period.

Professional fees

During the three months ended June 30, 2025, we incurred professional fees of $207,729 compared to $202,102 for the three months ended June 30, 2024, an increase of $5,627 period-over-period. Professional fees mainly relate to legal, audit, and accounting fees incurred to facilitate the Company's efforts to go public and financings undertaken, as well as to fulfill the Company's reporting obligations of being a Regulation A Tier 2 Issuer. The expense had been relatively consistent period-over-period.

Relocation costs

During the three months ended June 30, 2025, we incurred relocation costs of $37,011 compared to $0 for the three months ended June 30, 2024, an increase of $37,011 period-over-period. We incurred costs in relation to relocation of assets and operations to Midland, Texas, in accordance with the Economic Development Agreement with the MDC. Reimbursements we received from MDC on these costs are recognized as grant income.

Rent expense

During the three months ended June 30, 2025, we incurred rent expense of $161,538 compared to $70,646 for the three months ended June 30, 2024, an increase of $90,892 period-over-period. The Company entered into a new short-term lease for office spaces commencing December 2024, and a new temporary hangar lease in Texas commencing June 2025, which increased the rent expense incurred during the first half of 2025.

Repairs and maintenance

During the three months ended June 30, 2025, we incurred repair and maintenance expenses of $17,723 compared to $39,706 for the three months ended June 30, 2024, a decrease of $21,983. The expenditure fluctuates depending on repair and maintenance cycles of the Company's equipment.

Research and development

During the three months ended June 30, 2025, we incurred research and development expenses of $441,992 compared to $0 for the three months ended June 30, 2024, an increase of $441,992 period-over-period. During fiscal 2025, the Company has undertaken a number of flight tests related to the Company's StarLaunch platform.

Travel and entertainment

During the three months ended June 30, 2025, we incurred travel and entertainment expenditures of $144,802 compared to $39,145 for the three months ended June 30, 2024, an increase of $105,657 period-over-period. During fiscal year 2025, the Company was actively travelling and entertaining prospective investors.

Amortization of debt discount

During the three months ended June 30, 2025, the Company recognized amortization of the discount on its convertible debt was $121,914, compared to $381,026 for the three months ended June 30, 2024, a decrease of $259,112 period-over-period. The discount on the convertible debt relates to the fair value of the conversion option, which is bifurcated, and the transaction costs incurred for the financing and is amortized over the term of the convertible debt. The decrease period-over-period reflects less significant unwinding of debt discount, as there had been no new issuance of convertible debt since August 2024.

Change in fair value of derivative liability

During the three months ended June 30, 2025, the Company recorded a change in the fair value of its derivative liability of a credit of $155,899 compared to $554,861 for the three months ended June 30, 2024. The derivative liability results from the conversion option on the Company's convertible debt which has been bifurcated as the number of shares to be issued upon conversion may vary.  The decrease period-over-period is due to a number of inputs into the Monte Carlo valuation of the derivative liability, including the increasing valuation of shares of the Company.

Other income

During the three months ended June 30, 2025, we earned other income of $266,240 compared to a credit of $20,000 for the three months ended June 30, 2024, an increase of $286,240 period-over-period. Other income consists of ancillary income earned for providing pilot training and equipment testing services, and varies with the availability of airspace, equipment and personnel.

Grant income

During the three months ended June 30, 2025, we earned other income of $61,011 compared to $0 for the three months ended June 30, 2024, an increase of $61,011 period-over-period. Grant income consists of expense reimbursement received or is receivable by the Company in connection with rent expenses and costs of relocation of assets and operations to Midland, Texas, in accordance with the Economic Development Agreement with the MDC.

Interest expense

During the three months ended June 30, 2025, we incurred interest expenses of $152,132 compared to $146,382 for the three months ended June 30, 2024, an increase of $5,750 period-over-period. Interest expense consists of interest on convertible debentures of the Company which are carried at 5% per annum and raised to 8% per annum in February 2025 and note payable to Space Florida which is carried at 3% per annum.

Interest income

During the three months ended June 30, 2025, we earned interest income of $39,346 compared to $8,446 for the three months ended June 30, 2024, an increase of $30,900 period-over-period.

Liquidity and Capital Resources

We continually monitor and manage cash flow to assess the liquidity necessary to fund operations and capital projects. We manage our capital resources and adjust them to take into account changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust our capital resources, we may, where necessary, control the amount of working capital, pursue financing or manage the timing of our capital expenditures. As of June 30, 2025, we had a working capital deficit of $11,350,365 (current assets of $5,528,708, less current liabilities of $16,879,073) and as of December 31, 2024, we had a working capital deficit of $7,676,263 (current assets of $8,352,629, less current liabilities of $16,028,892).

Our continuing operations are dependent upon our ability to obtain debt or equity financing until such time that we achieve profitable operations. There can be no assurance that we will gain adequate market acceptance for our products or be able to generate sufficient gross margins to reach profitability.

Since our inception, we have incurred operating losses and have experienced negative cash flows from operations. We do not anticipate that cash on hand will be adequate to satisfy our obligations in the ordinary course of business over the next 12 months. Based on this assessment, we have material uncertainties about our business that may cast substantial doubt about our ability to continue as a going concern. Accordingly, our ability to continue as a going concern is dependent upon our ability to raise sufficient funds to pay ongoing operating expenditures and to meet our obligations. See further discussion related to our ability to continue as a going concern within Note 2 "Basis of Presentation - Going Concern."

As of June 30, 2025, and December 31, 2024, we had $3,814,331 and $7,100,699 in cash (including restricted cash), respectively. We are actively managing current cash flows until such time that we are profitable.

The chart below highlights our cash flows for the periods indicated:

	For the six months ended June 30,		For the years ended December 31
	2025	2024	2024	2023
	$	$	$	$
Net cash provided by (used in):
Operating activities	(3,488,588)	(1,682,751)	(3,864,714)	(3,362,780)
Investing activities	(6,318,603)	(50,000)	(1,256,052)	(928,276)
Financing activities	6,520,823	464,570	10,527,356	3,761,154
Increase (Decrease) in cash and restricted cash	(3,286,368)	(1,268,181)	5,406,590	(529,902)

Cash Used in Operating Activities

Our net cash used in operating activities is primarily due to cash payments for operating expenses that we incur in the day-to-day operations of the business. Net cash used in operating activities for the six months ended June 30, 2025, was $3,488,588 compared to $1,682,751 for the six months ended June 30, 2024. The loss for the six months ended June 30, 2025, of $4,211,409 was amplified by $93,209 in working capital items and offset by $816,030 in non-cash items consisting mainly of the amortization of the convertible debt discount and change in fair value of derivative liability. This compares to a loss of $4,831,476 for the comparative period, that was offset by $611,892 in changes in working capital items and $2,536,833 in non-cash items consisting mainly of amortization of the convertible debt discount and change in fair value of derivative liability.

Net cash used in operating activities for the year ended December 31, 2024 was $3,864,714 compared to $3,362,780 for the year ended December 31, 2023. The loss for the year ended December 31, 2024 of $7,908,777 was offset by $543,514 in working capital items and $3,500,549 in non-cash items consisting mainly of the amortization of the convertible debt discount and change in fair value of derivative liability. This compares to a loss of $4,681,583 for the prior year, that was offset by $528,946 in changes in working capital items and $789,857 in non-cash items consisting mainly of amortization of the convertible debt discount.

Cash Used in Investing Activities

Net cash used in investing activities for the six months ended June 30, 2025, was $6,318,603 and relates to deposits made toward the purchase of property, plant and equipment of $6,000,000 and the purchase of short-term investments of $318,603. Net cash used in investing activities during the comparative period was $50,000 which relates to our deposits made toward the purchase of property, plant and equipment.

Net cash used in investing activities for the year ended December 31, 2024 was $1,256,052 and relates to deposits made toward the purchase of property, plant and equipment of $550,000 and the purchase of short-term investments of $1,295,252, netted off by redemption of short-term investments of $589,200. Net cash used in investing activities during the comparative prior period was $928,276 which relates to our deposits made toward the purchase of property, plant and equipment of $650,000 and the purchase of short-term investments of $278,276.

Cash Provided by Financing Activities

We have funded our business to date from the issuance of our common stock, warrants and convertible debentures through the Reg A Offering, private placements, and from loans from related parties.

Net cash provided by financing activities for the six months ended June 30, 2025, was $6,520,823 compared to $464,570 for the six months ended June 30, 2024.

During the six months ended June 30, 2025, the Company received gross proceeds from the Reg A Offering of $6,919,701 net of cash paid for share issuance costs of $398,878.

During the six months ended June 30, 2024, the Company received gross proceeds from convertible debentures of $501,400 net of cash paid for debt issuance costs of $19,950, proceeds from convertible debentures to be issued of $28,120 and repaid $45,000 in related party notes payable.

Net cash provided by financing activities for the year ended December 31, 2024 was $10,527,356 compared to $3,761,154 for the year ended December 31, 2023.

During the year ended December 31, 2024, the Company received gross proceeds from the Offering of $10,690,243 net of debt issuance costs of $735,634, gross proceeds from the issuance of convertible debentures of $743,400 net of debt issuance costs of $19,950 and repaid $45,000 in related party loans, and paid deferred financing costs of subsequent closings of the Offering of $105,703.

During the year ended December 31, 2023, the Company received proceeds from the issuance of convertible debentures of $4,063,660 net of debt issuance costs of $86,506 and $31,500 from the issuance of 3,150,000 warrants at $0.01 per warrant and repaid $247,500 in related party loans.

Plan of Operations

The continuation of our current plan of operations, and our forward-looking strategy, requires us to raise significant additional capital. We have already raised approximately $17,938,140 pursuant to this Offering, which commenced on September 6, 2024.  Although our business does not presently generate sufficient cash to finance our operations, we believe that if we raise at least an additional $14,600,000 in this Offering by selling at least 4,066,853 Shares of the 6,145,364 Shares that remain available, we will have sufficient capital to finance our operations for at least the next 12 months, and that we will thereby be in a position to meet the financial integrity condition included among the Minimum Qualitative Standards of NYSE American.  In addition, if we are successful in raising the maximum amount of capital through the sale of Common Stock pursuant to this Offering by selling all of the 6,145,364 Shares that remain available, we believe that the Company will have sufficient cash resources to fund its plan of operations for the next 18 months. If we are unable to complete the sale of all 6,145,364 Shares that remain available under the Offering, we may have to curtail and possibly cease some operations.

The Company intends to apply proceeds from the Offering to carry out the following near term and longer-term goals. The approximate timing and costs associated with these target milestones are also summarized below. These target dates and cost estimates may change subject to multiple factors including, but not limited to, the following: (i) the timing of the Offering and quantity of capital raised; (ii) key equipment availability, cost, and delivery timing; (iii) supply chain fluctuations; (iv) availability and access to labor markets (skilled and unskilled); and (v) permitting and regulatory processes; and See also "Risk Factors".

	Target Milestone	Target Start Date	Target Completion Date	Cost Estimate
1	Acquisition of Platform II Aircraft.	Offering Completion	Q4 2025	$7.0M(1)
2	Expansion of Starfighters Spaceport II to Midland Texas.	Offering Completion	Offering Completion +12 months	N/A(2)
4	Complete initial airspace drop test at Kennedy Space Centre as first stage to acquire FAA launch license	Q3 2024	Q4 2025	$1.0M(3)
5	Acquire FAA "permission to launch"	Q3 2024	Q1 2026	$1.8M(4)
6	Secure position on authorized vendor list for major government body.	Offering Completion	Offering Completion +12 months	$0.7M

______________________________

Notes:

(1) The Company intends to allocate up to approximately $12M of the funds from this Offering to acquire the Platform II Aircraft, and intends to seek additional capital, through debt, equity, government funding or a any combination of the foregoing, if costs exceed the amount allocated. If the Company is unable to secure additional funding, if required, it may use additional capital from its working capital reserves to fund the acquisition of the Platform II Aircraft.  To date, the company has allocated $5M of the funds currently raised pursuant to the Offering towards the acquisition of the Platform II Aircraft.

(2) The Company expects the funding for the expansion of Starfighters Spaceport II to Midland Texas to be funded primarily by the Texas State Government. There is no formal agreement for such funding at this time, and if such funding is not secured, the Company may not pursue this expansion plan.

(3) To date, the Company has allocated $0.5M of funds raised pursuant to the Offering towards the airspace drop test at Kennedy Space Centre.

(4) To date, the Company has allocated $0.2M of funds currently raised pursuant to the Offering towards acquisition of FAA "permission to launch."

We will continually evaluate our plan of operations to determine the manner in which we can most effectively utilize our cash resources. The timing of completion of any aspect of our plan of operations is highly dependent upon the availability of cash to implement that aspect of the plan and other factors beyond our control. There is no assurance that we will successfully obtain the required capital or revenues, or, if obtained, that the amounts will be sufficient to fund our ongoing operations.

Contractual Obligations

Issuance of options to consultant and officer

On September 1, 2023, we entered into an agreement with a consultant. Under the agreement, the Company agreed to grant the consultant 100,000 options and a further 150,000 options at the board's discretion upon the successful completion of an initial public offering of our common stock. The exercise price of the options shall equal the offering price of the offering. However, on August 12, 2025, the Company granted the consultant 100,000 restricted stock units which the consultant has agreed has satisfied the requirement for the granting of the 100,000 options.

On January 1, 2024, we entered into an agreement with our Chief Financial Officer ("CFO"). Under the agreement, the Company shall grant the CFO 250,000 options with an exercise price equal to the Offering price per share.  However, on August 12, 2025, the Company granted the CFO 750,000 restricted stock units which the CFO has agreed has satisfied the requirement for the granting of any options.

Quantitative and Qualitative Disclosures about Market Risk

Our board of directors have overall responsibility for the establishment and oversight of our risk management policies on an annual basis. Management identifies and evaluates our financial risks and is charged with the responsibility of establishing controls and procedures to ensure financial risks are mitigated in accordance with the approved policies.

Our financial instruments consist of cash, restricted cash, short-term investments, other receivable, amounts due to and from related parties, accounts payable and accrued liabilities, notes payable and convertible debt.  The carrying value of the Company's cash, restricted cash, other receivable, amounts due and from related parties, notes payable and accounts payable and accrued liabilities approximate their fair value due to their short terms to maturity.

Our risk exposures and the impact on our financial instruments are summarized below:

Credit Risk

Credit risk is the risk of an unexpected loss if a customer or third party to a financial instrument fails to meet its contractual obligations. Our credit risk is primarily attributable to our liquid financial assets including cash and restricted cash. Our financial assets are cash, restricted cash, short-term investments, other receivable and due from related parties. Our maximum exposure to credit risk, as at period end, is the carrying value of our financial assets, being $4,493,141 and $7,362,354 as of June 30, 2025, and December 31, 2024, respectively. We hold cash, restricted cash and short-term investments with major financial institutions, therefore minimizing our credit risk. We historically have had no issues with collecting amounts receivable.

Liquidity Risk

Liquidity risk is the risk that we will not be able to meet financial obligations as they fall due. We manage liquidity by maintaining adequate cash balances and by raising equity and debt financings. We have no assurance that such financings will be available on favorable terms in the future. In general, we attempt to avoid exposure to liquidity risk by obtaining corporate financing through the issuance of shares or convertible debt.

As of June 30, 2025, we had cash of $3,763,993 to settle current liabilities of $16,879,073 which fall due for payment within twelve months of the unaudited condensed consolidated interim balance sheet.

Market Risk

Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and equity prices will affect our income or value of holdings or financial instruments. As of June 30, 2025, and 2024, our exposure to market risk was insignificant as we did not hold material amounts of financial instruments in foreign currencies, not did we hold any debt that was subject to variable interest rates.

Inflation Risk

We do not believe that inflation had a significant impact on our results of operations for any periods presented in our unaudited condensed consolidated interim financial statements. Nonetheless, if our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs, and our inability or failure to do so could harm our business, financial condition and results of operations.

Capital Management

Capital is comprised of our shareholders' deficiency and any debt that we may issue. Our objectives when managing capital are to maintain financial strength and to protect our ability to meet ongoing liabilities, to continue as a going concern, to maintain creditworthiness and to maximize returns for our shareholders over the long term. Protecting the ability to pay current and future liabilities includes maintaining capital above minimum regulatory levels, current financial strength rating requirements and internally determined capital guidelines and calculated risk management levels. We manage capital structure to maximize financial flexibility by making adjustments in response to changes in economic conditions and the risk characteristics of the underlying assets and business opportunities. We do not presently utilize any quantitative measures to monitor our capital, but rather we rely on our management's expertise to sustain the future development of the business. Management reviews its capital management approach on an ongoing basis and believes that this approach, given our size, is reasonable.

There were no changes to our approach to capital management during the period. We are not subject to externally imposed capital requirements.

Critical Accounting Policies and Estimates

Our unaudited condensed consolidated interim financial statements are prepared in accordance with generally accepted accounting principles in the U.S. The preparation of our unaudited condensed consolidated interim financial statements and related disclosures requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, costs and expenses, and the disclosure of contingent assets and liabilities in our unaudited condensed consolidated interim financial statements. We base our estimates on historical experience, known trends and events and various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We evaluate our estimates and assumptions on an ongoing basis. Our actual results may differ from these estimates under different assumptions or conditions.

While our summary of significant accounting policies are described in more detail in the notes to our unaudited condensed consolidated interim financial statements, we believe that the following accounting policies are those most critical to the judgments and estimates used in the preparation of our unaudited condensed consolidated interim financial statements.

Derivative Liabilities

The Company evaluates its financial instruments and other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with ASC 815. The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market at each balance sheet date and recorded as a liability and the change in fair value is recorded in the unaudited condensed consolidated interim statements of operations.  Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is reassessed at the end of each reporting period.  Derivative instruments that become subject to reclassification are reclassified at the fair value of the instrument on the reclassification date.  Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether or not settlement of the derivative instrument is expected within 12 months of the balance sheet date.

The Company uses the Monte Carlo simulation model to value derivative liabilities.  This model uses Level 3 inputs in the fair value hierarchy established by ASC 820, Fair Value Measurement.

Off-Balance Sheet Arrangements

We have not entered into any material off-balance sheet arrangements such as guarantee contracts, contingent interests in assets transferred to unconsolidated entities, derivative financial obligations, or with respect to any obligations under a variable interest equity arrangement.

Proposed Transactions

We have not entered into any proposed transactions that have not been disclosed herein.

Subsequent Events

On July 16, 2025, the Company issued 648,866 shares of common stock at a price of $3.59 per share in connection with a round of the Reg A Offering previously closed with funds received as of June 30, 2025 for gross proceeds of $1,976,791, and a further closing of the Reg A Offering for gross proceeds of $352,638. The Company issued 6,451 agent's warrants in connection with this closing, with each warrant exercisable into one share of common stock at an exercise price of $3.59 and expiring on September 6, 2029. The Company also subsequently cancelled 6,801 shares as a result of adjustment of receipts from prior closings of the Reg A Offering.

On August 11, 2025, Austin Thornberry and Frostee Rucker resigned as directors of the Company.

On August 12, 2025, the Board of Directors of the Company appointed Brian Goldmeier and Geoffrey P. Hickman as directors of the Company to fill the vacancies created by the resignations of Austin Thornberry and Frostee Rucker.

On August 12, 2025 the Company granted an aggregate of 2,200,000 stock options to certain directors, officers and consultants of the Company. Each stock option entitles the holder thereof to acquire one share of common stock at a price of $3.59 per share until August 12, 2030, subject to vesting. The Company also granted an aggregate of 2,285,000 restricted stock units (each, an "RSU") to certain directors, officers and consultants of the Company. Each RSU is subject to certain vesting conditions and upon vesting will be settled by the issuance of one share of common stock.

On August 26, 2025, the Company filed a post-qualification offering circular with the SEC in respect of the Reg A Offering in order to maintain the qualification of the Company's Reg A Offering beyond twelve months from the original qualification date.

On September 29, 2025, the Company granted 75,000 stock options to a certain director and 140,000 stock options to a certain officer of the Company.  Each stock option entitles the holder thereof to acquire one share of common stock at a price of $3.59 per share until September 29, 2030, subject to vesting.

Going Concern

These financial statements have been prepared on a going concern basis, which assumes that the Company will be able to meet its obligations and continue its operations for the next twelve months. The Company expects to incur further losses in the development of the business. These factors indicate the existence of material uncertainties that raise substantial doubt upon the Company's ability to continue as a going concern. As a result, the Company may be unable to realize its assets and discharge its liabilities in the normal course of business. The Company's ability to continue as a going concern is dependent on its ability to obtain necessary financing to meet its operating expenditures and discharge its liabilities in the normal course of business. Although the Company has been successful in obtaining financing during the year ended December 31, 2024 and thus far in the year ended December 31, 2025, there can be no assurance that the Company will be able to obtain adequate financing in the future or that such financing will be on terms advantageous to the Company.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following table sets forth our executive officers and directors as of the date of this Offering Circular:

Name	Position	Age	Term in Office	Approximate Hours per Week for Part Time Employees/Consultants
Rick Svetkoff	President, Chief Executive Officer, Director, and Executive Chairman	72	Since September 6, 2022	Full Time
Tim Franta	Director and VP Development	61	Since October 18, 2022	Full Time
David Whitney	Chief Financial Officer	43	Since January 1, 2024	Full Time
Brenda Svetkoff	Corporate Secretary	60	Since September 6, 2022	1 hour per week
Sean Bromley	Director ("Lead Director")	35	Since October 18, 2022	N/A
Brian Goldmeier	Director	42	Since August 12, 2025	N/A
Geoffrey P. Hickman	Director	53	Since August 12, 2025	N/A

Business Experience

Rick Svetkoff - President, Chief Executive Officer, Director, and Executive Chairman

Mr. Svetkoff, a former US Navy pilot, is the President and CEO of Starfighters. After leaving the Navy, he served as a Captain at Continental Airlines (now United Airlines), where he flew the B727, MD80, B757, and B767. Shortly after starting with Continental, in 1996, Mr. Svetkoff purchased a Lockheed F-104 and began flying at airshows and founded Starfighters, Inc. (a predecessor to the Company). He then acquired a fleet of the jets for a three-aircraft Starfighters Demonstration team. Ultimately, he envisioned this Lockheed F-104 fleet as the core asset of a small, fast reacting aerospace company for a wide range of missions. In 2006, NASA invited the Company to establish a presence at the Kennedy Space Center, and it signed a permanent agreement in 2009. Mr. Svetkoff has served as the Company's President, Chief Executive Officer and a director since the inception of its predecessor, Starfighters, Inc., in 1996, and has grown it into what the Company believes to be the largest commercial squadron of supersonic-capable aircraft in the world.

Tim Franta - Director and VP Development

Mr. Franta has been the Vice President of Development for Starfighters since October 18, 2022. He is currently developing the smallest rocket capable of making it to low earth orbit by using a Lockheed F-104 as the launch platform. Mr. Franta has served in many technology and policy leadership roles. Prior to Starfighters, Mr. Franta was the deputy director of Energy Florida based in Cape Canaveral from October 2018 to September 2022 and Director of Special Projects from 2012 to October 2018. He specialized in space and energy business development by translating financial and physical requirements into fundable business plans. Mr. Franta is also an expert at coordinating public policy with private and governmental financing for mutually beneficial projects. Previously, Mr. Franta has worked for the Florida Legislature and was chief of staff for the Florida Space Authority. He was instrumental in drafting space transportation legislation which was considered and eventually adopted by the Florida Legislature, managed two launch pads and helped fund more than $300 million of space and ground infrastructure.

David Whitney - Chief Financial Officer

Mr. Whitney has served as Starfighters Space, Inc.'s Chief Financial Officer since January 2024.  Mr. Whitney has been serving as a Finance Executive for technology companies for the past 10 years with both private and public companies. From November 2016 to May 2020 Mr. Whitney served as the Chief Financial Officer for RentMoola Payment Solutions Inc. ("RentMoola"). From September 2018 to January 2020 he also served on the Board of Directors for RentMoola. During his tenure at RentMoola, Mr. Whitney oversaw the financing and accounting divisions at the Company; he was responsible for all capital raises which included a Series A, and retail investments. From May 2020 to September 2022 he served as Chief Financial Officer for Property Vista Software Inc. ("Property Vista"). At Property Vista, Mr. Whitney was responsible for the finance and accounting office at the Company and was responsible for all capital and debt solutions while employed there. From September 2022 to December 2023 Mr. Whitney was Chief Financial Officer for a large Canadian independent film studio, BRON Studios. Mr. Whitney had a team of over 60 finance and account staff and was responsible for over $500MM in film and investment assets. Mr. Whitney is a CPA (CA) designated in British Columbia Canada, articling in public practice at Ernst & Young LLP. Mr. Whitney has won several distinguished awards in his field including Ernst & Youngs '40 Under 40' award for Western Canada. Mr. Whitney has a Bachelor of Business Administration minoring in Advanced Accounting from the British Columbia Institute of Technology.

Brenda Svetkoff - Corporate Secretary

Ms. Svetkoff has served as the corporate secretary of Starfighters since September 2022. She is familiar with aviation operations, having worked for Continental Airlines for 13 years. Ms. Svetkoff has assisted with Starfighters transition from an airshow team to a research, development, testing and evaluation as well as a launch company. Ms. Svetkoff also coordinates Starfighters' involvement with STEM (science, technology, engineering and math) education programs which culminates every year with Girls in Aviation coming to Starfighters' hangar for a day of events.

Sean Bromley - Director

Mr. Bromley is a self-employed independent consultant to private and public companies and has significant experience in consulting and advising early-stage companies. As a former investment advisor, Mr. Bromley also brings considerable capital markets and financing expertise to the Company. He has been working as an investment consultant for the past 9 years and currently serves, or has served, as a director and consultant for multiple public and private companies including The Vurger Co Ltd. (since March 2022), Modern Mining Technology Corp. (since September 2021), Promino Nutritional Sciences Inc. (since August 2020), Pure Extracts Technologies Corp. (December 2019 to August 2023), Isracann Biosciences Inc. (December 2018 to January 2024), Bolt Metals Corp. (October 2017 to November 2024) White Gold Corp. (since November 2015), and Apollo Silver Corp. (August 2015 to June 2023). As a consultant, Mr. Bromley assists companies with corporate strategy, the identification of potential targets for mergers and acquisitions and the negotiation of transaction agreements, capital raising and making introductions to potential business partners. Mr. Bromley holds a Bachelor of Commerce degree with specialization in Finance from the University of Calgary in Alberta, Canada. He also studied at The Hong Kong University of Science and Technology in 2012.

Brian Goldmeier - Director

Mr. Goldmeier is the founder and president of BYG Strategies, Inc., a strategic advisory and political consultancy firm headquartered in Miami, Florida, which he founded in November 2010. Through his firm, Mr. Goldmeier advises public and private sector clients across the United States on market entry, expansion strategies, capital development, and stakeholder engagement. He has extensive experience supporting early-stage companies, including those in the technology, cryptocurrency, and financial services sectors, and has worked closely with C-suite executives and corporate boards to advance growth strategies and public-private initiatives. Mr. Goldmeier has served as a senior advisor and principal fundraiser to numerous political campaigns, issue-based initiatives, and nonprofit organizations. Over the course of his career, he has led efforts that have raised more than $300 million for political and policy campaigns and has supported capital raises and business development projects valued at over $500 million. His experience includes structuring and advising on complex multi-stakeholder initiatives, public-private partnerships, and major investment and infrastructure projects. Mr. Goldmeier is also engaged in civic and professional training, offering strategic networking and fundraising guidance to elected officials, trade associations, and business coalitions. He is widely regarded for his ability to navigate government relations, investment strategy, and corporate positioning at both the local and national level.

Geoffrey P. Hickman - Director

Geoffrey "Hak" Hickman is a c-suite executive and board member with over 30 years' experience in risk management, financial services, and building high performing teams. He is a former tactical military pilot with over 3200 flight hours and holds FINRA banking licenses (Series 24, 79, 7, 63).

While also flying for a major US airline, Mr. Hickman is currently the Managing Partner of Global Specialized Advisory, LLC., a consulting company providing expertise to clients with a focus on financial efficiency, structuring and risk transfer. Prior to this, Mr. Hickman was the Chief Commercial Officer for Aon's Public Sector Partnership (PSP) which focused on developing innovative solutions to help governments and other public institutions reduce volatility and increase the resiliency of their mission.

Mr. Hickman previously served as a senior leader within Citi's Public Sector Group and led Citi's relationships with the World Bank Group and the U.S. Department of Defense. He also led Citi's overall efforts with Developmental Finance Institutions headquartered in Asia and Ministries of Defense globally. In these roles, Mr. Hickman drove client satisfaction in the delivery of Citi's full suite of corporate banking solutions to these complex, global public sector clients. Before joining Citi, Mr. Hickman was a management consultant with McKinsey & Company and specialized in designing transformative processes and structures in his work with financial institutions and large governmental organizations.

Prior to his career in the business world, Mr. Hickman served as an F-16 Instructor and Evaluator pilot in the U.S. Air Force (USAF). Mr. Hickman deployed for multiple contingency operations and flew combat missions over Iraq and the former Yugoslavia, accumulating over 269 combat hours.  In his final USAF assignment, Mr. Hickman served as the Ninth Air Force "Viper East" Demonstration Pilot and Team Commander. During this two-year period, he flew F-16 demonstrations at 77 air show sites across the US and Europe for over 17 million spectators. After departing from the USAF, Mr. Hickman was able to continue flying air shows after becoming qualified in the L-39 and F-104.

Mr. Hickman holds the degree of Master in Public Policy (MPP) from Harvard's Kennedy School of Government and a BS in International Affairs/History with a Minor in Mandarin language from the U.S. Air Force Academy. He is also the co-founder of the Veterans on Wall Street (VOWS) DC chapter, has served as a board member for the Association of Military Banks of America (AMBA) and is the Chair of the Advisory Board for Ranchland Capital Partners, a real asset investment manager focused exclusively on large western Ranchlands and providing clients with access to professionally managed, institutional quality assets.

Significant Employees

The Company does not have any employees.

Family Relationships

Rick Svetkoff, our President, Chief Executive Officer, Director and Executive Chairman, and Brenda Svetkoff, our Secretary, are spouses.

Involvement in Certain Legal Proceedings

Except as set forth below, to our knowledge, none of our current directors or executive officers has, during the past ten years:

  been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

  had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he or she was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

  been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

  been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

  been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

  been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended (the Exchange Act)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Sean Bromley, a director of the Company, was a director of The Vurger Co. Ltd. ("Vurger") when a Notice of Administrator's Appointment with respect to Vurger was filed with the United Kingdom's Companies House in accordance with Rule 3.27 of the Insolvency (England & Wales) Rules 2016 and paragraph 46(4) of Schedule B1 to the Insolvency Act 1986 in April 2023.  On April 28, 2023, Vurger entered into insolvency proceedings, leading to a "pre-packaged" administration sale of its assets which was announced and completed on May 5, 2023. Vurger was dissolved on June 18, 2025.

Except as set forth above and in our discussion below in "Security Ownership of Management and Principal Stockholders - Transactions with Related Persons," none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

We are not currently a party to any legal proceedings, the adverse outcome of which, individually or in the aggregate, we believe will have a material adverse effect on our business, financial condition or operating results.

Board Composition and Election of Directors

The Board is comprised of five members made up of a single class of directors. Each director is subject to re-election on an annual basis at each annual meeting of stockholders. The number of directors shall be determined from time to time by resolution of the Board. Directors need not be stockholders and each directors shall hold office until such director's successor is elected and qualified or until such director's earlier death, resignation or removal. A majority of the directors then in office have the power to fill such vacancy or vacancies.

Director Independence

We have determined that Messrs. Sean Bromley, Brian Goldmeier and Geoff Hickman are independent directors in accordance with the listing requirements of NYSE American. The NYSE American independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of the Company's employees and that neither the director nor any of his, her or their family members has engaged in various types of business dealings with the Company.

Committees of the Board of Directors

Our Board has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which operate pursuant to a charter adopted by our Board of Directors. The Board of Directors may also establish other committees from time to time to assist our company and the Board. Our committees' charters are available on our website at https://starfightersspace.com/. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be part of this Offering Circular.

Audit Committee

Our Audit Committee consists of Sean Bromley, Brian Goldmeier and Geoff Hickman each of whom have been determined by the Board to satisfy the independence requirements under NYSE American listing standards and Rule 10A-3(b)(1) of the Exchange Act. The chair of our Audit Committee is Sean Bromley, who the Board has determined is an "audit committee financial expert" within the meaning of SEC regulations. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board has examined each Audit Committee member's scope of experience and the nature of their employment in the corporate finance sector.

The Audit Committee is governed by an updated charter approved by our Board of Directors, a copy of which is attached as exhibit 99.1 to our Post-Qualification Amendment to Offering Statement on Form 1-A filed with the SEC on August 26, 2025. The Audit Committee is responsible for, among other things:

  ensuring, through discussion with management and the external auditors, that the Company's annual and quarterly financial statements (individually and collectively, the "Financial Statements"), as applicable, present fairly in all material respects the financial conditions, results of operations and cash flows of the Company as of and for the periods presented;

  reviewing and recommending for approval to the Board, the Company's financial statements, accounting policies that affect the financial statements, annual MD&A and associated press release(s);

  reviewing significant issues affecting financial reports;

  monitoring the objectivity and credibility of the Company's financial reports;

  considering the effectiveness of the Company's internal controls over financial reporting and related information technology security and control;

  reviewing with auditors any issues or concerns related to any internal control systems in the process of the audit;

  reviewing with management, external auditors and legal counsel any material litigation claims or other contingencies, including tax assessments, and adequacy of financial provisions, that could materially affect financial reporting;

  overseeing the work of the external auditor engaged for the purpose of preparing or issuing an auditor's report or performing such other audit, review or attest services for the Company, including the resolution of disagreements between management and the external auditor regarding financial reporting; and

  taking such other actions within the general scope of its responsibilities as the Audit Committee shall deem appropriate or as directed by the Board of Directors.

Nominating and Corporate Governance Committee

The Board of Directors adopted a Nominating and Corporate Governance Committee Charter that complies with the requirements of Section 804 of the NYSE American Company Guide, and has established a Nominating and Corporate Governance Committee (the "N&CG Committee") which operates under its Nominating and Corporate Governance Committee Charter. The N&CG Committee is currently comprised of Geoff Hickman (chair), Seam Bromley and Brian Goldmeier. The N&CG Committee is responsible for (i) identifying and recommending to the Board, individuals qualified to be nominated for election to the Board; (ii) recommending to the Board, the members and chairperson for each Board committee; and (iii) periodically reviewing and assessing the Company's corporate governance principles contained in the Nominating and Corporate Governance Committee Charter and making recommendations for changes thereto to the Board. The N&CG Committee is governed by a charter approved by our Board of Directors, a copy of which is attached as exhibit 99.2 to our Post-Qualification Amendment to Offering Statement on Form 1-A filed with the SEC on August 26, 2025.

The N&CG Committee is responsible for, among other things:

  leading the Company's search for individuals qualified to become members of the Board;

  evaluating and recommending to the Board for nomination candidates for election or re-election as directors;

  establishing and overseeing appropriate director orientation and continuing education programs;

  making recommendations to the Board regarding an appropriate organization and structure for the Board of Directors;

  evaluating the size, composition, membership qualifications, scope of authority, responsibilities, reporting obligations and charters of each committee of the Board;

  periodically reviewing and assessing the adequacy of the Company's corporate governance principles as contained in the Nominating and Corporate Governance Committee Charter and, should it deem it appropriate, it may develop and recommend to the Board of Directors for adoption of additional corporate governance principles;

  periodically reviewing the Company's Articles in light of existing corporate governance trends, and shall recommend any proposed changes for adoption by the Board of Directors or submission by the Board of Directors to the Company's shareholders;

  making recommendations on the structure and logistics of Board of Directors' meetings and may recommend matters for consideration by the Board of Directors;

  considering, adopting and overseeing all processes for evaluating the performance of the Board of Directors, each committee and individual directors; and

  annually reviewing and assessing its own performance.

Compensation Committee

The Board of Directors adopted a Compensation Committee Charter which complies with the requirements of Section 805 of the NYSE American Company Guide and the Board of Directors has established a Compensation Committee (the "Compensation Committee"). The Compensation Committee is comprised of Sean Bromley (chair), Geoff Hickman and Brian Goldmeier. The Compensation Committee is governed by a charter approved by our Board of Directors, a copy of which is attached as exhibit 99.3 to our Post-Qualification Amendment to Offering Statement on Form 1-A filed with the SEC on August 26, 2025..

The Compensation Committee assists the Board in fulfilling its oversight responsibilities relating to officer and director compensation, succession planning for senior management, development and retention of senior management and such other duties as directed by the Board.

Each of the Compensation Committee members satisfies the "independence" requirements of Section 803(A)(2) of the NYSE American Company Guide. The Compensation Committee will be responsible for, among other things:

  reviewing and approving the Company's compensation guidelines and structure;

  reviewing and approving on an annual basis the corporate goals and objectives with respect to the CEO of the Company;

  reviewing and approving on an annual basis the evaluation process and compensation structure for the Company's other officers, including salary, bonus, incentive and equity compensation;

  reviewing the Company's incentive compensation and other equity-based plans and recommending changes in such plans to the Board as needed.

  periodically making recommendations to the Board regarding the compensation of non-management directors, including Board and committee retainers, meeting fees, equity-based compensation and such other forms of compensation and benefits as the Committee may consider appropriate; and

  overseeing the appointment and removal of executive officers, and reviewing and approving for executive officers, including the CEO, any employment, severance or change in control agreements.

Code of Business Conduct and Ethics

The Company adopted a written code of business conduct and ethics that applies to its directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted on the corporate website at https://starfightersspace.com/. In addition, the Company intends to post on its website all disclosures that are required by law concerning any amendments to, or waivers from, any provision of the code. The reference to the Company's website address does not constitute incorporation by reference of the information contained at or available through its website, and you should not consider it to be a part of this Offering Circular.

EXECUTIVE COMPENSATION

Summary Compensation Table

Our named executive officers for the fiscal year ended December 31, 2024 ("Fiscal 2024") consists of (i) Rick Svetkoff, our current President, CEO and Executive Chairman, (ii) David Whitney, our current Chief Financial Officer, and (iii) Tim Franta, our current Vice President of Development. Our named executive officers for the fiscal year ended December 31, 2023 ("Fiscal 2023") consists of (i) Rick Svetkoff, our President and CEO, (ii) Olga Balanovskaya, our then Chief Financial Officer, and (iii) Tim Franta, our Vice President of Development. The following Summary Compensation Table sets forth the compensation earned by or paid to our named executive officers for Fiscal 2024 and Fiscal 2023 are as follows:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Non- qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Rick Svetkoff (1) President, CEO and Executive Chairman	2024	274,000	10,000	-	-	-	-	-	284,000
	2023	222,000	10,000	-	-	-	-	-	232,000
David Whitney (2) CFO	2024	102,000	55,000	-	-	-	-	-	157,000
	2023	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Olga Balanovskaya (3) Former CFO	2024	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2023	56,250	-	-	-	-	-	-	56,250
Tim Franta VP of Development	2024	114,000	5,000	-	-	-	-	-	119,000
	2023	114,000	2,000	-	-	-	-	-	116,000

Notes:

(1) Mr. Rick Svetkoff was appointed as our President and CEO September 6, 2022 and was appointed as Executive Chairman on June 1, 2024.

(2) Mr. David Whitney was appointed as our CFO on January 1, 2024.

(3) Ms. Balanovskaya resigned as our CFO on November 1, 2023.

As our Company progresses through its current phase of development with a focus on achieving profitability, our executive compensation strategy has been intentionally straightforward, centered primarily around fixed base salaries. To that extent, during our fiscal year ended December 31, 2024, we did not provide any executive compensation to our named executive officers other than a base salary.

Executive Employment Agreements

As of December 31, 2024, we did not have any employment agreements with any of our named executive officers.

Consulting Agreements

We have entered into consulting agreements with the following executive officers, directors (including former directors), employees, and consultants. We may enter into additional employment agreements with other key executives, directors, employees, and consultants in the future.

Austin Thornberry (former director)

Austin Thornberry, who was then a director of the Company and served in such capacity until his resignation on August 11, 2025, entered into a consulting agreement with the Company dated February 1, 2023. Pursuant to the terms and conditions of the agreement, Mr. Thornberry agreed to provide the Company with the following services: (i) assisting with required financial statement review and audit, (ii) providing capital markets, corporate finance and advisory advice in connection with private placement and public offerings by the Company, (iii) reviewing potential business development opportunities of the Company, and (iv) performing such other duties as may be requested by the Company from time to time and agreed to by Mr. Thornberry. As consideration for the provision of the services, the Company agreed to pay Mr. Thornberry a base fee of $200 per hour, plus applicable taxes, on a monthly basis. The Company also agreed to reimburse Mr. Thornberry for pre-approved expenses.

The Company's engagement of Mr. Thornberry as a consultant commenced on February 1, 2023, and was stated to continue for a period of twelve (12) months, unless the agreement was terminated in accordance with its terms. Following the initial twelve (12) month term the agreement was to continue on a month-to-month basis. The Company was permitted to terminate the agreement at any time for cause by providing Mr. Thornberry written notice. Additionally, either Mr. Thornberry or the Company could terminate the agreement upon at least thirty (30) days' prior written notice provided that the Company could elect to terminate Mr. Thornberry at any time by paying Mr. Thornberry the fees he would have been entitled to receive over the thirty (30) day notice period in lieu of such notice. Such consulting agreement ceased as of April 30, 2024.

Sea Island Consulting Ltd. (David Whitney)

Sea Island Consulting Ltd. ("Sea Island"), a company wholly-owned and controlled by David Whitney, entered into a consulting agreement with the Company dated January 1, 2024. Pursuant to the terms and conditions of the agreement, David Whitney will perform the services of Chief Financial Officer of the Company for monthly compensation of $4,250 per month. Pursuant to the consulting agreement, the Company has agreed to grant Sea Island the following Options pursuant to the 2023 Stock Incentive Plan:

  100,000 Options with an exercise price equal to $3.59, 1/6 of which shall vest on the first day of each calendar month following January 1, 2024, provided that the consulting agreement remains in force on each applicable date of vesting; and

  150,000 contingent Options with an exercise price equal to $3.59, which shall vest on July 1, 2024, provided that the Board approves the vesting on July 1, 2024, in the Board's sole discretion.

The Options and any underlying Common Stock will be subject to a six-month escrow period (or such longer period as may be required by the Company's selling agent or underwriter) from the date of the Company completes an initial public offering, or the Common Stock are otherwise listed on a recognized stock exchange in the United States.

On or around September 1, 2024, the monthly consideration under the consulting agreement was verbally agreed to be increased from $4,250 per month to $8,500 per month retroactively effective to January 1, 2024. On or around March 14, 2025, the monthly consideration under the consulting agreement was verbally agreed to be increased from $8,500 per month to $15,000 per month retroactively effective to January 1, 2025.

On August 12, 2025, the Company granted the Mr. Whitney 750,000 restricted stock units and Mr. Whitney agreed to waive the requirement for the granting of any options under the Sea Island consulting agreement.

The Company's engagement of Sea Island commenced on January 1, 2024, and will continue indefinitely on a month-to-month basis until the agreement is terminated in accordance with its terms. The Company may terminate the agreement at any time for cause by providing Sea Island written notice. Additionally, either Sea Island or the Company may terminate the agreement upon at least thirty (30) days' prior written notice.

Rick Svetkoff

We currently do not have a written employment or consulting agreement with our CEO, Rick Svetkoff. Prior to the inception of the Company in September 2022, Mr. Svetkoff was the sole director, officer and shareholder of the predecessors to the Company. Mr. Svetkoff's compensation was historically determined based on available funds from operations. Following completion of this Offering, the Company intends to undertake a compensation review for Mr. Svetkoff, and other key members of management, and enter into a formal executive employment or consulting agreement with him.

For the fiscal year 2024, Mr. Svetkoff was paid $18,500 per month as management fees and $2,000 per month as director fees. In addition, Mr. Svetkoff received $4,000 per month as chairman fees from June to December 2024. On or around January 3, 2025, the monthly management fees paid to Mr. Svetkoff were increased from $18,500 per month to $25,000 per month.

Tim Franta

We currently do not have a written employment or consulting agreement with our Vice President of Development, Tim Franta. Mr. Franta's compensation was historically determined based on available funds from operations.

For the fiscal year 2024, Mr. Franta was paid $7,500 per month as salary and $2,000 per month as director fees. On or around January 3, 2025, the monthly salary fees paid to Mr. Franta were increased from $7,500 per month to $8,000 per month.

Outstanding Equity Awards Held by Named Executive Officers at Fiscal Year End

As of December 31, 2024, no named executive officer held any vested or unvested unexercised options to purchase shares of the Company's common stock, shares of unvested restricted stock or other awards under any Company equity incentive plan.

Retirement Benefits

The Company does not have any defined benefit or defined contribution plans that provide for payments or benefits at, following or in connection with retirement.

Separation Benefits

The Company does not have any agreements that provide for payment(s) to a named executive officer at, following, or in connection with the resignation, retirement or other termination of a name executive officer, or a change in control of the smaller reporting company or a change in the named executive officer's responsibilities following a change in control, with respect to each named executive officer.

Compensation Policies and Practices and Risk Management

One of the responsibilities of our Compensation Committee and our Board, in its role in setting executive compensation and overseeing our various compensation programs, is to ensure that our compensation programs are structured so as to discourage inappropriate risk-taking. We believe that our existing compensation practices and policies for all employees, including executive officers, mitigate against this risk by, among other things, providing a meaningful portion of total compensation in the form of equity incentives. Future equity incentives in the form of stock grants to promote long-term rather than short-term financial performance and to encourage employees to focus on sustained stock price appreciation. The Compensation Committee is responsible for monitoring our existing compensation practices and policies and investigating applicable enhancements to align our existing practices and policies with avoidance or elimination of risk and the enhancement of long-term stockholder value.

Director Compensation

Each of our directors receives regular cash compensation of $2,000 per month, for serving on the Board.

The following table set forth information relating to the compensation paid to our directors who are not named above in the Summary Compensation Table for Fiscal 2024:

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Austin Thornberry (1)	24,000	-	-	-	-	-	24,000
Frostee Rucker (2)	24,000	-	-	-	-	-	24,000
Sean Bromley	44,000	-	-	-	-	-	44,000

Note:

(1) Austin Thornberry resigned as a director of the Company on August 11, 2025.

(2) Frostee Rucker resigned as a director of the Company on August 11, 2025.

Recovery (Clawback) Policy

On August 22, 2025, the Board of Directors of the Company adopted the Starfighters Space, Inc. Policy for the Recovery of Erroneously Awarded Incentive-Based Compensation (the "Recovery Policy"), with an effective date of August 22, 2025, which complies with Section 10D of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), Rule 10D-1 of the Exchange Act ("Rule 10D-1"), and the listing rules adopted by NYSE American (collectively, the "Final Clawback Rules"). The Board has designated the Compensation Committee of the Board as the administrator of the Recovery Policy.

The Recovery Policy provides for the mandatory recovery of erroneously awarded incentive-based compensation from current and former executive officers as defined in Rule 10D-1 ("Covered Officers") of the Company in the event that the Company is required to prepare an accounting restatement, in accordance with the Final Clawback Rules. The recovery of such compensation applies regardless of whether a Covered Officer engaged in misconduct or otherwise caused or contributed to the requirement of an accounting restatement. Under the Recovery Policy, the Company may recoup from the Covered Officers erroneously awarded incentive-based compensation received within a lookback period of the three completed fiscal years preceding the date on which the Company is required to prepare an accounting restatement.

We have filed our Recovery Policy as Exhibit 99.4 to our Post-Qualification Amendment to Offering Statement on Form 1-A filed with the SEC on August 26, 2025.

Director Indemnification

The Company has entered into indemnity agreements (the "Indemnity Agreement") with each of Tim Franta, Sean Bromley, Brian Goldmeier and Geoff Hickman, as well as former directors Austin Thornberry and Frostee Rucker (collectively, the "Indemnified Directors" and each an "Indemnified Director"). Pursuant to the terms and conditions of each Indemnity Agreement, the Company has agreed to indemnify each of the Indemnified Directors who is a party to or witness, or is threatened to be made a party or witness, in any pending or completed action, suit, claim or other proceeding, whether civil, criminal, administrative, investigative, legislative or any other type, due to (i) an event related to the Indemnified Director's service as a director, or (ii) by reason of anything done or not done by the Indemnified Director.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described under "Executive Compensation" in this Offering Circular, the following is a description of each transaction since the beginning of our last fiscal year, and each currently proposed transaction in which:

  we have been or are to be a participant;

  the amount involved exceeds or will exceed the lesser of $120,000 and 1% of the average of the Company's total assets at year-end for the last two completed fiscal years; and

  any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

The Company has policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its audit committee charter, the audit committee has the responsibility to review related party transactions.

Certain Relationships and Related Party Transactions

The Company and its subsidiaries have entered into the following transactions with related parties:

  On August 14, 2010, Starfighters International issued a promissory note to RLB, a company owned by Brenda Svetkoff, the spouse of Rick Svetkoff, with the principal sum of $865,000. The principal sum is non-interest bearing and there is no set date for repayment and is due on demand. As of December 31, 2024 and 2023, $865,000 is outstanding.

  On August 14, 2010, Starfighters International issued a promissory note to Rick Svetkoff, the President, Chief Executive Officer a Director of the Company, with the principal sum of $865,000. Starfighters International has partially repaid this promissory note and the outstanding principal sum is currently $190,050. The principal sum is non-interest bearing and there is no set date for repayment and is due on demand. As of December 31, 2024 and 2023, $190,050 and $235,050, respectively, is outstanding.

  On October 1, 2021, Starfighters International entered into an Asset Purchase Agreement, as amended on December 29, 2023, with Hypersonic Group Inc., a company which is 50% owned by Rick Svetkoff, pursuant to which Starfighters International agreed to purchase 22 J79-19 jet engines for aggregate consideration of $2,200,000. As of December 31, 2024, SFI has paid an aggregate of $1,300,000 of the total purchase price. As of December 31, 2023, SFI has paid an aggregate of $750,000 of the total purchase price.

  On August 1, 2022, SFI issued a promissory note to Rick Svetkoff, the President, Chief Executive Officer a Director of the Company, with the principal sum of $475,150. The principal sum is non-interest bearing and there is no set date for repayment and is due on demand. As of December 31, 2024 and 2023, $475,150 is outstanding.

  On September 1, 2022 and on October 1, 2022, the Company entered into Consulting Agreements with Fortuna Advisors Ltd., as a promoter for the Company, through each of Fortuna Investment Corp. ("FIC") and F2 Florida, LLC ("F2"), respectively, whereby each of FIC and F2 have agreed to (i) provide capital markets, corporate finance and advisory advice in connection with an initial public offering, (ii) review potential business development opportunities of the Company, and (iii) perform such other duties as may be requested by the Company from time to time and agreed to by FIC or F2, as applicable, in exchange for a fee of $7,500 per month plus applicable taxes to each of FIC and F2 and reimbursement of pre-approved expenses incurred by each of FIC and F2. The Company incurred an expense of $90,000 and $150,000 to FIC, and $223,000 and $215,650 to F2, during the years ended December 31, 2024 and December 31, 2023, respectively. As of December 31, 2024 and 2023, the Company owed $12,444 and $12,273, respectively, in accounts payable and accrued liabilities to F2. On December 31, 2024, FIC and F2 terminated their respective agreements with the Company.

  On February 1, 2023, the Company entered into a Consulting Agreement with Austin Thornberry, a director of the Company, whereby Mr. Thornberry agreed to provide the following services: (i) assisting with required financial statement review and audit, (ii) providing capital markets, corporate finance and advisory advice in connection with private placement and public offerings by the Company, (iii) reviewing potential business development opportunities of the Company, and (iv) performing such other duties as may be requested by the Company from time to time and agreed to by Mr. Thornberry. As consideration for the provision of the services, the Company will pay Mr. Thornberry a base fee of $200 per hour, plus applicable taxes, on a monthly basis. The Company will also reimburse Mr. Thornberry for pre-approved expenses. During the years ended December 31, 2024 and December 31, 2023, the Company incurred an expense of $25,000 and $49,500, respectively, to this related party. Such consulting agreement ceased as of April 30, 2024.

  During the years ended December 31, 2024 and December 31, 2023, the Company paid an aggregate of $53,000 and $54,000, respectively, in consulting fees to RLB, a company controlled by Brenda Svetkoff, the spouse of Rick Svetkoff, for bookkeeping and administrative services provided to the Company.

  The Company paid fees related to their performance of their director role within the Company of $164,000 and $168,000, during the periods ended December 31, 2024 and December 31, 2023, respectively.  The fees were paid to Rick Svetkoff ($48,000 in 2024 and $24,000 in 2023), Tim Franta ($24,000 in 2024 and $24,000 in 2023), Sean Bromley ($44,000 in 2024 and $72,000 in 2023), Austin Thornberry ($24,000 in 2024 and $24,000 in 2023) and Frostee Rucker ($24,000 in 2024 and $24,000 in 2023).

  The Company incurred expenses related to their performance of executive or management roles within the Company of $484,000 and $380,250, during the years ended December 31, 2024 and December 31, 2023, respectively.  The expenses incurred were to Rick Svetkoff ($232,000 in 2024 and $232,000 in 2023), Tim Franta ($95,000 in 2024 and $92,000 in 2023), David Whitney ($157,000 in 2024 and $0 in 2023) and Olga Balanovskaya ($0 in 2024 and $56,250 in 2023).

  On January 1, 2025, the Company entered into a Consulting Agreement with Fortuna Advisors, LLC ("Fortuna LLC"), an affiliate of Fortuna Advisors, as a promoter for the Company, whereby Fortuna LLC agreed to (i) provide capital markets, corporate finance and advisory advice in connection with an initial public offering, (ii) review potential business development opportunities of the Company, and (iii) perform such other duties as may be requested by the Company from time to time and agreed to by Fortuna LLC, in exchange for a fee of $25,000 per month plus applicable taxes and reimbursement of pre-approved expenses incurred by Fortuna LLC.

As of December 31, 2024 and 2023, the Company owed $128,000 and $78,500, respectively, in accounts payable and accrued liabilities to related parties.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth the beneficial ownership of our Common Stock as of the date of this filing by:

  each person who is known to be the beneficial owner of more than 5% of the outstanding shares of Common Stock;

  each of our current executive officers and directors; and

  all our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days after that date through the exercise of any option or warrant. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, our shares of Common Stock subject to options or warrants (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding for such person, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Each person named in the table has sole voting and investment power with respect to all of the shares shown as beneficially owned by such person, except as otherwise indicated in the table or footnotes below.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them. To our knowledge, none of the shares of Common Stock beneficially owned by any executive officer or director have been pledged as security. Unless otherwise noted, the address of each beneficial owner is Reusable Launch Vehicle Hangar, Hangar Rd., Cape Canaveral, FL, 32920.

As of October 16, 2025, the date of this filing, there are 21,716,897 shares of Common Stock issued and outstanding.

Name of Beneficial Owner	Amount and nature of beneficial owner	%(1)
5% or More Shareholders
N/A	-	-
Directors and Executive Officers
Rick Svetkoff	14,170,000	65.2%
David Whitney	-	-
Tim Franta	-	-
Sean Bromley(2)	530,000	2.4%
Brian Goldmeier	-	-
Geoff Hickman	-
All directors and executive officers as a group (6 individuals)	14,700,000	66.2%

(1) Based on 21,716,897 shares outstanding as of the date of this filing.

(2) This figure consists of (i) 30,000 shares held directly by Mr. Bromley and (ii) 500,000 warrants to purchase 500,000 shares of common stock held by 1129925 B.C. Ltd., over which Mr. Bromley has voting and investment control over such securities, and which warrants have vested and are exercisable at $0.33 per share until September 15, 2026.

SECURITIES BEING OFFERED

The following is a summary of the rights of our Common Stock as provided in the Company's Certificate of Incorporation and Bylaws. For more detailed information, please see the Certificate of Incorporation and Bylaws which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

General

The Company's Certificate of Incorporation authorizes the issuance of 200,000,000 shares of Common Stock with $0.00001 par value per share of Common Stock.

Rights Attaching to the Common Stock

Voting Rights

Each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of Common Stock held by such stockholder which has voting power upon the matter in question. In all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Except as otherwise required by law, the Certificate of Incorporation or the Bylaws, directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Dividend Rights

The holders of Common Stock are entitled to receive dividends, if any, as may be declared from time to time by our Board out of legally available funds.

Rights upon Liquidation

In the event of liquidation, dissolution or winding up, holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of the Company's debts and other liabilities.

Other Rights

No holders of Common Stock will be entitled to pre-emptive, conversion, or subscription rights contained in the Certificate of Incorporation or Bylaws. There are no redemption or sinking fund provisions applicable to the Common Stock.

Stockholder Meetings

The Company's Bylaws provide that:

  meetings of stockholders can be held at any plan, within or outside the State of Delaware, as determined by the Board. Meetings may also instead be held solely by means of remote communication;
  the Company may not be required to hold an annual meeting of stockholders, provided that (i) the stockholders take action by written consent to elect directors, and (ii) the stockholders unanimously consent to such action or, if such consent is less than unanimous, all of the directorships to which directors could be elected at an annual general meeting held at the effective time of such action are vacant and filled by such action;
  when stockholders are required to take action at a meeting, a written notice of the meeting which states the place, date and time, and the means of remote communication (if any), and such notice must be given not less than 10 nor more than 60 days before the date of the meeting must be given to each stockholder entitled to vote at such meeting;
  at each meeting of stockholders, the presence in person or by proxy of stockholders having one-third (33⅓%) of the votes which could be cast by the stockholders of all outstanding Common Stock entitled to vote at the Meeting shall be necessary and sufficient to constitute a quorum; and
  for the purpose of determining stockholders entitled to receive notice of or vote at meetings of stockholders, the Board may fix a record date which shall not be more than sixty days nor less than ten days before the date of such meeting.

Fully Paid and Non-assessable

All outstanding shares of Common Stock are, and the Common Stock to be outstanding upon completion of this Offering will be duly authorized, validly issued, fully paid and non-assessable.

Resale Restrictions

The Common Stock will be transferable following the termination of any transfer hold periods under applicable law. Purchasers under this Offering should consult with their own professional advisers with respect to restrictions on the transferability of the securities offered hereunder.

Warrants

As of the date of this Offering Circular, the Company had issued 18,150,000 Warrants outstanding, each of which is exercisable to acquire one (1) Warrant Share at a price of $0.33 per Warrant Share until expiration on September 15, 2028.

Convertible Debentures

As of the date of this Offering Circular, the Company had Debentures in the principal amount of $7,089,400 outstanding, not including accrued interest, which as of June 30, 2025 the principal and interest amounted to $7,733,139. The Debentures were issued in six separate tranches, being a first tranche of $4,413,400 closed on February 24, 2023, a second tranche of $804,100 closed on July 14, 2023, a third tranche of $448,000 closed on September 15, 2023, a fourth tranche of $680,500 closed on December 28, 2023, a fifth tranche of $501,400 closed on May 17, 2024, and a sixth tranche of $242,000 closed on August 15, 2024. The Debentures bear interest at five percent (5%) per annum until February 24, 2025, and thereafter bear interest at eight percent (8%) per annum and secured by the assets of the Company pursuant to the Security Agreement. The Debentures are due twenty-four (24) months following the issuance of the first tranche, being February 24, 2025, however, on December 19, 2024, the Debentureholders adopted the Debenture Amendment Resolution to approve certain amendments, which included extending the maturity date from February 24, 2025 to December 31, 2025 (the "Maturity Date"). The Debentures are governed by the Indenture, as amended pursuant to a First Supplemental Convertible Debenture Indenture entered into between the Company and Computershare, dated December 19, 2024, as a result of the Debenture Amendment Resolution. The Indenture provides that in the event of a Public Listing, the principal amount of the Debentures plus any accrued and unpaid interest thereon will automatically convert into Common Stock at a conversion price equal to the lessor of (i) a 40% discount to the price per security of the Company's initial public offering in the event of a Public Listing, and (ii) $4.00, and such Common Stock issued will be subject to a six (6) month hold period from the completion of the Public Listing, or such other length of time as may be determined by the Company at the time of the Public Listing.

The Company intends to apply to have its Common Stock listed on NYSE American following completion of this Offering, which would constitute a Public Listing under the Indenture. However, as of the date of this Circular, the Company has not made an application to have its Common Stock listed on NYSE American and does not otherwise have any agreement to complete a Public Listing, and there is no assurance that it will do so. Further, if such application is made, there is no assurance that it will be approved or that the Common Stock will be listed on NYSE American or another national securities exchange on or before the Maturity Date, or at all. The Company may seek the approval of the holders of the Debentures to extend that Maturity Date, but there is no assurance the holders of the Debentures will approve any such extension. If the Company has not completed a Public Listing by the Maturity Date and if the Maturity Date is not extended, the Company will be required to repay the outstanding principal amount of the Debentures plus accrued interest on the Maturity Date. See "Capitalization."

Amended and Restated 2023 Stock Incentive Plan

On October 27, 2023, the Board authorized, confirmed and approved the adoption of a new stock incentive plan, being the Company's "2023 Stock Incentive Plan", under which up to 4,000,000 shares of Common Stock may be issued pursuant to awards that may be granted under the 2023 Stock Incentive Plan. On August 12, 2025, the Board authorized, confirmed and approved amendments to the 2023 Stock Incentive Plan, to among other things, mainly increase the number of shares of Common Stock that may be issued pursuant to awards that may be granted to 4,700,000 shares of Common Stock (the "Amended and Restated 2023 Stock Incentive Plan"). The Amended and Restated 2023 Stock Incentive Plan is administered by the Board, the Company's compensation committee, or any other committee appointed by the Board to administer the Amended and Restated 2023 Stock Incentive Plan, whom shall determine, among other things: (i) the persons to be granted awards under the Amended and Restated 2023 Stock Incentive Plan; (ii) the number of shares of Common Stock or amount of other awards to be granted; and (iii) the terms and conditions of the awards granted. The Company may issue stock options, stock appreciation rights ("SARs"), restricted stock, unrestricted stock, restricted stock units, deferred stock units or other right or benefit under the Amended and Restated 2023 Stock Incentive Plan. As indicated above, an aggregate of 4,700,000 shares of Common Stock may be issued pursuant to the grant of awards under the Amended and Restated 2023 Stock Incentive Plan.

An award may not be exercised after the termination date of the award and may be exercised following the termination of an eligible participant's continuous service only to the extent provided by the administrator under the Amended and Restated 2023 Stock Incentive Plan. If the administrator under the Amended and Restated 2023 Stock Incentive Plan permits a participant to exercise an award following the termination of continuous service for a specified period, the award terminates to the extent not exercised on the last day of the specified period or the last day of the original term of the award, whichever occurs first. In the event an eligible participant's service has been terminated for "cause", they shall immediately forfeit all rights to any of the awards outstanding.

The Amended and Restated 2023 Stock Incentive Plan includes the following best practice provisions to reinforce the alignment between stockholders' interests and equity compensation arrangements. These provisions include, but are not limited to:

  No discounted awards: the exercise price of an award must not be lower than 100% of the fair market value of the Common Stock on the stock exchange or system on which the shares are traded or quoted at the time the award is granted;

  No buyout without stockholder approval: outstanding options or SARs may not be bought out or surrendered in exchange for cash unless stockholder approval is received;

  No repricing without stockholder approval: the Company may not, without stockholder approval, reprice an award by reducing the exercise price of a stock option or exchanging a stock option for cash, other awards or a new stock option with a reduced exercise price;

  No accelerated vesting of outstanding unvested awards and double-trigger change of control requirements: no acceleration of any unvested awards shall occur except in the case of the death or disability of the grantee or upon a change of control. In this respect the Amended and Restated 2023 Stock Incentive Plan requires a "double-trigger" - both a change of control and a qualifying termination of continuing services - to accelerate the vesting of awards. In connection with a change in control, time-based awards shall only be accelerated if the awards are not assumed or converted following the change in control and performance based awards shall only be accelerated: (i) to the extent of actual achievement of the performance conditions; or (ii) on a prorated basis for time elapsed in ongoing performance period(s) based on target or actual level achievement. In connection with vesting of outstanding awards following a qualifying termination after a change in control (i.e., double-trigger vesting), the same conditions set forth in the preceding sentence will apply;

  No dividends for unvested awards: holders of any awards which have not yet vested are not entitled to receive dividends, however, dividends may be accrued and paid upon the vesting of such awards;

  No liberal share recycling: Common Stock issued under the Amended and Restated 2023 Stock Incentive Plan pursuant to an award, or Common Stock retained by or delivered to the Company to pay either the exercise price of an outstanding stock option or the withholding taxes in connection with the vesting of incentive stock awards or SARs, and Common Stock purchased by the Company in the open market using the proceeds of option exercises, do not become available for issuance as future awards under the Amended and Restated 2023 Stock Incentive Plan;

  Transferability: the awards granted under the Amended and Restated 2023 Stock Incentive Plan generally may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution to a grantee's spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights

  No automatic grants: the Amended and Restated 2023 Stock Incentive Plan does not provide for automatic grants to any eligible participant; and

  No evergreen provision: the Amended and Restated 2023 Stock Incentive Plan does not provide for an "evergreen" feature pursuant to which the Common Stock authorized for issuance under the Amended and Restated 2023 Stock Incentive Plan can be automatically replenished.

The foregoing summary of the Amended and Restated 2023 Stock Incentive Plan is not complete and is qualified in its entirety by reference to the Amended and Restated 2023 Stock Incentive Plan; a copy of which is filed as Exhibit 6.20 to this Offering Circular.

As of the date of this Offering Circular, the Company has 2,415,000 Options outstanding and 2,285,000 RSUs outstanding.

Exclusive Forum

Other than as provided for in the Subscription Agreement, our Certificate of Incorporation provides that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company's stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Certificate of Incorporation or the bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. However, the exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in shares of our Common Stock is deemed to have received notice of and consented to the foregoing provisions.

Penny Stock Regulation

The SEC has adopted regulations which generally define "penny stock" to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As our Common Stock immediately following this Offering may be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Common Stock in the secondary market.

Absence of Public Market

The Company is currently an alternative reporting company under Regulation A, Tier 2 of the Securities Act. There is no public trading market for the Common Stock of the Company. The Company currently expects, as an alternative reporting company, to qualify its Common Stock for quotation or listing on the NYSE American or other secondary market for which the Company's Common Stock may then qualify in the discretion of the Board. (See "Risk Factors" starting on page 13) and prior to being listed on the NYSE American or other secondary market, the Company plans to become registered under Section 12(b) of the Exchange Act and become subject to the reporting obligations under Section 13 of the Exchange Act.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of certain material U.S. federal income tax consequences of the purchase, ownership, and disposition of our Common Stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the "IRS"), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect any beneficial owner of our Common Stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, and disposition of our Common Stock.

This discussion is limited to holders that hold our Common Stock as a "capital asset" within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder's particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

  U.S. expatriates and former citizens or long-term residents of the United States;

  persons holding our Common Stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

  banks, insurance companies, and other financial institutions;

  brokers, dealers, or traders in securities;

  "controlled foreign corporations," "passive foreign investment companies," and corporations that accumulate earnings to avoid U.S. federal income tax;

  partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

  tax-exempt organizations or governmental organizations;

  persons deemed to sell our Common Stock under the constructive sale provisions of the Code;

  persons who hold or receive our Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation;

  tax-qualified retirement plans; and

  "qualified foreign pension funds" as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Common Stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level.  Accordingly, partnerships holding our Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE.  INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a U.S. Holder and a Non-U.S. Holder

For purposes of this discussion, a "U.S. Holder" is any beneficial owner of our Common Stock that is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

  an individual who is a citizen or resident of the United States;

  a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

  a trust that (1) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more "United States persons" (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

A "Non-U.S. Holder" is any beneficial owner of our Common Stock that is not a U.S. Holder or an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

Consequences to U.S. Holders

Distributions

As described in the section entitled "Dividend Policy," we do not anticipate declaring or paying dividends to holders of our Common Stock in the foreseeable future. However, if we do make distributions of cash or property on our Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Subject to customary conditions and limitations, dividends may be eligible for a dividends-received deduction in the case of U.S. Holders that are (or are treated for U.S. federal income tax purposes) as corporations. Dividends that exceed certain thresholds in relation to a corporate U.S. Holder's tax basis in the stock could be characterized as an "extraordinary dividend" (as defined in Section 1059 of the Code) subject to special rules. Corporate U.S. Holders are urged to consult with their tax advisors with respect to the eligibility for and the amount of any dividends-received deduction and the application of Section 1059 of the Code to any dividends on our Common Stock. Dividends paid to non-corporate U.S. Holders generally will qualify for taxation at preferential rates if such U.S. Holders meet certain holding period and other applicable requirements.

Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a U.S. Holder's adjusted tax basis in its Common Stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under "-Consequences to U.S. Holders-Sale or Other Taxable Disposition."

Sale or Other Taxable Disposition

Upon the sale or other taxable disposition of our Common Stock, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized by the U.S. Holder and the U.S. Holder's adjusted tax basis in our Common Stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder's holding period for its Common Stock is longer than one year. Non-corporate U.S. Holders may be eligible for preferential tax rates on long-term capital gains. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Payments of dividends on our Common Stock will not be subject to backup withholding, provided the U.S. Holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-9 or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our Common Stock paid to the U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds from the sale or other taxable disposition of our Common Stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above or the U.S. Holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Consequences to Non-U.S. Holders

Distributions

As described in the section entitled "Dividend Policy," we do not anticipate declaring or paying dividends to holders of our Common Stock in the foreseeable future. However, if we do make distributions of cash or property on our Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder's adjusted tax basis in its Common Stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under "-Consequences to Non-U.S. Holders-Sale or Other Taxable Disposition."

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Common Stock unless:

  the gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

  the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

  our Common Stock constitutes a U.S. real property interest ("USRPI") by reason of our status as a U.S. real property holding corporation ("USRPHC") for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our Common Stock, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our Common Stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if our Common Stock is "regularly traded," as defined by applicable Treasury Regulations, on an established securities market and such Non-U.S. Holder owned, actually and constructively, 5% or less of our Common Stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder's holding period.

Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our Common Stock will not be subject to backup withholding, provided the Non-U.S. Holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our Common Stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds from the sale or other taxable disposition of our Common Stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above or the Non-U.S. Holder otherwise establishes an exemption. Proceeds of a disposition of our Common Stock conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or "FATCA") on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our Common Stock paid to a "foreign financial institution" or a "non-financial foreign entity" (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any "substantial United States owners" (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain "specified United States persons" or "United States owned foreign entities" (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our Common Stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock beginning on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our Common Stock.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Certificate of Incorporation, as amended, and our Bylaws, subject to the provisions of Delaware law, contain provisions that allow the Company to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the Company. We have also entered into indemnification agreements with each of our executive officers and directors that provide our executive officers and directors with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the laws of the State of Delaware in effect from time to time, subject to certain exceptions contained in those agreements. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our director and officers, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the shares of Common Stock covered by this Offering Circular and certain other legal matters as to Delaware law will be passed upon by Richards, Layton & Finger, P.A., of Wilmington, Delaware.

EXPERTS

Our audited financial statements as of December 31, 2024 and 2023 and for the fiscal years ended December 31, 2024 and 2023 included in this Offering Circular have been audited by Adeptus Partners, LLC, independent registered public accounting firm as set forth in its report, which report contains an explanatory paragraph about the existence of substantial doubt concerning the Company's ability to continue as a going concern, and included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the shares of Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed with the Offering Statement. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. You can read our SEC filings, including the Offering Statement, at the SEC's website which contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC. The address of the website is www.sec.gov.

Upon the consummation of this Offering, assuming that we have filed a Form 8-A, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. These periodic reports, proxy and other information will be available for inspection at the website of the SEC referred to above. You may access these materials free of charge as soon as reasonably practicable after they are filed electronically with, or furnished to, the SEC. We also maintain a website at https://starfightersspace.com. The inclusion of our website address in this Offering Circular is an inactive textual reference only. The information contained on, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this Offering Circular or the Offering Statement of which this Offering Circular forms a part. Investors should not rely on any such information in deciding whether to purchase the Shares.

The Offering Statement is also available on our website at https://starfightersspace.com. After the completion of this Offering, you may access these materials at the foregoing website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on the website is not a part of this Offering Circular and the inclusion of the website address in this Offering Circular is an inactive textual reference only.

We may supplement the information in this Offering Circular by filing a supplement with the SEC. You should read all the available information before investing.

PART F/S

INDEX TO FINANCIAL STATEMENTS

STARFIGHTERS SPACE, INC.

Consolidated Financial Statements
for the years ended December 31, 2024 and 2023

Condensed Consolidated Interim Financial Statements
for the three and six months ended June 30, 2025 and 2024

(Unaudited)

Condensed Consolidated Interim Balance Sheets as of June 30, 2025 (unaudited) and December 31, 2024	1
Condensed Consolidated Interim Statements of Operations for the three and six months ended June 30, 2025 and 2024 (unaudited)	2
Condensed Consolidated Interim Statements of Changes in Stockholders' Deficit for the three and six months ended June 30, 2025 and 2024 (unaudited)	3
Condensed Consolidated Interim Statements of Cash Flows for six months ended June 30, 2025 and 2024 (unaudited)	4
Notes to Condensed Consolidated Interim Financial Statements (unaudited)	5

STARFIGHTERS SPACE, INC.

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Starfighters Space, Inc.

Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheets of Starfighters Space, Inc. (the Company) as of December 31, 2024 and 2023, and the related consolidated statements of operations, changes in stockholders' deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2024 and 2023, and the consolidated results of its operations and its cash flows for the years ended December 31, 2024 and 2023, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company's Ability to Continue as a Going Concern
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has a net loss from operations, negative cash flows from operations, and an accumulated deficit and that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion
These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company's auditor since 2024.

/s/ Adeptus Partners, LLC

PCAOB ID: 3686

Ocean, New Jersey
April 30, 2025

STARFIGHTERS SPACE, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2024	December 31, 2023
Assets

Current assets
Cash	$7,050,610	$1,694,109
Restricted cash	50,089	-
Short-term investments	1,006,517	288,110
Due from related party	4,074	4,074
Prepaid expenses	134,572	154,440
Deferred financing charges	105,703	-
Other receivable	1,064	-
Total current assets	8,352,629	2,140,733

Right of use assets - operating lease, net	242,332	319,715
Property, plant, and equipment, net	82,622	18,412
Long-term deposits	1,623,003	1,152,532
Total assets	$10,300,586	$3,631,392

Liabilities and Stockholders' Deficit

Current liabilities
Accounts payable and accrued liabilities	$731,756	$476,562
Deferred income	344,800	397,000
Derivative liability	4,535,469	-
Lease liability	91,767	75,801
Interest payable	13,938	59,929
Convertible debentures, net	7,244,961	-
Note payable	1,436,001	135,532
Related party notes payable	1,630,200	1,675,200
Total current liabilities	16,028,892	2,820,024

Note payable	-	1,300,469
Convertible debentures, net	-	4,776,407
Derivative liability	-	2,416,863
Lease liability - non-current	162,150	253,917
Total liabilities	$16,191,042	$11,567,680

Commitments and contingencies - see Note 11

Stockholders' Deficit
Common stock, $0.00001 par value, 200,000,000 shares authorized; 19,176,910 issued and outstanding as of December 31, 2024 (16,720,200 as of December 31, 2023)	192	167
Common stock subscribed	1,870,643	-
Additional paid-in-capital	9,125,524	1,041,583
Accumulated deficit	(16,886,815)	(8,978,038)
Total stockholders' deficit	(5,890,456)	(7,936,288)
Total liabilities and stockholders' deficit	$10,300,586	$3,631,392

The accompanying notes are an integral part of these consolidated financial statements

1

STARFIGHTERS SPACE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31,
	2024	2023

Operating expenses
Advertising and promotion	$183,790	$304,543
Bank and interest charges	5,607	913
Business development	360,000	360,000
Consulting fees	998,364	907,215
Contract labor and fuel	403,800	494,675
Custom fees	-	6,416
Depreciation	15,319	12,276
Directors fees	164,000	168,000
Insurance	87,372	83,630
Licenses	620	501
Management fees	232,000	232,000
Office and administrative	166,196	137,178
Listing fees	292,293	-
Professional fees	786,338	462,989
Rent expense	294,611	210,893
Repairs and maintenance	44,504	102,714
Travel and entertainment	231,207	598,833
Vehicle	35,062	3,295
Total operating expenses	(4,301,083)	(4,086,071)

Other income (expense)
Amortization of debt discount	(1,777,505)	(656,524)
Change in fair value of derivative liability	(1,642,697)	(64,261)
Other income	234,900	349,330
Interest expense	(486,669)	(266,098)
Interest income	66,323	50,419
Exchange loss	(2,046)	(8,378)
Total other income (expense)	(3,607,694)	(595,512)

Net loss before taxes	(7,908,777)	(4,681,583)

Income tax expense (benefit)	-	-

Net loss	$(7,908,777)	$(4,681,583)

Weighted average number of shares - Basic and diluted	17,183,830	16,720,000

Net loss per share - Basic and diluted	$(0.46)	$(0.28)

The accompanying notes are an integral part of these consolidated financial statements

2

STARFIGHTERS SPACE, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

	Common Stock

	Number of Shares	Amount	Common Stock Subscribed	Additional Paid-In- Capital	Deficit	Total Stockholders' Deficit
Balance, January 1, 2023	16,720,200	$167	$-	$1,010,083	$(4,296,455)	$(3,286,205)
Issuance of warrants	-	-	-	31,500	-	31,500
Net loss	-	-	-	-	(4,681,583)	(4,681,583)
Balance, December 31, 2023	16,720,200	167	$-	$1,041,583	(8,978,038)	(7,936,288)

Reg A financing	2,456,710	25	1,870,643	8,819,575	-	10,690,243
Reg A financing share issuance costs	-	-	-	(735,634)	-	(735,634)
Net loss	-	-	-	-	(7,908,777)	(7,908,777)
Balance, December 31, 2024	19,176,910	$192	$1,870,643	$9,125,524	$(16,886,815)	$(5,890,456)

The accompanying notes are an integral part of these consolidated financial statements

3

STARFIGHTERS SPACE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2024	2023

Cash flows from operating activities
Net loss	$(7,908,777)	$(4,681,583)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	15,319	12,276
Amortization of ROU asset	77,383	66,630
Unrealized gain on investments	(5,474)	(9,834)
Realized gain on investments	(6,881)	-
Amortization of debt discount	1,777,505	656,524
Change in fair value of derivative liability	1,642,697	64,261

Changes in operating assets and liabilities:
Accrued interest	397,517	251,739
Other receivable	(1,064)	90,000
Accounts payable and accrued liabilities	255,194	83,806
Due to related party	-	(1,640)
Deferred income	(52,200)	312,000
Prepaid expenses	19,868	(129,501)
Lease liability	(75,801)	(77,458)
Net cash used in operating activities	(3,864,714)	(3,362,780)

Cash flows from investing activities
Additions to long-term deposits	(550,000)	(650,000)
Purchase of short-term investments	(1,295,252)	(278,276)
Redemption of short-term investments	589,200	-
Net cash used in investing activities	(1,256,052)	(928,276)

Cash flows from financing activities
Repayment of loans	(45,000)	-
Repayment of related party loans	-	(247,500)
Proceeds from convertible debentures, net of costs	723,450	3,977,154
Proceeds from exercise of warrants	-	31,500
Proceeds from Reg A financing, net of costs	9,954,609	-
Deferred financing costs	(105,703)	-
Net cash provided by financing activities	10,527,356	3,761,154
Increase (decrease) in cash	5,406,590	(529,902)
Cash and restricted cash, beginning of year	1,694,109	2,224,011
Cash and restricted cash, end of year	$7,100,699	$1,694,109

Cash	$7,050,610	$1,694,109
Restricted Cash	50,089	-
Total cash and restricted cash, end of year	$7,100,699	$1,694,109

Supplemental cash flow information
Income taxes paid	$-	$-
Interest paid	$89,152	$14,360

Supplemental disclosure of non-cash investing and financing activities
Initial derivative liability from issuance of convertible notes	$475,909	$2,352,602

The accompanying notes are an integral part of these consolidated financial statements

4

STARFIGHTERS SPACE, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS

Starfighters Space Inc. ("SFS" or the "Company") was incorporated on September 6, 2022, under the laws of the State of Delaware.  The Company's registered office is held at 850 New Burton Road, Suite 201, Dover, DE 19904. The Company's principal operating facility is located in Cape Canaveral, Florida. The Company operates from the NASA Kennedy Space Center in Florida and has a fleet of seven F104 Fighter jets that are capable of flying MACH 2+.  The Company is currently in the process of gaining a launch waiver and license for its first space launch to launch rockets carrying payloads for data testing from their jets into suborbital space.  Upon successful suborbital space flight, the Company intends to develop infrastructure for orbital space launch.

Risks and Uncertainties

Disruption of global financial markets and a recession or market correction, including the ongoing military conflicts between Russia and Ukraine and the related sanctions imposed against Russia as well as the conflict between Israel and Hamas, the ongoing effects of the COVID-19 pandemic, the significant tariffs imposed by the United States on imports from other countries and other global macroeconomic factors such as inflation and rising interest rates, could reduce the Company's ability to access capital, which could in the future negatively affect the Company's liquidity and could materially affect the Company's business and the value of its common stock.

2. BASIS OF PRESENTATION

a) Basis of presentation

The accompanying consolidated financial statements include the accounts of Starfighters Space Inc. and its wholly owned subsidiaries, and are presented using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). All intercompany accounts and transactions have been eliminated in consolidation. References to the "ASC" hereafter refer to the Accounting Standards Codification established by the Financial Accounting Standards Board ("FASB") as the source of authoritative U.S. GAAP.

As of December 31, 2024, the Company's subsidiaries were:

Name of subsidiary	Place of incorporation	Incorporated	Ownership
Starfighters International Inc. (Florida)	Florida, the United States	March 3, 2018	100%
Starfighters Inc.	Florida, the United States	November 16, 1995	100%
Starfighters International Inc. (Texas)	Texas, the United States	March 29, 2024	100%

b) Going concern

The consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. During the years ended December 31, 2024 and 2023, the Company recorded a net loss of $7,908,777 and $4,681,583, respectively. As of December 31, 2024 and December 31, 2023, the Company had a deficit of $16,886,815 and $8,978,038, respectively.

These factors raise substantial doubt about the Company's ability to continue as a going concern within one year after the date of the consolidated financial statements being issued. The ability of the Company to continue as a going concern is dependent upon the Company's ability to raise additional funds and implement its business plan. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Such adjustments could be material.

5

STARFIGHTERS SPACE, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. BASIS OF PRESENTATION (CONTINUED)

As of December 31, 2024, the Company had cash in the amount of $7,050,610. The continuation of the Company as a going concern is dependent upon its ability to obtain necessary debt or equity financing to continue operations until it begins generating positive cash flow. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in the case or equity financing.

c) Functional and presentation currencies

The consolidated financial statements of the Company are presented in United States dollars. The functional currency of the Company and its subsidiaries is the United States dollar.

d) Emerging growth company

The Company is an "Emerging Growth Company", as defined in Section 2(a) of the Securities Act of 1933, as amended (the "Securities Act"), as modified by the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act"), and it has taken advantage of certain exemptions that are not applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b) (1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial reporting standards.  The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable.

The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public and private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

e) Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires the Company's management to make judgments, estimates and assumptions about future events that the amounts reported in the consolidated financial statements.  Actual results may differ from these estimates.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) Cash and cash equivalents

Cash and cash equivalents include cash on hand, deposits held with banks, and when applicable, short-term, highly liquid deposits which are either cashable or with original maturities of less than three months. There are no cash equivalents as of December 31, 2024 or 2023. At times, the Company's cash balance exceeds the federally insured limits. The total uninsured cash and cash equivalents balance as of December 31, 2024 was $6,350,699.

6

STARFIGHTERS SPACE, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

b) Restricted cash

Restricted cash are deposits held with banks that are held as collateral for the corporate credit cards of the Company.

c) Short-term investments

The Company's short-term investments are treasury notes and certificates of deposit with original maturities greater than 3 months.  All of the treasury notes held by the Company as of December 31, 2023 matured in 2024.  The treasury notes had an interest rate of 5.046%. The certificate of deposit held by the Company as of December 31, 2024 matures in 2025. The certificate of deposit has an interest rate of 4.163%. The short-term investments are level 1 investments in the fair value hierarchy. These securities are presented on the consolidated balance sheet at fair value.  Earnings from these securities are included in interest income on the consolidated statement of operations. For the year ended December 31, 2024 and 2023, the Company recorded a gain on short-term investments of $12,355 and $0, respectively.

d) Accounts Receivable and Allowance for Credit Losses

Accounts receivable are carried at original invoice amount, less any estimate made for doubtful accounts or credit losses. The allowance for credit losses is the Company's best estimate of the amount of expected credit losses in the Company's existing receivables over the contractual term. We evaluate our exposure to credit loss on both a collective and individual basis. We evaluate such receivables on an individual customer basis and take into account any relevant available information, which begins with historical credit loss experience and consideration of current and expected conditions and market trends (such as general economic conditions, other microeconomic and macroeconomic considerations, etc.) and reasonable and supportable forecasts that could impact the collectability of such receivables over the contractual term individually or in the aggregate. Changes in circumstances relating to these factors may result in the need to increase or decrease our allowance for credit losses in the future. The allowance for credit losses was $0 as of December 31, 2024 and December 31, 2023.

e) Property, plant, and equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed using the double-declining method over the estimated useful lives of the respective assets. Depreciable assets retired or sold are removed from the accounts and any resulting gain or loss is reflected in income for the period. Major replacements or betterments are capitalized while maintenance and repairs are expensed as incurred. The estimated useful lives of the classes of property and equipment are as follows:

Vehicles	5 years
Aircraft improvements	5 years

f) Long-term deposits

Long-term deposits are comprised entirely of deposits paid in advance for property and equipment, where control of the asset has not yet transferred to the Company.

7

STARFIGHTERS SPACE, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

g) Leases

The Company adopted ASC 842, Leases, as amended, on January 1, 2020 ("ASC 842"). The Company elected the package of practical expedients permitted under the transition guidance within the new standard, which among other things, allowed the Company not to separate non-lease components from lease components and instead to account for each separate lease component and the non-lease components associated with that lease component as a single lease.

The Company determines if an arrangement contains a lease at inception as defined by ASC 842. To meet the definition of a lease under ASC 842, the contractual arrangement must convey to the Company the right to control the use of an identifiable asset for a period of time in exchange for consideration. Right of Use ("ROU") assets represent the right to use an underlying asset for the lease term, and lease liabilities represent the obligation to make lease payments arising from the lease. ROU assets and liabilities are recognized at the lease commencement date based on the estimated present value of lease payments over the lease term.

h) Impairment of long-lived assets

Long-lived assets or asset groups held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired. Circumstances that could trigger a review include, but are not limited to: significant decreases in the market price of the assets; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the assets; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the assets; and current expectation that the assets will more likely than not be sold or disposed significantly before the end of their estimated useful life.

When indicators of potential impairment are present the Company prepares a projected undiscounted cash flow analysis for the respective asset or asset group. If the sum of the undiscounted cash flows is less than the carrying value of the asset or asset group, an impairment loss is recognized equal to the excess of the carrying value over the fair value, if any. Fair value can be determined using discounted cash flows of future operating results based upon a rate that corresponds to the cost of capital. Recognized impairment losses are not reversed. There were no impairments noted during the years ended December 31, 2024 or 2023.

i) Financial instruments measurements and fair value of financial instruments

A financial instrument is any contract that gives rise to a financial asset of one entity and a financial liability or equity instrument of another entity.

Financial assets are classified and measured at fair value with subsequent changes in fair value recognized in either profit and loss as they arise unless restrictive criteria are met for classifying and measuring the asset at either amortized cost or FVOCI. Financial liabilities are measured at amortized costs unless they are elected to be or required to be measured at fair value through profit and loss.

Financial assets are derecognized when the rights to receive cash flows from the assets have expired or have been transferred, and the Company has transferred all risks and rewards of ownership. Financial liabilities are derecognized when the obligations specified in the contract are discharged, cancelled, or expire.

8

STARFIGHTERS SPACE, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ASC 820, Fair Value Measurements and Disclosures, establishes a fair value hierarchy for instruments measured at fair value that distinguishes between assumptions based on market data (observable inputs) and the Company's own assumptions (unobservable inputs). Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company's assumptions about the inputs that market participants would use in pricing the asset or liability and are developed based on the best information available in the circumstances.

ASC 820 identifies fair value as the exchange price, or exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As a basis for considering market participant assumptions in fair value measurements,

ASC 820 establishes a three-tier fair value hierarchy that distinguishes between the following, based on the nature of the valuation inputs:

  Level 1: quoted prices (unadjusted) for identical assets or liabilities in active markets;
  Level 2: inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly; and,
  Level 3: one or more significant inputs used in a valuation technique are unobservable in determining fair values of the asset or liability.

Determination of fair value and the resulting hierarchy requires the use of observable market data where available. The classification of an asset or liability in the hierarchy is based on the lowest level of input that is significant to the fair value measurement.

To the extent that the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3. The Company determined that the derivative liability relating to the embedded conversion feature in the convertible notes is a Level 3 liability. See Note 6 for the significant inputs used and for a roll-forward of the Level 3 liability.

j) Derivative Liabilities

The Company evaluates its financial instruments and other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with ASC 815. The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market at each balance sheet date and recorded as a liability and the change in fair value is recorded in the consolidated statements of operations.  Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is reassessed at the end of each reporting period.  Derivative instruments that become subject to reclassification are reclassified at the fair value of the instrument on the reclassification date.  Derivative instrument liabilities will be classified in the consolidated balance sheet as current or non-current based on whether or not settlement of the derivative instrument is expected within 12 months of the consolidated balance sheet date.

The Company uses the Monte Carlo simulation model to value derivative liabilities.  This model uses Level 3 inputs in the fair value hierarchy established by ASC 820, Fair Value Measurement.

9

STARFIGHTERS SPACE, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

k) Income taxes

The Company's tax provision consists of taxes currently payable or receivable, plus any change during the period in deferred tax assets and liabilities. The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settles. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In addition, a valuation allowance is established to reduce any deferred tax asset for which it is determined that is it more likely than note that some portion of the deferred tax asset will not be realized.

During the ordinary course of business, there are many transactions and calculations for which the ultimate tax determination is uncertain. Accounting for income taxes requires a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if available evidence indicates it is more likely than not that the tax position will be fully sustained upon review by taxing authorities, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount with a greater than 50 percent likelihood of being realized upon ultimate settlement. For tax positions that are 50 percent or less likely of being sustained upon audit, the Company does not recognize any portion of that benefit in the financial statements. The Company is not aware of any issued under review that could result in significant payments, accruals or a material deviation from its position.

l) Loss per share

Basic earnings (loss) per share ("EPS") is calculated by dividing profit or loss attributable to ordinary equity holders (numerator) by the weighted average number of ordinary shares outstanding (denominator) during the period. The denominator is calculated by adjusting the shares issued at the beginning of the period by the number of shares bought back during the period, multiplied by a time-weighting factor.

Diluted EPS is calculated by adjusting the earnings and number of shares for the effects of dilutive options and other dilutive potential units. The effects of anti-dilutive options and potential units are ignored in calculating diluted EPS. All options and potential units are considered anti-dilutive when the Company is in a loss position.

The Company has the following anti-dilutive securities as of December 31, 2024 and 2023:

	2024	2023
Warrants	18,174,574	18,150,000

Due to the terms of the conversion option for the Note Payable (Note 5) and Convertible Debentures (Note 6), the Company cannot predict the anti-dilutive shares for these instruments, and as such, they are excluded from the above table.

m) Other income

The Company earns ancillary income from contracts with customers for pilot training and equipment testing. The income is recognized at a point in time which is upon the completion of the services, which the Company has determined is the completion of a flight. There is no variable consideration for these ancillary services.

10

STARFIGHTERS SPACE, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

From time to time, the Company receives consideration in advance of the services being rendered; this is presented as deferred income on the consolidated balance sheet. The Company also extends credit for payments to be received for services provided; this is presented as accounts receivable on the consolidated balance sheet.

The following table summarizes the deferred income activity for the years ended December 31, 2024 and 2023:

Balance as of January 1, 2023	$85,000
Deferral of income billed during the year	312,000
Balance as of December 31, 2023	$397,000
Recognition of income recorded as deferred income as of December 31, 2023	(157,000)
Deferral of income billed during the year	104,800
Balance as of December 31, 2024	$344,800

n) Advertising Costs

Advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 2024 and 2023, were $183,790 and $304,543 respectively.

o) Subsequent Events

The Company evaluated subsequent events through April 30, 2025, the date in which the consolidated financial statements were issued.

p) Recently Adopted Accounting Pronouncements

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280) - Improvements to Reportable Segment Disclosures ("ASU 2023-07"), which requires an enhanced disclosure of segments on an annual and interim basis, including the title of the chief operating decision maker, significant segment expenses, and the composition of other segment items for each segment's reported profit. The Company adopted ASU 2023-07 as of January 1, 2024, which had no material impact on the Company's consolidated financial statements.

q) Segment Reporting

ASC Topic No. 280, Segment Reporting ("ASC 280"), establishes standards for the way that public business enterprises report information about operating segments in their annual consolidated financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. ASC 280 also establishes standards for related disclosures about products and services, geographic areas, and major customers. The Company's business segments are based on the organization structure used by the chief operating decision maker for making operating and investment decisions and for assessing performance. Our Chief Executive Officer, who is our chief operating decision maker, views the Company's operations and manages its business in one operating segment, which is principally the operations of F104 Fighter jets and development of infrastructure for orbital space launch.

11

STARFIGHTERS SPACE, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

4. PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment consist of the following:

	December 31, 2024	December 31, 2023
Vehicles	$51,149	$51,149
Aircraft improvements	79,529	-
	130,678	51,149

Accumulated depreciation	(48,056)	(32,737)
Net book value	$82,622	$18,412

 Depreciation expense for the years ended December 31, 2024 and 2023, was $15,319 and $12,276, respectively.

5. NOTE PAYABLE

On February 16, 2012, the Company secured a loan with Space Florida in the amount of $1,436,001, maturing September 16, 2022. The loan bears interest at 1.00% per annum, no payments are due on the loan for 12 months from the date of first disbursement of the loan and interest-only payments are applicable over the next 114 months.  The loan is secured by a DASH-7 aircraft engine with a book value of $0.

On September 16, 2022, the Company and Space Florida amended the agreement to extend the maturity date to November 1, 2033 and to increase the interest rate to 3.00% per annum and 8.00% per annum in the event of default. Additionally, starting December 1, 2023 the Company is to make monthly installments of $13,866.

On November 1, 2024, the Company and Space Florida entered into an amendment to the loan to confirm that the rate of interest is 3%. The parties also agreed that the previous monthly payment schedule is no longer in force, and the final settlement of the note would be through the conversion to shares of the Company upon a public listing event, at the public offering price.

As of December 31, 2024 and December 31, 2023, the principal balance of $1,436,001 and $1,436,001, respectively, and accrued interest of $13,938 and $59,929, respectively, was outstanding for this loan. Interest expense was $43,161 and $53,108 for the years ended December 31, 2024 and 2023, respectively.

6. CONVERTIBLE DEBENTURES

The convertible debentures bear interest at 5.00% per annum, have a maturity date of February 24, 2025, and automatically convert upon the event of an IPO at the lesser of a 40% discount of the price of the IPO and $4.00 per share.  Convertible debentures entered into subsequent to the Tranche 1, which closed on February 24, 2023, receive interest from the initial issuance date of February 24, 2023 from Tranche 1.

During the year ended December 31, 2024, the Company closed the secured convertible debenture financing as follows:

  Tranche 5, on May 14, 2024 and August 15, 2024 for gross proceeds of $743,400.

12

STARFIGHTERS SPACE, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6. CONVERTIBLE DEBENTURE (CONTINUED)

The convertible debentures were determined to be hybrid financial instruments comprised of a debt host liability and an embedded derivative liability, as under the conversion feature, the number of shares that will or may be issued to settle the debentures may vary. Upon issuance, the fair value of the debt host liability was determined to be $743,400 and the respective embedded derivative liability was valued at $475,909. The derivative liability conversion feature was valued first and the residual was allocated to the debt host liability. The Company uses the Monte Carlo model to determine the fair value of the embedded derivative liability based on a common stock simulation model and future projections of various potential outcomes. The Company incurred $19,950 in transaction costs. The fair value of the initial derivative and the transaction costs incurred were recorded as debt discount and are amortized over the life of the convertible notes using the effective interest method.

During the year ended December 31, 2023, the Company closed the secured convertible debenture financing as follows:

  Tranche 1, on February 24, 2023 for gross proceeds of $4,413,400
  Tranche 2, on July 14, 2023 for gross proceeds of $804,100
  Tranche 3, on September 15, 2023 for gross proceeds of $448,000
  Tranche 4, on December 28, 2023 for gross proceeds of $680,500

The convertible debentures were determined to be hybrid financial instruments comprised of a debt host liability and an embedded derivative liability, as under the conversion feature the number of shares that will or may be issued to settle the notes may vary. Upon issuance, the fair value of the debt host liability was determined to be $6,346,000 and the respective embedded derivative liability was valued at $2,352,602. The derivative liability conversion feature was valued first and the residual was allocated to the debt host liability. The Company uses the Monte Carlo model to determine the fair value of the embedded derivative liability based on a common stock simulation model and future projections of various potential outcomes. The Company incurred $86,506 in transaction costs. The fair value of the initial derivative and the transaction costs incurred were recorded as debt discount and are amortized over the life of the convertible notes using the effective interest method.

On December 19, 2024, holders of the convertible debentures approved an amendment to the debenture indenture, originally dated as of February 24, 2023, such that the maturity of the convertible debentures is extended from February 24, 2025 to December 31, 2025, and the convertible debentures will bear interest of 5.00% per annum until February 24, 2025, and 8.00% per annum from February 25, 2025 (the "December 2024 amendment"). The Company determined that this amendment should be treated as a debt modification.

Debt discount amortization during the year ended December 31, 2024 and 2023 was $1,777,505 and $656,524, respectively. Unamortized debt discount as of December 31, 2024 and 2023 was $500,937 and $1,782,584, respectively. Interest expense on the convertible notes for the years ended December 31, 2024 and 2023 was $443,508 and $212,991, respectively.

13

STARFIGHTERS SPACE, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6. CONVERTIBLE DEBENTURE (CONTINUED)

A summary of convertible debt as of and for the year ended December 31, 2024, and December 31, 2023 is as follows:

	Tranche 1	Tranche 2	Tranche 3	Tranche 4	Tranche 5	Total
As of January 1, 2023	$-	$-	$-	$-	$-	$-
Issuances	4,413,400	804,100	448,000	680,500	-	6,346,000
Fair value of conversion feature	(1,482,763)	(321,144)	(208,539)	(340,156)	-	(2,352,602)
Transaction costs	(70,882)	(11,730)	-	(3,885)	-	(86,506)
Amortization of debt discount	570,553	61,803	23,068	1,100	-	656,524
Interest	187,418	18,726	6,567	280	-	212,991
As of December 31, 2023	$3,617,726	$551,746	$269,096	$337,839	$-	$4,776,407
Issuances	-	-	-	-	743,400	743,400
Fair value of conversion feature	-	-	-	-	(475,909)	(475,909)
Transaction costs	-	-	-	-	(19,950)	(19,950)
Amortization of debt discount	819,055	225,899	152,110	273,428	307,013	1,777,505
Interest	221,275	55,736	34,920	62,736	68,841	443,508
As of December 31, 2024	$4,658,056	$833,381	$456,126	$674,003	$623,395	$7,244,961

A roll-forward of the derivative liability, which is categorized at Level 3 on the fair value hierarchy, for the years ended December 31, 2024 and December 31, 2023 is as follows:

Derivative liabilities
As of January 1, 2023	$-
Fair value of embedded derivative liability recognized	2,352,602
Change in fair value	64,261
As of December 31, 2023	$2,416,863
Fair value of embedded derivative liability recognized	475,909
Change in fair value	1,642,697
As of December 31, 2024	$4,535,469

The key inputs used in the Monte Carlo model for the embedded conversion feature at initial measurement were as follows:

	Tranche 1	Tranche 2	Tranche 3	Tranche 4	Tranche 5
Risk-free interest rate	4.67%	4.90%	5.11%	4.69%	4.44% - 5.01%
Expected term (years)	2.00	1.58	1.42	1.17	0.50 - 0.75
Expected volatility	74.6%	74.2%	75.8%	75.9%	69.3% - 86.2%
Probability of an IPO	50.00%	60.00%	70.00%	75.00%	95.00%
Stock price	$0.5135	$0.5477	$0.5632	$0.5886	$2.0627 - 3.245

The Company's use of a Monte Carlo simulation model required the use of the subjective assumptions:

  The stock price was determined from a 409a valuation;
  The volatility was derived from comparable public companies;
  For the early redemption option the Company estimated this at 0% for all valuation dates. The Company estimated this default at 0% for all valuation dates;
  The probability of a successful IPO occurring was based on management's best estimate;
  The conversion price is not subject to reset provisions for subsequent financing events.

14

STARFIGHTERS SPACE, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6. CONVERTIBLE DEBENTURE (CONTINUED)

The key inputs used in the Monte Carlo model for the embedded conversion feature at December 31, 2024 were as follows:

	Tranche 1	Tranche 2	Tranche 3	Tranche 4	Tranche 5
Risk-free interest rate	4.16%	4.16%	4.16%	4.16%	4.16%
Expected term (years)	1.00	1.00	1.00	1.00	1.00
Expected volatility	74.0%	74.0%	74.0%	74.0%	74.0%
Probability of an IPO	95.00%	95.00%	95.00%	95.00%	95.00%
Stock price	$3.59	$3.59	$3.59	$3.59	$3.59

The key inputs used in the Monte Carlo model for the embedded conversion feature at December 31, 2023 were as follows:

	Tranche 1	Tranche 2	Tranche 3	Tranche 4
Risk-free interest rate	4.74%	4.71%	4.70%	4.68%
Expected term (years)	1.15	1.54	1.71	1.99
Expected volatility	72.0%	71.8%	71.8%	71.7%
Probability of an IPO	50.00%	60.00%	70.00%	75.00%
Stock price	$0.5894	$0.5894	$0.5894	$0.5894

7. LEASES

On June 1, 2022, the Company entered into a one-year lease for hangar space. The lease agreement provided for four renewal terms of one year each. Management has determined that the renewals are likely to be utilized and the renewal terms are included in the calculation of the lease liability and right of use asset. In 2022, the Company recognized a right of use operating lease asset in the amount of $421,000 for this lease.

Lease liabilities are measured at the commencement date based on the present value of future lease payments. As the Company's lease did not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at the commencement date in determining the present value of future payments. The Company used a discount rate of 15.00% in determining its lease liabilities.

The discount is the rate of interest that the Company would have to pay to borrow over a similar term, and with a similar security, the funds necessary to obtain an asset of comparable value to the right-of-use asset in a similar economic environment. The discount rate therefore reflects what the Company "would have to pay", which requires estimation when no observable rates are available or where the applicable rates need to be adjusted to reflect the terms and conditions of the lease. The Company estimates the discount using observable inputs (such as market interest rates) when available and is required to make certain entity-specific estimates. The Company determined its discount rated based on the rate used by comparable public companies.

The following table presents net lease cost and other supplemental lease information:

	December 31, 2024	December 31, 2023
Lease cost:
Operating lease cost	$121,579	$121,579
Short term lease cost	113,110	35,297
Net lease cost	234,689	156,876
Cash paid for operating lease liabilities	$(75,801)	$(77,458)

15

STARFIGHTERS SPACE, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7. LEASES (CONTINUED)

As of December 31, 2024 and December 31, 2023, the Company's lease liability is as follows:

Lease liability	December 31, 2024	December 31, 2023
Current portion of operating lease liability	$91,767	$75,801
Long-term portion of operating lease liability	162,150	253,917
	$253,917	$329,718

Future minimum lease payments to be paid by the Company as a lessee as of December 31, 2024 are as follows:

Operating lease commitments and lease liability
2025	123,599
2026	127,307
2027	53,696
Total future minimum lease payments	304,602
Discount	(50,685)
Total	$253,917

The lease has a remaining term of 2.41 years.

8. STOCKHOLDERS' DEFICIT

a) Common stock

On October 23, 2024, November 11, 2024 and November 29, 2024, the Company conducted closings of its offering under Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings ("Reg A Offering"), pursuant to which an aggregate of 2,456,710 shares of common stock were issued at a price of $3.59 per share, for gross proceeds of $8,819,600. In conjunction with the closing of these rounds, the Company incurred share issuance costs of $735,634. The Company was also required to issue 24,574 warrants to the placement agent.  These warrants vest immediately, have an expiration date of September 6, 2029, and an exercise price of $3.59.  The Company valued the warrants using the Black-Scholes model and determined that the warrants had a fair value of $57,182.

On December 23, 2024, the Company closed another round of its Reg A Offering and issued 522,463 shares for gross proceeds of $1,875,642. Cash issuance costs totalling $105,703 were incurred in conjunction with this offering. As of December 31, 2024, the shares have not yet been issued but the funds were received.  Due to this, as of December 31, 2024, the proceeds are disclosed as common stock subscribed and the share issuance costs are disclosed as deferred financing charges on the consolidated balance sheet.  On the share issuance date of January 6, 2025, the Company was also required to issue 5,224 warrants to the placement agent.  These warrants vest immediately, have an expiration date of September 6, 2029, and an exercise price of $3.59. The issuance of the warrants occurred subsequent to December 31, 2024 and they are not recognized as of December 31, 2024.

There was no common stock activity during the year ended December 31, 2023.

16

STARFIGHTERS SPACE, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8. STOCKHOLDERS' DEFICIT (CONTINUED)

b) Warrants

A summary of Common Stock warrant activity during the year ended December 31, 2024 is as follows:

	Number of warrants	Weighted average exercise price	Weighted average remaining life in years	Aggregate intrinsic value
Outstanding, December 31, 2023	18,150,000	$0.33	4.00	$-
Issued	24,574	3.59
Outstanding, December 31, 2024	18,174,574	$0.33	4.00	$59,169,000
Vested, December 31, 2024	24,574	$3.59	4.68	$-

In September 2023, the Company issued 3,150,000 stand-alone warrants at a price of $0.01 for proceeds of $31,500. Each warrant entitles the holder to purchase one common share at a price of $0.33. The warrants become exercisable upon the earlier of the date of a successful initial public offering, a fundamental transaction or September 6, 2025, and will expire 4 years thereafter.

As previously noted, in connection with the 2024 Offerings, the Company was required to issue 24,574 warrants to the placement agent.  These warrants vest immediately, have an expiration date of September 6, 2029, and an exercise price of $3.59.  The Company valued the warrants using the Black-scholes model.  Based on the below inputs, the Company determined that the warrants had a fair value of $57,182.

Expected volatility	77.1%
Expected term (years)	4.78 - 4.95
Risk-free interest rate	3.52% - 4.20%
Dividend yield	0%

The stock price in the model was based on a 409(a) valuation, the volatility was based on the historical volatility of comparable public companies, and the expected term is the life of the warrant.

9. RELATED PARTY TRANSACTIONS

Due From Related Party

As of December 31, 2024 and 2023, $4,074 and $4,074, respectively, was due from the CEO, who is also a majority shareholder. The amounts are unsecured, non-interest bearing and due on demand.

Management Fees

During the year ended December 31, 2024 and 2023, management fees of $232,000 and $232,000, respectively, were incurred to the CEO, who is also a majority shareholder of the Company. As of December 31, 2024 and 2023, $0 and $18,500, respectively, of management fees were included in accounts payable and accrued liabilities.

Consulting Fees

During the year ended December 31, 2024 and 2023, the Company incurred an expense of $25,000 and $49,500, respectively, of fees to a BOD member.  As of December 31, 2024 and December 31, 2023, $0 and $0 of these fees were unpaid, respectively.

17

STARFIGHTERS SPACE, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

9. RELATED PARTY TRANSACTIONS (CONTINUED)

During the year ended December 31, 2024 and 2023, the Company incurred an expense of $90,000 and $150,000, respectively, of fees to a Company for which a BOD member is part of senior management.  As of December 31, 2024 and 2023, $0 and $0 of these fees were included in accounts payable and accrued liabilities, respectively.

During the year ended December 31, 2024 and 2023, the Company incurred an expense of $53,000 and $54,000, respectively, of fees to an entity owned by the spouse of the CEO, who is also a majority shareholder.  As of December 31, 2024 and 2023, $0 and $4,000 of these fees were included in accounts payable and accrued expenses.

During the year ended December 31, 2024 and 2023, the Company incurred an expense of $0 and $56,250, respectively, of fees to the former CFO (current at the time the expenses were incurred) of the Company.  As of December 31, 2024 and 2023, $0 and $0 of these fees were unpaid, respectively.

Contract Labor

During the year ended December 31, 2024 and 2023, the Company incurred expenses of $0 and $7,500, respectively, to an immediate family member of the CEO, who is also a majority shareholder.  As of December 31, 2024 and 2023, $0 and $0 of these fees were unpaid, respectively.

Director Fees

During the year ended December 31, 2024 and 2023, directors fees of $164,000 and $168,000, respectively, were incurred. As of December 31, 2024 and 2023, $128,000 and $56,000, respectively, of directors fees were included in accounts payable and accrued liabilities.

Professional Fees

During the year ended December 31, 2024 and 2023, the Company incurred professional fee expenses of $95,000 and $92,000, respectively, with the VP of Development.  There were $0 owed to this related party as of December 31, 2024 and 2023.

During the year ended December 31, 2024 and 2023, the Company incurred professional fee expenses of $157,000 and $0, respectively, to the CFO of the Company. There were no amounts owed to this related party as of December 31, 2024 and 2023.

Commitments and Contingencies

The Company entered into an agreement with a company owned 50% by the CEO, who is also a majority shareholder.  The agreement is to buy jet engines.  The purchase price of the jet engines is $2,200,000.  During the year ended December 31, 2023, the Company made the first deposit on the agreement for $750,000.  During the year ended December 31, 2024, the Company made an additional deposit of $550,000.  As of December 31, 2024 and 2023, the Company had total long-term deposits with this related party of $1,300,000 and $750,000, respectively.

Notes Payable

On August 14, 2010, Company entered into a loan agreement with the CEO, who is also a majority shareholder, in the amount of $865,000. The loan bears no interest, with no terms of repayment and is due on demand. During the years ended December 31, 2024 and 2023, repayments of $45,000 and $247,500, respectively, were made. As of December 31, 2024 and 2023, $190,050 and $235,050, respectively was outstanding for this loan.

18

STARFIGHTERS SPACE, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

9. RELATED PARTY TRANSACTIONS (CONTINUED)

On August 14, 2010, the Company entered into a loan agreement with an entity owned by the spouse of the CEO, who is also a majority shareholder, in the amount of $865,000. The loan bears no interest, with no terms of repayment and is due on demand. As of December 31, 2024 and 2023, $865,000 was outstanding for this loan.

On April 10, 2016, the Company entered into a loan agreement with a company owned 50% by the CEO, who is also a majority shareholder in the amount of $100,000. The loan bears no interest, with no terms of repayment and is due on demand. As of December 31, 2024 and 2023, $100,000 was outstanding for this loan.

On August 1, 2022, the Company entered into a loan agreement with the CEO, who is also a majority shareholder, in the amount of $475,150. The loan bears no interest, with no terms of repayment, and is due on demand. As of December 31, 2024 and 2023, $475,150 was outstanding for this loan.

10. INCOME TAXES

The components of the Company's provision for income taxes for the years ended December 31, 2024 and 2023 are as follows:

	December 31, 2024	December 31, 2023
Current:
Federal	-	-
State	-	-
Total current	-	-
Deferred:
Federal	(1,660,843)	(983,132)
State	(434,983)	(257,487)
Total deferred	(2,095,826)	(1,240,619)
Permanent book/tax differences	482,490	187,332
Change in valuation allowance	1,613,336	1,053,287
Total tax benefit	$-	$-

A reconciliation between the effective income tax rate and the federal statutory income tax rate is as follows:

	December 31, 2024	December 31, 2023

Loss before income taxes	$(7,908,777)	$(4,681,583)
Expected recovery at federal rate of 21%	(1,660,843)	(983,132)
Expected recovery at state rate of 5.5%	(434,983)	(257,487)
Permanent book/tax differences	482,490	187,332
Change in valuation allowance	1,613,336	1,053,287
Total tax benefit	$-	$-

19

STARFIGHTERS SPACE, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10. INCOME TAXES (CONTINUED)

	December 31, 2024	December 31, 2023

US federal statutory rate	21.0%	21.0%
Florida state rate	5.5%	5.5%
Effects of:
Amortization of debt discount	(6.0%)	(3.8%)
Valuation allowance	(20.5%)	(22.7%)
	0%	0%

The effective tax rate for 2024 is materially consistent with the prior year comparable period due to the continued full valuation allowance recorded against net deferred tax assets:

Deferred Income Tax

The significant components of the deferred tax assets and liabilities consisted of the following:

	December 31, 2024	December 31, 2023
Deferred tax assets
Net operating loss carryforwards	$3,852,828	$874,146
Property, plant and equipment	12,794	10,842
Convertible debt	104,538	449,461
Total deferred tax assets	3,970,327	1,334,449

Deferred tax liabilities
Derivative liabilities	(452,344)	(17,029)
Total deferred tax liabilities	(452,344)	(17,029)

Valuation allowance	(3,517,983)	(1,317,420)

Net deferred tax asset	$-	$-

As of December 31, 2024, the Company had approximately $14,539,000 and $14,539,000, respectively, of federal and state net operating loss carry forwards that carry forward indefinitely. As of December 31, 2023, the Company had approximately $5,515,000 and $5,512,830, respectively, of federal and state net operating loss carry forwards that carry forward indefinitely. Future utilization of the net operating loss carry forwards is subject to certain limitations under Section 382 of the Internal Revenue Code.

In assessing the realizability of deferred tax assets, management considers all positive and negative evidence to determine whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Due to the uncertainty of the Company's ability to realize the benefit of the deferred tax assets, primarily related to the history of cumulative operating losses, the net deferred tax assets are fully offset by a valuation allowance at December 31, 2024 and 2023.

The Company is subject to U.S. federal income tax examinations by tax authorities for all tax years since inception due to unexpired net operating loss carryforwards originating in and after that year. The Company may be subject to income tax examinations for the various state taxing authorities which vary by jurisdiction.

20

STARFIGHTERS SPACE, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10. INCOME TAXES (CONTINUED)

The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

11. COMMITMENTS AND CONTINGENCIES

Issuance of option to consultant and officer

On September 1, 2023, the Company entered into an agreement with a consultant. Under the agreement, the Company was obligated to issue 100,000 options.  Both the Company and the consultant have agreed to delay issuance of these options until an Offering price has been established as part of an initial public offering or other public offering ("Offering Price").

The agreement also calls for 150,000 contingent Options, subject to future approval by the Board of Directors, with an exercise price equal to the Offering Price.

On January 1, 2024, the Company entered into an agreement with the Chief Financial Officer (the "CFO"). Under the agreement, the Company was obligated to issue 100,000 options.  Both the Company and the CFO have agreed to delay issuance of these options until an Offering price has been established as part of an initial public offering or other public offering ("Offering Price").

The agreement also calls for 150,000 contingent Options, subject to future approval by the Board of Directors, with an exercise price equal to the Offering Price.

Midland Economic Development Agreement

On October 7, 2024, the Company entered into an economic development agreement (the "Economic Development Agreement") with Midland Development Corporation ("MDC"), whereby MDC has agreed to provide certain incentives to the Company for (i) expansion of its business operations to the Midland International Air & Space Port ("KMAF"), (ii) creation and retention of primary jobs within the corporate limits of the City of Midland, and (iii) relocation of certain capital assets and equipment at the Midland International Air & Space Port. In connection with the Economic Development Agreement, the Company has a commitment to enter into certain temporary, short-term, and long-term hangar leases at KMAF, and the MDC would provide reimbursements of lease payments until a long-term hangar lease is being entered into.

Aerovision Aircraft Acquisition Agreement

On October 31, 2024, the Company entered into an aircraft acquisition agreement ("Aircraft Agreement") with Aerovision LLC ("Aerovision"), pursuant to which the Company agreed to purchase from Aerovision various used aircrafts and associated spare equipment (the "Aircraft Transactions") in phases. The subject aircraft for acquisition pursuant to the Aircraft Agreement are: (i) twelve F-4 Phantom II aircraft, (ii) one MD-83 with U.S. Federal Aviation Administration ("FAA") Registration N572AA, and (iii) one DC-9 with FAA Registration N932NA.  The twelve F-4 Phantom II aircraft have recently been decommissioned by the Republic of Korea Air Force, and will have to be registered with the FAA after they are imported into the United States from South Korea.

21

STARFIGHTERS SPACE, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

11. COMMITMENTS AND CONTINGENCIES (CONTINUED)

The Aircraft Agreement requires an initial deposit advance in the amount of $5,000,000 to be made no later than ten business days from the signing of the Aircraft Agreement, which has been paid from funds received from the Company's Regulation A Tier 2 Offering. The payment of the deposit is considered to constitute "Phase 1" under the Aircraft Agreement.  Phase 2 will involve the payment of an additional $5,000,000 for the acquisition of eight of the twelve F-4 Phantom II aircraft.  Such payment is due no later than December 15, 2024. Phase 3 will involve the payment of an additional $5,000,000 for the acquisition of the final four F-4 Phantom II aircraft.  Such payment is due no later than March 15, 2025. Phase 4 shall involve the payment of an additional $5,000,000 for the acquisition of the MD-83 aircraft with FAA Registration N572AA, and the DC-9 aircraft with FAA Registration N932NA.  The parties are to use their reasonable best efforts to complete Phase 4 by April 15, 2025. This agreement has subsequently been amended.

On January 28, 2025, the Company and Aerovision verbally agreed to amend the Aircraft Agreement regarding the Aircraft Transactions, pursuant to which: (i) the Company may elect not to proceed with Phase 3 and/or Phase 4; (ii) the initial deposit advance of $5,000,000 is broken down into two payments of $2,500,000 each, with the first payment to be made on or before January 31, 2025 (which has been paid on January 24, 2025), and the second payment to be made within 10 days of Aerovision executing a binding agreement to acquire a minimum of eight F-4 Phantom II aircraft from an alternative supplier(s); (iii) the due date for payment associated with Phase 2 is amended to be within five days of Aerovision providing confirmation of shipping of the F-4 Phantom II aircraft to the Company from the point of origin; (iv) the due date for payment associated with Phase 3, if Starfighters International elected to proceed, is amended to be October 31, 2025; (v) the due date for payment associated with Phase 4, if Starfighters International elected to proceed, is amended to be January 31, 2026.

12. SUBSEQUENT EVENTS

On January 6, 2025, the Company closed a round of its Reg A Offering in relation to funds already received as of December 31, 2024 (Note 8) and issued 522,463 shares of common stock at a price of $3.59 per share, for gross proceeds of $1,875,642. In conjunction with closing this financing round, the Company incurred cash issuance costs of $105,703. On January 6, 2025, the Company issued 5,224 agent's warrants in connection with this closing, with each warrant exercisable into one share of common stock at an exercise price of $3.59 and expiring on September 6, 2029.

On April 2, 2025, the Company closed a round of its Reg A Offering and issued 1,141,197 shares of common stock at a price of $3.59 per share for gross proceeds of $4,096,886. In connection with the closing of this round, the Company incurred cash issuance costs of $225,667. On April 2, 2025, the Company issued 11,425 agent's warrants in connection with this closing, with each warrant exercisable into one share of common stock at an exercise price of $3.59 and expiring on September 6, 2029.

On April 25, 2025, the Company closed a round of tis Reg A Offering and issued 234,262 shares of common stock at a price of $3.59 per share for gross proceeds of $841,001. On April 25, 2025, the Company issued 2,344 agent's warrants in connection with this closing, with each warrant exercisable into one share of common stock at an exercise price of $3.59 and expiring on September 6, 2029.

22

STARFIGHTERS SPACE, INC.

CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2025 AND 2024

(Unaudited - Stated in United States dollars)

STARFIGHTERS SPACE, INC.

CONDENSED CONSOLIDATED INTERIM BALANCE SHEETS

	June 30, 2025 (unaudited)	December 31, 2024 (audited)
Assets

Current assets
Cash	$3,763,993	$7,050,610
Restricted cash	50,338	50,089
Short-term investments	1,350,170	1,006,517
Due from related parties	26,065	4,074
Prepaid expenses	164,342	134,572
Deferred financing charges	121,225	105,703
Grant receivable	51,511	-
Other receivable	1,064	1,064
Total current assets	5,528,708	8,352,629

Right of use assets - operating lease, net	199,157	242,332
Property, plant, and equipment, net	72,461	82,622
Long-term deposits	7,623,003	1,623,003
Total assets	$13,423,329	$10,300,586

Liabilities and Stockholders' Deficit

Current liabilities
Accounts payable and accrued liabilities	$661,401	$731,756
Deferred income	220,000	344,800
Derivative liability	5,084,232	4,535,469
Lease liability	100,716	91,767
Interest payable	13,384	13,938
Convertible debentures, net	7,733,139	7,244,961
Notes payable	1,436,001	1,436,001
Related party notes payable	1,630,200	1,630,200
Total current liabilities	16,879,073	16,028,892

Lease liability - non-current	109,776	162,150
Total liabilities	$16,988,849	$16,191,042

Commitments and contingencies - see Note 10

Stockholders' Deficit
Common stock, $0.00001 par value, 200,000,000 shares authorized; 21,074,832 issued and outstanding as of June 30, 2025 (19,176,910 as of December 31, 2024)	211	192
Common stock subscribed	1,976,791	1,870,643
Additional paid-in-capital	15,555,702	9,125,524
Accumulated deficit	(21,098,224)	(16,886,815)
Total stockholders' deficit	(3,565,520)	(5,890,456)
Total liabilities and stockholders' deficit	$13,423,329	$10,300,586

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

1

STARFIGHTERS SPACE, INC.

UNAUDITED CONDENSED CONSOLIDATED INTERIM STATEMENTS OF OPERATIONS

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024

Operating expenses
Advertising and promotion	$14,853	$42,096	$96,026	$98,915
Bank and interest charges	4,048	654	8,075	1,304
Business development	206,000	90,000	386,000	180,000
Consulting fees	375,610	193,472	765,960	434,400
Contract labour and fuel	158,669	82,050	344,444	181,700
Depreciation	5,081	1,841	10,161	3,683
Directors' fees	42,000	38,000	84,000	80,000
Franchise tax	30,703	-	30,703	-
Insurance	22,641	20,742	43,798	43,872
Licenses	-	335	450	370
Listing fees	6,850	15,404	9,899	15,404
Management fees	85,097	55,500	160,097	111,000
Office and administrative	93,794	25,870	171,919	85,716
Professional fees	207,729	202,102	400,143	489,955
Relocation costs	37,011	-	37,011	-
Rent expense	161,538	70,646	264,289	141,466
Repairs and maintenance	17,723	39,706	23,717	41,967
Research and development	441,992	-	441,992	-
Travel and entertainment	144,802	39,145	400,256	96,366
Vehicle	531	28,576	1,806	28,939
Total operating expenses	(2,056,672)	(946,139)	(3,680,746)	(2,035,057)

Other income (expense)
Amortization of debt discount	(121,914)	(381,026)	(238,981)	(757,152)
Change in fair value of derivative liability	155,899	(554,861)	(548,763)	(1,743,378)
Other income	266,240	(20,000)	354,140	-
Grant income	61,011	-	101,011	-
Interest expense	(152,132)	(146,382)	(270,542)	(314,951)
Interest income	39,346	8,446	82,121	19,084
Exchange loss	(5,559)	(500)	(9,649)	(22)
Total other income (expense)	242,891	(1,094,323)	(530,663)	(2,796,419)

Net loss	$(1,813,781)	$(2,040,462)	$(4,211,409)	$(4,831,476)

Weighted average number of shares - Basic and diluted	21,000,436	16,720,200	20,338,412	16,720,200

Loss per share - Basic and diluted	$(0.09)	$(0.12)	$(0.21)	$(0.29)

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

2

STARFIGHTERS SPACE, INC.

UNAUDITED CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

	Common Stock
	Number of shares	Amount	Common Stock Subscribed	Additional Paid-in- Capital	Deficit	Total Stockholders' Deficit

Three months ended June 30, 2025 and 2024

Balance, April 1, 2024	16,720,200	$167	$-	$1,041,583	$(11,769,052)	$(10,727,302)
Net loss	-	-	-	-	(2,040,462)	(2,040,462)
Balance, June 30, 2024	16,720,200	167	-	1,041,583	(13,809,514)	(12,767,764)

Balance, April 1, 2025	19,697,980	197	4,101,909	10,889,646	(19,284,443)	(4,292,691)
Issuance of former stock subscriptions	1,142,590	12	(4,101,909)	4,101,897	-	-
Reg A financing	234,262	2	-	840,999	-	841,001
Reg A financing subscriptions received	-	-	1,976,791	-	-	1,976,791
Reg A financing share issuance costs	-	-	-	(276,840)	-	(276,840)
Net loss	-	-	-	-	(1,813,781)	(1,813,781)
Balance, June 30, 2025	21,074,832	$211	$1,976,791	$15,555,702	$(21,098,224)	$(3,565,520)

Six months ended June 30, 2025 and 2024

Balance, January 1, 2024	16,720,200	$167	$-	$1,041,583	$(8,978,038)	$(7,936,288)
Net loss	-	-	-	-	(4,831,476)	(4,831,476)
Balance, June 30, 2024	16,720,200	167	-	1,041,583	(13,809,514)	(12,767,764)

Balance January 1, 2025	19,176,910	192	1,870,643	9,125,524	(16,886,815)	(5,890,456)
Issuance of former stock subscriptions	521,070	5	(1,870,643)	1,870,638	-	-
Reg A financing	1,376,852	14	-	4,942,896	-	4,942,910
Reg A financing subscriptions received	-	-	1,976,791	-	-	1,976,791
Reg A financing share issuance costs	-	-	-	(383,356)	-	(383,356)
Net loss	-	-	-	-	(4,211,409)	(4,211,409)
Balance, June 30, 2025	21,074,832	$211	$1,976,791	$15,555,702	$(21,098,224)	$(3,565,520)

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

3

STARFIGHTERS SPACE, INC.

UNAUDITED CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS

	Six months ended June 30,
	2025	2024

Cash flows from operating activities
Net loss	$(4,211,409)	$(4,831,476)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	10,161	3,683
Amortization of ROU asset	43,175	37,289
Unrealized gain on short-term investment	(25,050)	(4,669)
Amortization of debt discount	238,981	757,152
Change in fair value of derivative liability	548,763	1,743,378

Changes in operating assets and liabilities:
Accrued interest	248,643	306,017
Grant receivable	(51,511)	-
Prepaid expenses	(29,770)	1,774
Due from related parties	(21,991)	-
Accounts payable and accrued liabilities	(70,335)	291,961
Deferred income	(124,800)	47,900
Lease liability	(43,425)	(35,760)
Net cash used in operating activities	(3,488,588)	(1,682,751)

Cash flows from investing activities
Additions to long-term deposits	(6,000,000)	(50,000)
Purchase of short-term investments	(318,603)	-
Net cash used in investing activities	(6,318,603)	(50,000)

Cash flows from financing activities
Proceeds from convertible debentures to be issued	-	28,120
Repayment of related party notes payable	-	(45,000)
Proceeds from convertible debenture	-	501,400
Proceeds from Regulation A financing	6,919,701	-
Cash paid for financing costs	(398,878)	(19,950)
Net cash provided by financing activities	6,520,823	464,570

Decrease in cash and restricted cash	(3,286,368)	(1,268,181)
Cash and restricted cash, beginning of period	7,100,699	1,694,109
Cash and restricted cash, end of period	$3,814,331	$425,928

Cash	$3,763,993	$425,928
Restricted cash	50,338	-
Total cash and restricted cash, end of period	$3,814,331	$425,928

Supplemental cash flow information
Income taxes paid	$-	$-
Interest paid	$21,899	$8,935

Supplemental disclosure of non-cash investing and financing activities
Shares issued for common stock subscribed	$1,870,643	$-
Deferred financing costs recognized as share issuance costs	$105,703	$-
Initial derivative liability from issuance of convertible notes	$-	$297,375

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

4

STARFIGHTERS SPACE, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS

Starfighters Space Inc. ("SFS" or the "Company") was incorporated on September 6, 2022, under the laws of the State of Delaware.  The Company's registered office is held at 850 New Burton Road, Suite 201, Dover, DE 19904. The Company's principal operating facility is located in Cape Canaveral, Florida. The Company operates from the NASA Kennedy Space Center in Florida and has a fleet of seven F104 Fighter jets that are capable of flying MACH 2+.  The Company is currently in the process of gaining a launch waiver and license for its first space launch to launch rockets carrying payloads for data testing from their jets into suborbital space.  Upon successful suborbital space flight, the Company intends to develop infrastructure for orbital space launch.

Risks and Uncertainties

Disruption of global financial markets and a recession or market correction, including the ongoing military conflicts between Russia and Ukraine and the related sanctions imposed against Russia as well as the conflict between Israel and Hamas, the ongoing effects of the COVID-19 pandemic, the significant tariffs imposed by the United States on imports from other countries and other global macroeconomic factors such as inflation and rising interest rates, could reduce the Company's ability to access capital, which could in the future negatively affect the Company's liquidity and could materially affect the Company's business and the value of its common stock.

2. BASIS OF PRESENTATION

a) Basis of presentation

The accompanying unaudited condensed consolidated interim financial statements are presented in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP") for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated interim financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed consolidated interim financial statements should be read in conjunction with the Company's audited financial statements and notes thereto as of and for the years ended December 31, 2024 and 2023 which report is dated April 30, 2025. The interim results for the three and six months ended June 30, 2025 are not necessarily indicative of the results to be expected for the year ending December 31, 2025 or for any future periods.

As of June 30, 2025, the Company's subsidiaries were:

Name of subsidiary	Place of incorporation	Incorporated	Ownership
Starfighters International Inc. (Florida)	Florida, the United States	March 3, 2018	100%
Starfighters Inc.	Florida, the United States	November 16, 1995	100%
Starfighters International Inc. (Texas)	Texas, the United States	March 29, 2024	100%

5

STARFIGHTERS SPACE, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

2. BASIS OF PRESENTATION (CONTINUED)

b) Going concern

These unaudited condensed consolidated interim financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. During the six months ended June 30, 2025, the Company recorded a net loss of $4,211,409 (June 30, 2024 - $4,831,476) and has a deficit of $21,098,224 (December 31, 2024 - $16,886,815).

These factors raise substantial doubt about the Company's ability to continue as a going concern within one year after the date of the unaudited condensed consolidated interim financial statements being issued. The ability of the Company to continue as a going concern is dependent upon the Company's ability to raise additional funds and implement its business plan. These unaudited condensed consolidated interim financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Such adjustments could be material.

As of June 30, 2025, the Company had cash in the amount of $3,763,993 (December 31, 2024 - $7,050,610). The continuation of the Company as a going concern is dependent upon its ability to obtain necessary debt or equity financing to continue operations until it begins generating positive cash flow. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in the case or equity financing.

c) Functional and presentation currencies

These unaudited condensed consolidated interim financial statements of the Company are presented in United States dollars. The functional currency of the Company and its subsidiaries is the United States dollar.

d) Emerging growth company

The Company is an "Emerging Growth Company", as defined in Section 2(a) of the Securities Act of 1933, as amended (the "Securities Act"), as modified by the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act"), and it has taken advantage of certain exemptions that are not applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b) (1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial reporting standards.  The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable.

The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public and private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

6

STARFIGHTERS SPACE, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

2. BASIS OF PRESENTATION (CONTINUED)

e) Use of estimates and judgments

The preparation of these unaudited condensed consolidated interim financial statements in conformity with U.S. GAAP requires the Company's management to make judgments, estimates and assumptions about future events that the amounts reported in the unaudited condensed consolidated interim financial statements.  Actual results may differ from these estimates.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies applied in the preparation of these unaudited condensed consolidated interim financial statements are consistent with the accounting policies disclosed in the Company's audited consolidated financial statements for the year ended December 31, 2024.

a) Cash and cash equivalents

Cash and cash equivalents include cash on hand, deposits held with banks, and when applicable, short-term, highly liquid deposits which are either cashable or with original maturities of less than three months. There are no cash equivalents as of June 30, 2025 or December 31, 2024. At times, the Company's cash balance exceeds the federally insured limits. The total uninsured cash and cash equivalents balance as of June 30, 2025 was $3,064,331 (December 31, 2024 - $6,350,699).

b) Restricted cash

Restricted cash are deposits held with banks that are held as collateral for the corporate credit cards of the Company.

c) Short-term investments

The Company's short-term investments are treasury notes and certificates of deposit with original maturities greater than 3 months.  The treasury notes held by the Company as of June 30, 2025 has a balance of $322,696 and mature between 2025 - 2026. The treasury notes have interest rates of 4.167% - 4.331%. The Company did not hold treasury notes as of December 31, 2024. The certificate of deposit held by the Company as of June 30, 2025 has a balance of $1,027,474 and matures in 2025. The certificate of deposit has an interest rate of 3.924%. The Company held a certificate of deposit with a balance of $1,006,517 as of December 31, 2024 which matured in 2025, and had an interest rate of 4.163%. The short-term investments are level 1 investments in the fair value hierarchy. These securities are presented on the condensed consolidated interim balance sheet at fair value.  Earnings from these securities are included in interest income on the unaudited condensed consolidated interim statement of operations. For the three and six months ended June 30, 2025, the Company recorded a gain on short-term investments of $23,981 and $25,050, respectively (three and six months ended June 30, 2024 - $0 and $0, respectively), which is included in interest income in the unaudited condensed consolidated interim statement of operations.

d) Accounts Receivable and Allowance for Credit Losses

Accounts receivable are carried at original invoice amount, less any estimate made for doubtful accounts or credit losses. The allowance for credit losses is the Company's best estimate of the amount of expected credit losses in the Company's existing receivables over the contractual term. We evaluate our exposure to credit loss on both a collective and individual basis. We evaluate such receivables on an individual customer basis and take into account any relevant available information, which begins with historical credit loss experience and consideration of current and expected conditions and market trends (such as general economic conditions, other microeconomic and macroeconomic considerations, etc.) and reasonable and supportable forecasts that could impact the collectability of such receivables over the contractual term individually or in the aggregate.

7

STARFIGHTERS SPACE, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Changes in circumstances relating to these factors may result in the need to increase or decrease our allowance for credit losses in the future. The allowance for credit losses was $0 as of June 30, 2025 and December 31, 2024.

e) Financial instruments measurements and fair value of financial instruments

A financial instrument is any contract that gives rise to a financial asset of one entity and a financial liability or equity instrument of another entity.

Financial assets are classified and measured at fair value with subsequent changes in fair value recognized in either profit and loss as they arise unless restrictive criteria are met for classifying and measuring the asset at either amortized cost or fair value through other comprehensive income. Financial liabilities are measured at amortized costs unless they are elected to be or required to be measured at fair value through profit and loss.

Financial assets are derecognized when the rights to receive cash flows from the assets have expired or have been transferred, and the Company has transferred all risks and rewards of ownership. Financial liabilities are derecognized when the obligations specified in the contract are discharged, cancelled, or expire.

ASC 820, Fair Value Measurements and Disclosures, establishes a fair value hierarchy for instruments measured at fair value that distinguishes between assumptions based on market data (observable inputs) and the Company's own assumptions (unobservable inputs). Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company's assumptions about the inputs that market participants would use in pricing the asset or liability and are developed based on the best information available in the circumstances.

ASC 820 identifies fair value as the exchange price, or exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As a basis for considering market participant assumptions in fair value measurements,

ASC 820 establishes a three-tier fair value hierarchy that distinguishes between the following, based on the nature of the valuation inputs:

  Level 1: quoted prices (unadjusted) for identical assets or liabilities in active markets;
  Level 2: inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly; and,
  Level 3: one or more significant inputs used in a valuation technique are unobservable in determining fair values of the asset or liability.

Determination of fair value and the resulting hierarchy requires the use of observable market data where available. The classification of an asset or liability in the hierarchy is based on the lowest level of input that is significant to the fair value measurement.

To the extent that the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3. The Company determined that the derivative liability relating to the embedded conversion feature in the convertible notes is a Level 3 liability. See Note 6 for the significant inputs used and for a roll-forward of the Level 3 liability.

8

STARFIGHTERS SPACE, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

f) Derivative Liabilities

The Company evaluates its financial instruments and other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with ASC 815, Derivatives and Hedging. The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market at each balance sheet date and recorded as a liability and the change in fair value is recorded in the unaudited condensed consolidated interim statements of operations. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is reassessed at the end of each reporting period.  Derivative instruments that become subject to reclassification are reclassified at the fair value of the instrument on the reclassification date.  Derivative instrument liabilities will be classified in the condensed consolidated balance sheet as current or non-current based on whether or not settlement of the derivative instrument is expected within 12 months of the condensed consolidated balance sheet date.

The Company uses the Monte Carlo simulation model to value derivative liabilities.  This model uses Level 3 inputs in the fair value hierarchy established by ASC 820, Fair Value Measurement. The significant inputs and assumptions to the Monte Carlo simulation model are disclosed in Note 6.

g) Advertising Costs

Advertising costs are expensed as incurred. Advertising expense for the three and six months ended June 30, 2025, were $14,853 and $96,026, respectively (three and six months ended June 30, 2024 - $42,096 and $98,915, respectively).

h) Loss per share

Basic earnings (loss) per share ("EPS") is calculated by dividing profit or loss attributable to ordinary equity holders (numerator) by the weighted average number of ordinary shares outstanding (denominator) during the period. The denominator is calculated by adjusting the shares issued at the beginning of the period by the number of shares bought back during the period, multiplied by a time-weighting factor.

Diluted EPS is calculated by adjusting the earnings and number of shares for the effects of dilutive options and other dilutive potential units. The effects of anti-dilutive options and potential units are ignored in calculating diluted EPS. All options and potential units are considered anti-dilutive when the Company is in a loss position.

The Company has the following anti-dilutive securities as of June 30, 2025 and June 30, 2024:

	June 30, 2025	June 30, 2024

Warrants	18,199,074	18,150,000

Due to the terms of the conversion option for the Note Payable (Note 5) and Convertible Debentures (Note 6), the Company cannot predict the anti-dilutive shares for these instruments, and as such, they are excluded from the above table.

i) Other income

The Company earns ancillary income from contracts with customers for pilot training and equipment testing. The income is recognized at a point in time which is upon the completion of the services, which the Company has determined is the completion of a flight. There is no variable consideration for these ancillary services.

9

STARFIGHTERS SPACE, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

From time to time, the Company receives consideration in advance of the services being rendered; this is presented as deferred income on the condensed consolidated balance sheet. The Company also extends credit for payments to be received for services provided; this is presented as accounts receivable on the condensed consolidated balance sheet.

The following table summarizes the deferred income activity for the six months ended June 30, 2025 and year ended December 31, 2024:

Balance as of January 1, 2024	$397,000
Recognition of income recorded as deferred income as of December 31, 2023	(157,000)
Deferral of income billed during the year	104,800
Balance as of December 31, 2024	$344,800
Recognition of income recorded as deferred income as of December 31, 2024	(124,800)
Balance as of June 30, 2025	$220,000

j) Grant income

The Company receives certain cost reimbursements from an economic development corporation in Texas (Note 10). The income is recognized at a point in time when the Company completes its obligations for entitling to such reimbursements, and included in grant income on the unaudited condensed consolidated interim statements of operations.

Amounts received by the Company that the Company is not yet entitled to, and subject to refunds, are recognized as a payable, until the Company's completion of its obligations to earn the reimbursements.

4. PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment consist of the following:

	June 30, 2025	December 31, 2024
Vehicles	$51,149	$51,149
Aircraft improvements	79,529	79,529
	130,678	130,678
Less: accumulated depreciation	(58,217)	(48,056)
Net book value	$72,461	$82,622

Depreciation expense for the three and six months ended June 30, 2025, was $5,081 and $10,161, respectively (three and six months ended June 30, 2024 - $1,841 and $3,683, respectively).

5. NOTES PAYABLE

On February 16, 2012, the Company secured a loan with Space Florida in the amount of $1,436,001, maturing September 16, 2022. The loan bears interest at 1.00% per annum, no payments are due on the loan for 12 months from the date of first disbursement of the loan and interest-only payments are applicable over the next 114 months. The loan is secured by a DASH-7 aircraft engine with a book value of $0.

On September 16, 2022, the Company and Space Florida amended the agreement to extend the maturity date to November 1, 2033 and to increase the interest rate to 3.00% per annum and 8.00% per annum in the event of default. Additionally, starting December 1, 2023 the Company is to make monthly installments of $13,866.

10

STARFIGHTERS SPACE, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

5. NOTES PAYABLE (CONTINUED)

On November 1, 2024, the Company and Space Florida entered into an amendment to the loan to confirm that the rate of interest is 3%. The parties also agreed that the previous monthly payment schedule is no longer in force, and the final settlement of the note would be through the conversion to shares of the Company upon a public listing event, at the public offering price.

As of June 30, 2025, the principal balance of $1,436,001 (December 31, 2024 - $1,436,001), and accrued interest of $13,384 (December 31, 2024 - $13,938) was outstanding for this loan. Interest expense was $10,732 and $21,345 for the three and six months ended June 30, 2025, respectively (three and six months ended June 30, 2024 - $33,481 and $66,445, respectively).

6. CONVERTIBLE DEBENTURE

The convertible debentures bear interest at 5.00% per annum, had an original maturity date of February 24, 2025, and automatically convert upon the event of an initial public offering ("IPO") at the lesser of a 40% discount of the price of the IPO and $4.00 per share. Convertible debentures entered into subsequent to the Tranche 1,  which closed on February 24, 2023, receive interest from the initial issuance date of February 24, 2023 from Tranche 1.

During the year ended December 31, 2024, the Company closed the secured convertible debenture financing as follows:

  Tranche 5, on May 14, 2024 and August 15, 2024 for gross proceeds of $743,400.

The convertible debentures were determined to be hybrid financial instruments comprised of a debt host liability and an embedded derivative liability, as under the conversion feature, the number of shares that will or may be issued to settle the debentures may vary. Upon issuance, the fair value of the debt host liability was determined to be $743,400 and the respective embedded derivative liability was valued at $475,909. The derivative liability conversion feature was valued first and the residual was allocated to the debt host liability. The Company uses the Monte Carlo model to determine the fair value of the embedded derivative liability based on a common stock simulation model and future projections of various potential outcomes. The Company incurred $19,950 in transaction costs. The fair value of the initial derivative and the transaction costs incurred were recorded as debt discount and are amortized over the life of the convertible notes using the effective interest method.

During the year ended December 31, 2023, the Company closed the secured convertible debenture financing as follows:

  Tranche 1, on February 24, 2023 for gross proceeds of $4,413,400
  Tranche 2, on July 14, 2023 for gross proceeds of $804,100
  Tranche 3, on September 15, 2023 for gross proceeds of $448,000
  Tranche 4, on December 28, 2023 for gross proceeds of $680,500

The convertible debentures were determined to be hybrid financial instruments comprised of a debt host liability and an embedded derivative liability, as under the conversion feature the number of shares that will or may be issued to settle the notes may vary. Upon issuance, the fair value of the debt host liability was determined to be $6,346,000 and the respective embedded derivative liability was valued at $2,352,602. The derivative liability conversion feature was valued first and the residual was allocated to the debt host liability. The Company uses the Monte Carlo model to determine the fair value of the embedded derivative liability based on a common stock simulation model and future projections of various potential outcomes. The Company incurred $86,506 in transaction costs.

The fair value of the initial derivative and the transaction costs incurred were recorded as debt discount and are amortized over the life of the convertible notes using the effective interest method.

11

STARFIGHTERS SPACE, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

6. CONVERTIBLE DEBENTURE (CONTINUED)

On December 19, 2024, holders of the convertible debentures approved an amendment to the debenture indenture, originally dated as of February 24, 2023, such that the maturity of the convertible debentures is extended from February 24, 2025 to December 31, 2025, and the convertible debentures will bear interest of 5.00% per annum until February 24, 2025, and 8.00% per annum from February 25, 2025 (the "December 2024 amendment"). The Company determined that this amendment should be treated as a debt modification.

Debt discount amortization during the three and six months ended June 30, 2025 was $121,914 and $238,981, respectively (three and six months ended June 30, 2024 - $381,026 and $757,152, respectively). Unamortized debt discount as of June 30, 2025 and December 31, 2024 was $261,956 and $500,937, respectively. Interest expense on the convertible notes for the three and six months ended June 30, 2025 was $141,400 and $249,197, respectively (three and six months ended June 30, 2024 - $112,901 and $248,506, respectively).

A summary of convertible debt as of and for the six months ended June 30, 2025, as of and for the year ended December 31, 2024 is as follows:

	Tranche 1	Tranche 2	Tranche 3	Tranche 4	Tranche 5	Total
As of January 1, 2024	$3,617,726	$551,746	$269,096	$337,839	$-	$4,776,407
Issuances	-	-	-	-	743,400	743,400
Fair value of conversion feature	-	-	-	-	(475,909)	(475,909)
Transaction costs	-	-	-	-	(19,950)	(19,950)
Amortization of debt discount	819,055	225,899	152,110	273,428	307,013	1,777,505
Interest	221,275	55,736	34,920	62,736	68,841	443,508
As of December 31, 2024	$4,658,056	$833,381	$456,126	$674,003	$623,395	$7,244,961
Amortization of debt discount	80,616	22,098	16,240	33,593	86,434	238,981
Interest	155,134	28,265	15,748	23,920	26,130	249,197
As of June 30, 2025	$4,893,806	$883,744	$488,114	$731,516	$735,959	$7,733,139

A roll-forward of the derivative liability, which is categorized at Level 3 on the fair value hierarchy, for the six months ended June 30, 2025, and year ended December 31, 2024 is as follows:

Derivative liabilities
As of January 1, 2024	$2,416,863
Fair value of embedded derivative liability recognized	475,909
Change in fair value	1,642,697
As of December 31, 2024	$4,535,469
Change in fair value	548,763
As of June 30, 2025	$5,084,232

The key inputs used in the Monte Carlo model for the embedded conversion feature at initial measurement were as follows:

	Tranche 1	Tranche 2	Tranche 3	Tranche 4	Tranche 5
Risk-free interest rate	4.67%	4.90%	5.11%	4.69%	4.44% - 5.01%
Expected term (years)	2.00	1.58	1.42	1.17	0.50 - 0.75
Expected volatility	74.6%	74.2%	75.8%	75.9%	69.3% - 86.2%
Probability of an IPO	50.00%	60.00%	70.00%	75.00%	95.00%
Stock price	$0.5135	$0.5477	$0.5632	$0.5886	$2.0627 - 3.2454

12

STARFIGHTERS SPACE, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

6. CONVERTIBLE DEBENTURE (CONTINUED)

The Company's use of a Monte Carlo simulation model required the use of the subjective assumptions:

  The stock price was determined from a 409a valuation;
  The volatility was derived from comparable public companies;
  For the early redemption option the Company estimated this at 0% for all valuation dates. The Company estimated this default at 0% for all valuation dates;
  The probability of a successful IPO occurring was based on management's best estimate; and
  The conversion price is not subject to reset provisions for subsequent financing events.

The key inputs used in the Monte Carlo model for the embedded conversion feature at June 30, 2025 were as follows:

	Tranche 1	Tranche 2	Tranche 3	Tranche 4	Tranche 5
Risk-free interest rate	4.29%	4.29%	4.29%	4.29%	4.29%
Expected term (years)	0.50	0.50	0.50	0.50	0.50
Expected volatility	57.0%	57.0%	57.0%	57.0%	57.0%
Probability of an IPO	95.00%	95.00%	95.00%	95.00%	95.00%
Stock price	$3.59	$3.59	$3.59	$3.59	$3.59

The key inputs used in the Monte Carlo model for the embedded conversion feature at December 31, 2024 were as follows:

	Tranche 1	Tranche 2	Tranche 3	Tranche 4	Tranche 5
Risk-free interest rate	4.16%	4.16%	4.16%	4.16%	4.16%
Expected term (years)	1.00	1.00	1.00	1.00	1.00
Expected volatility	74.0%	74.0%	74.0%	74.0%	74.0%
Probability of an IPO	95.00%	95.00%	95.00%	95.00%	95.00%
Stock price	$3.59	$3.59	$3.59	$3.59	$3.59

7. STOCKHOLDERS' DEFICIT

a) Common stock

Common stock activity during the six months ended June 30, 2025

On January 6, 2025, the Company closed a round of its Reg A Offering in relation to funds already received as of December 31, 2024 and issued 521,070 shares of common stock at a price of $3.59 per share, for gross proceeds of $1,870,643. In conjunction with closing this financing round, the Company incurred cash issuance costs of $106,516. On January 6, 2025, the Company also issued 5,224 warrants to the placement agent. These warrants vest immediately, have an expiration date of September 6, 2029, and an exercise price of $3.59. The Company valued the warrants using the Black-Scholes model and determined that the warrants had a fair value of $12,672.

On February 27, 2025 and March 13, 2025, the Company closed two rounds of its Reg A Offering for gross proceeds of $4,101,909. Cash issuance costs totalling $231,265 were incurred in connection with this closing On April 2, 2025, the Company issued 1,142,367 shares in connection with this closing. On April 2, 2025, the Company also issued 11,425 warrants to the placement agent. These warrants vest immediately, have an expiration date of September 6, 2029, and an exercise price of $3.59. The Company valued the warrants using the Black-Scholes model and determined that the warrants had a fair value of $27,163.

13

STARFIGHTERS SPACE, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

7. STOCKHOLDERS' DEFICIT (CONTINUED)

On April 25, 2025, the Company closed a round of its Reg A Offering and issued 234,485 shares of common stock at a price of $3.59 per share for gross proceeds of $841,801. In conjunction with the closing of this round, the Company incurred cash issuance cost of $29,065. On April 25, 2025, the Company issued 2,344 agent's warrants in connection with this closing, with each warrant exercisable into one share of common stock at an exercise price of $3.59 and expiring on September 6, 2029. The Company valued the warrants using the Black-Scholes model and determined that the warrants had a fair value of $4,925.

On May 14, 2025, the Company closed a round of its Reg A Offering for gross proceeds of $1,976,791. Cash issuance costs totalling $102,705 were incurred in connection with this closing. 550,639 shares are issuable in connection with this closing. As of June 30, 2025, the shares have not yet been issued but the funds were received. Due to this, as of June 30, 2025, the proceeds are disclosed as common stock subscribed and the share issuance costs are disclosed as deferred financing charges on the unaudited condensed interim consolidated balance sheet. The Company valued the warrants using the Black-Scholes model and determined that the warrants had a fair value of $11,525.

Common stock activity during the year ended December 31, 2024

On October 23, 2024, November 11, 2024 and November 29, 2024, the Company conducted closings of its offering under Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings ("Reg A Offering"), pursuant to which an aggregate of 2,456,710 shares of common stock were issued at a price of $3.59 per share, for gross proceeds of $8,819,600. In conjunction with the closing of these rounds, the Company incurred share issuance costs of $735,634. The Company was also required to issue 24,574 warrants to the placement agent.  These warrants vest immediately, have an expiration date of September 6, 2029, and an exercise price of $3.59.  The Company valued the warrants using the Black-Scholes model and determined that the warrants had a fair value of $57,182.

On December 23, 2024, the Company closed another round of its Reg A Offering for gross proceeds of $1,870,643. As of December 31, 2024, the shares have not yet been issued but the funds were received.  Due to this, as of December 31, 2024, the proceeds are disclosed as common stock subscribed and the share issuance costs are disclosed as deferred financing charges on the consolidated balance sheet.

b) Warrants

A summary of Common Stock warrant activity during the six months ended June 30, 2025 is as follows:

	Number of warrants	Weighted average exercise price	Weighted average remaining life in years	Aggregate intrinsic value
Outstanding, January 1, 2025	18,174,574	$0.33	4.00	$59,169,000
Issued	24,500	3.59
Outstanding, June 30, 2025	18,199,074	$0.34	4.00	$59,169,000
Exercisable, June 30, 2025	49,074	$3.59	4.19	$-

As previously noted, in connection with the 2025 Offerings, the Company was required to issue 24,500 warrants to the placement agent.  These warrants vest immediately, have an expiration date of September 6, 2029, and an exercise price of $3.59.  The Company valued the warrants using the Black-Scholes model.  Based on the below inputs, the Company determined that the warrants had a fair value of $56,285.

14

STARFIGHTERS SPACE, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

7. STOCKHOLDERS' DEFICIT (CONTINUED)

Expected volatility	73.7% - 87.30%
Expected term (years)	4.32 - 4.67
Risk-free interest rate	2.61 - 2.96%
Dividend yield	0%

The stock price in the model was based on a 409(a) valuation, the volatility was based on the historical volatility of comparable public companies, and the expected term is the life of the warrant.

8. RELATED PARTY TRANSACTIONS

Due From Related Party

As of June 30, 2025, $4,074 (December 31, 2024 - $4,074) was due from the Chief Executive Officer ("CEO"), who is also a majority shareholder. The amounts are unsecured, non-interest bearing and due on demand.

As of June 30, 2025, $21,990 (December 31, 2024 - $0) was due from the Chief Financial Officer ("CFO"), for expenses paid on behalf of the CFO by the Company. The amounts are unsecured, non-interest bearing and due on demand.

Management Fees

During the three and six months ended June 30, 2025, management fees of $85,097 and $160,097, respectively (three and six months ended June 30, 2024 - $55,500 and $111,000, respectively), were incurred to the CEO, who is also a majority shareholder of the Company. As of June 30, 2025 and December 31, 2024, $25,000 and $0, of management fees were included in accounts payable and accrued liabilities, respectively.

Consulting Fees

During the three and six months ended June 30, 2025, the Company incurred consulting fees of $0 and $0, respectively (three and six months ended June 30, 2024 - $6,250 and $25,000, respectively), of fees to a board of directors ("BOD") member.  As of June 30, 2025 and December 31, 2024, $0 and $0 of these fees were unpaid, respectively.

During the three and six months ended June 30, 2025, the Company incurred consulting fees of $0 and $10,606, respectively (three and six months ended June 30, 2024 - $0 and $0, respectively), of fees to a BOD member.  As of June 30, 2025 and December 31, 2024, $0 and $0 of these fees were unpaid, respectively.

During the three and six months ended June 30, 2025, the Company incurred consulting fees of $0 and $0, respectively (three and six months ended June 30, 2024 - $22,500 and $45,000, respectively), of fees to a Company for which a BOD member is part of senior management.  As of June 30, 2025 and December 31, 2024, $0 and $0 of these fees were unpaid, respectively.

During the three and six months ended June 30, 2025, the Company incurred an expense of $18,000 and $36,000, respectively (three and six months ended June 30, 2024 - $12,000 and $24,000, respectively), of fees to an entity owned by the spouse of the CEO, who is also a majority shareholder.  As of June 30, 2025 and December 31, 2024, $6,000 and $0 of these fees were included in accounts payable and accrued expenses.

15

STARFIGHTERS SPACE, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

8. RELATED PARTY TRANSACTIONS (CONTINUED)

Contract Labour

During the three and six months ended June 30, 2025, the Company incurred expenses with the brother of the CEO, totaling $7,000 and $27,000, respectively (three and six months ended June 30, 2024 - $0 and $0, respectively). These expenses are included in Contract Labour and Fuel in the unaudited condensed consolidated interim statements of operations. As of June 30, 2025 and December 31, 2024, there were no unpaid amounts for these services.

Director Fees

During the three and six months ended June 30, 2025, directors fees of $42,000 and $84,000, respectively (three and six months ended June 30, 2024 - $38,000 and $80,000, respectively), were incurred to related parties. As of June 30, 2025 and December 31, 2024, $20,000 and $128,000, respectively, of directors fees were included in accounts payable and accrued liabilities.

Professional Fees

During the three and six months ended June 30, 2025, the Company incurred professional fee expenses of $45,000 and $90,000, respectively (three and six months ended June 30, 2024 - $25,500 and $51,000, respectively), to the CFO.  There were no amounts owed to this related party as of June 30, 2025 or December 31, 2024.

During the three and six months ended June 30, 2025, the Company incurred professional fee expenses of $24,000 and $48,000, respectively (three and six months ended June 30, 2024 $22,500 and $45,000, respectively), to the Vice President of Development.  As of June 30, 2025 and December 31, 2024, $8,000 and $0 of these fees were included in accounts payable and accrued expenses.

Commitments and Contingencies

The Company entered into an agreement with a company owned 50% by the CEO and majority shareholder.  The agreement is to buy jet engines.  The purchase price of the jet engines is $2,200,000.  As of June 30, 2025, the Company had total long-term deposits with this related party recorded for this agreement of $2,300,000 (December 31, 2024 - $1,300,000).

Notes Payable

On August 14, 2010, Company entered into a loan agreement with the Shareholder in the amount of $865,000. The loan bears no interest, with no terms of repayment and is due on demand. As of June 30, 2025 and December 31, 2024, $190,050 was outstanding for this loan.

On August 14, 2010, the Company entered into a loan agreement with an entity owned by the spouse of the Shareholder in the amount of $865,000. The loan bears no interest, with no terms of repayment and is due on demand. As of June 30, 2025 and December 31, 2024, $865,000 was outstanding for this loan.

On April 10, 2016, the Company entered into a loan agreement with a corporation owned 50% by the CEO, who is also a majority shareholder, in the amount of $100,000. The loan bears no interest, with no terms of repayment and is due on demand. As of June 30, 2025 and December 31, 2024, $100,000 was outstanding for this loan.

On August 1, 2022, the Company entered into a loan agreement with the Shareholder in the amount of $475,150. The loan bears no interest, with no terms of repayment, and is due on demand. As of June 30, 2025 and December 31, 2024, $475,150 was outstanding for this loan.

16

STARFIGHTERS SPACE, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

9. INCOME TAXES

The Company did not record any income tax provision or benefit for the three and six months ended June 30, 2025 and 2024. The Company provides for a valuation allowance when it is more likely than not that it will not realize a portion of its deferred tax assets. The Company has established a valuation allowance against the net deferred tax asset due to the uncertainty that enough taxable income will be generated in those taxing jurisdictions to utilize the assets. Therefore, the Company has not reflected any benefit of such deferred tax assets in the accompanying unaudited condensed consolidated interim financial statements.

10. COMMITMENTS AND CONTINGENCIES

Issuance of Options to Consultant and Officer

On September 1, 2023, the Company entered into an agreement with a consultant. Under the agreement, the Company was obligated to issue 100,000 options.  Both the Company and the consultant have agreed to delay issuance of these options until an Offering price has been established as part of an initial public offering or other public offering ("Offering Price").

The agreement also calls for 150,000 contingent Options, subject to future approval by the Board of Directors, with an exercise price equal to the Offering Price.

On August 12, 2025, the Company granted 100,000 restricted stock units to the consultant in satisfaction of the original obligation to issue 100,000 options.

On January 1, 2024, the Company entered into an agreement with the Chief Financial Officer (the "CFO"). Under the agreement, the Company was obligated to issue 100,000 options.  Both the Company and the CFO have agreed to delay issuance of these options until an Offering price has been established as part of an initial public offering or other public offering ("Offering Price").

The agreement also calls for 150,000 contingent Options, subject to future approval by the Board of Directors, with an exercise price equal to the Offering Price.

On August 12, 2025, the Company granted 750,000 restricted stock units to the CFO in satisfaction of the all obligations of issuance of the 250,000 options.

Midland Economic Development Agreement

On October 7, 2024, the Company entered into an economic development agreement (the "Economic Development Agreement") with Midland Development Corporation ("MDC"), whereby MDC has agreed to provide certain incentives to the Company for (i) expansion of its business operations to the Midland International Air & Space Port ("KMAF"), (ii) creation and retention of primary jobs within the corporate limits of the City of Midland, and (iii) relocation of certain capital assets and equipment at the Midland International Air & Space Port. In connection with the Economic Development Agreement, the Company has a commitment to enter into certain temporary, short-term, and long-term hangar leases at KMAF, and the MDC would provide reimbursements of lease payments until a long-term hangar lease is being entered into. For the three and six months ended June 30, 2025, the Company incurred rent expenses of $24,000 and $64,000, respectively, and relocation costs of $37,011 and $37,011, respectively, in relation to the Economic Development Agreement.

For the three and six months ended June 30, 2025, the Company is entitled to grant income related to reimbursement of these costs of $61,000 and $101,000, respectively (three and six months ended June 30, 2024 - $0 and $0, respectively). As of June 30, 2025 and December 31, 2024, the Company had a grant income receivable of $51,511 and $0, respectively.

17

STARFIGHTERS SPACE, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

10. COMMITMENTS AND CONTINGENCIES (CONTINUED)

Aerovision Aircraft Acquisition Agreement

On October 31, 2024, the Company entered into an aircraft acquisition agreement ("Aircraft Agreement") with Aerovision LLC ("Aerovision"), pursuant to which the Company agreed to purchase from Aerovision various used aircrafts and associated spare equipment (the "Aircraft Transactions") in phases. The subject aircraft for acquisition pursuant to the Aircraft Agreement are: (i) twelve F-4 Phantom II aircraft, (ii) one MD-83 with U.S. Federal Aviation Administration ("FAA") Registration N572AA, and (iii) one DC-9 with FAA Registration N932NA.  The twelve F-4 Phantom II aircraft have recently been decommissioned by the Republic of Korea Air Force, and will have to be registered with the FAA after they are imported into the United States from South Korea.

The Aircraft Agreement requires an initial deposit advance in the amount of $5,000,000 to be made no later than ten business days from the signing of the Aircraft Agreement, which has been paid from funds received from the Company's Regulation A Tier 2 Offering. The payment of the deposit is considered to constitute "Phase 1" under the Aircraft Agreement.  Phase 2 will involve the payment of an additional $5,000,000 for the acquisition of eight of the twelve F-4 Phantom II aircraft.  Such payment is due no later than December 15, 2024. Phase 3 will involve the payment of an additional $5,000,000 for the acquisition of the final four F-4 Phantom II aircraft.  Such payment is due no later than March 15, 2025. Phase 4 shall involve the payment of an additional $5,000,000 for the acquisition of the MD-83 aircraft with FAA Registration N572AA, and the DC-9 aircraft with FAA Registration N932NA.  The parties are to use their reasonable best efforts to complete Phase 4 by April 15, 2025. This agreement has subsequently been amended.

On January 28, 2025, the Company and Aerovision verbally agreed to amend the Aircraft Agreement regarding the Aircraft Transactions, pursuant to which: (i) the Company may elect not to proceed with Phase 3 and/or Phase 4; (ii) the initial deposit advance of $5,000,000 is broken down into two payments of $2,500,000 each, with the first payment to be made on or before January 31, 2025 (which has been paid on January 24, 2025), and the second payment to be made within 10 days of Aerovision executing a binding agreement to acquire a minimum of eight F-4 Phantom II aircraft from an alternative supplier(s) (which has been paid on March 3, 2025); (iii) the due date for payment associated with Phase 2 is amended to be within five days of Aerovision providing confirmation of shipping of the F-4 Phantom II aircraft to the Company from the point of origin; (iv) the due date for payment associated with Phase 3, if Starfighters International elected to proceed, is amended to be October 31, 2025; (v) the due date for payment associated with Phase 4, if Starfighters International elected to proceed, is amended to be January 31, 2026.

If all four phases of the Aircraft Agreement are completed, the total cost of the agreement will be $20,000,000. As of June 30, 2025, the Company has made deposits to Aerovision totalling $5,150,000 (December 31, 2024 - $150,000).

11. CORRECTION OF IMMATERIAL ERRORS

During the preparation of the Company's unaudited condensed consolidated interim financial statements for the three and six months ended June 30, 2025, the Company identified certain immaterial errors in the previously issued unaudited condensed consolidated interim financial statements for the three months ended March 31, 2025.

The Company determined $40,000 of grant income should have been recorded in the unaudited condensed consolidated interim statements of operations for the three months ended March 31, 2025, with a corresponding grant receivable in the condensed consolidated interim balance sheet. As of March 31, 2025, the Company was already entitled to receive the amount as reimbursement on its rent expenses pursuant to the Economic Development Agreement (Note 10).

18

STARFIGHTERS SPACE, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

11. CORRECTION OF IMMATERIAL ERRORS (CONTINUED)

The Company determined listing fees in the unaudited condensed consolidated interim statements of operations for the three months ended March 31, 2024, and correspondingly, accounts payable and accrued liabilities in the condensed consolidated interim balance sheet as of March 31, 2024 were overstated by $150,000, as a result of double recognition of an invoice that was already recorded.

For the three months ended March 31, 2025 and 2024, the corrected net loss is $2,397,628 and $2,791,014, respectively, or $0.12 per share, and $0.17 per share, respectively.

The Company evaluated the corrections and has determined their impacts were immaterial, individually and in aggregate, to the previously issued unaudited condensed consolidated interim financial statements for the three months ended March 31, 2025.

12. SUBSEQUENT EVENTS

On July 16, 2025, the Company issued 648,866 shares of common stock at a price of $3.59 per share in connection with a round of Reg A Offering previously closed with funds received as of June 30, 2025 (Note 7) for gross proceeds of $1,976,791, and a further closing of the Reg A Offering for gross proceeds of $352,638. The Company issued 6,451 agent's warrants in connection with these closings, with each warrant exercisable into one share of common stock at an exercise price of $3.59 and expiring on September 6, 2029. The Company also subsequently cancelled 6,801 shares as a result of adjustment of receipts from prior closings of the Reg A Offering.

On August 11, 2025, Austin Thornberry and Frostee Rucker resigned as directors of the Company.

On August 12, 2025, the Board of Directors of the Company appointed Brian Goldmeier and Geoffrey P. Hickman as directors of the Company to fill the vacancies created by the resignations of Austin Thornberry and Frostee Rucker.

On August 12, 2025 the Company granted an aggregate of 2,200,000 stock options to certain directors, officers and consultants of the Company. Each stock option entitles the holder thereof to acquire one share of common stock at a price of $3.59 per share until August 12, 2030, subject to vesting. The Company also granted an aggregate of 2,285,000 restricted stock units (each, an "RSU") to certain directors, officers and consultants of the Company. Each RSU is subject to certain vesting conditions and upon vesting will be settled by the issuance of one share of common stock.

On August 26, 2025, the Company filed a post-qualification offering circular with the SEC in respect of the Reg A Offering in order to maintain the qualification of the Corporation's Reg A Offering beyond twelve months from the original qualification date.

19

PART III - EXHIBITS

INDEX TO EXHIBITS

Exhibit No.	Description

EX1A-1.1

Form of Amended and Restated Selling Agency Agreement (incorporated by reference to Exhibit 1.1 to our Post-Qualification Amendment to Offering Statement on Form 1-A filed with the SEC on August 26, 2025)

EX1A-2.1	Certificate of Incorporation of Starfighters Space, Inc. (incorporated by reference to Exhibit 2.1 to our Offering Statement on Form 1-A filed with the SEC on August 16, 2024)

EX1A-2.2

Amended and Restated Bylaws of Starfighters Space, Inc. (incorporated by reference to Exhibit 2.2 to our Post-Qualification Amendment to Offering Statement on Form 1-A filed with the SEC on August 26, 2025)

EX1A-3.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 3.1 to our Offering Statement on Form 1-A filed with the SEC on August 16, 2024)

EX1A-4.1	Form of Subscription Agreement (incorporated by reference to Exhibit 4.1 to our Post-Qualification Amendment to Offering Statement on Form 1-A filed with the SEC on August 26, 2025)

EX1A-4.2	Form of Subscription Agreement (incorporated by reference to Exhibit 4.2 to our Post-Qualification Amendment to Offering Statement on Form 1-A filed with the SEC on August 26, 2025)

EX1A-6.1

Promissory Note issued by Starfighters International, Inc. to RLB Aviation, Inc. dated August 14, 2010 (incorporated by reference to Exhibit 6.1 to our Offering Statement on Form 1-A filed with the SEC on August 16, 2024)

EX1A-6.2

Promissory Note issued by Starfighters International, Inc. to Rick Svetkoff dated August 14, 2010 (incorporated by reference to Exhibit 6.2 to our Offering Statement on Form 1-A filed with the SEC on August 16, 2024)

EX1A-6.3

Asset Purchase Agreement between Starfighters International, Inc. and Hypersonic Group Inc. dated October 1, 2021 (incorporated by reference to Exhibit 6.3 to our Offering Statement on Form 1-A filed with the SEC on August 16, 2024)

EX1A-6.4

Equity Purchase Agreement between Starfighters International, Inc. and Rick Svetkoff dated January 1, 2022 (incorporated by reference to Exhibit 6.4 to our Offering Statement on Form 1-A filed with the SEC on August 16, 2024)

EX1A-6.5

Asset Transfer Agreement between Starfighters International, Inc. and RLB Aviation, Inc. dated January 1, 2022 (incorporated by reference to Exhibit 6.5 to our Offering Statement on Form 1-A filed with the SEC on August 16, 2024)

EX1A-6.6

Site Occupant Lease Agreement C20756 between Starfighters Aerospace Inc. and Space Florida dated June 1, 2022 (incorporated by reference to Exhibit 6.6 to our Offering Statement on Form 1-A filed with the SEC on August 16, 2024)

EX1A-6.7

Promissory Note issued by Starfighters, Inc. to Rick Svetkoff dated August 1, 2022 (incorporated by reference to Exhibit 6.7 to our Offering Statement on Form 1-A filed with the SEC on August 16, 2024)

EX1A-6.8	Consulting Agreement between Fortuna Investment Corp. and Starfighters Space, Inc. dated September 1, 2022 (incorporated by reference to Exhibit 6.8 to our Offering Statement on Form 1-A filed with the SEC on August 16, 2024)

EX1A-6.9	Equity Exchange Agreement between Starfighters Space, Inc. and Rick Svetkoff dated September 9, 2022 (incorporated by reference to Exhibit 6.9 to our Offering Statement on Form 1-A filed with the SEC on August 16, 2024)

EX1A-6.10	Consulting Agreement between F2 Florida, LLC and Starfighters Space, Inc. dated October 1, 2022 (incorporated by reference to Exhibit 6.10 to our Offering Statement on Form 1-A filed with the SEC on August 16, 2024)

EX1A-6.11	Indemnity Agreement between Starfighters Space, Inc. and Austin Thornberry dated October 17, 2022 (incorporated by reference to Exhibit 6.11 to our Offering Statement on Form 1-A filed with the SEC on August 16, 2024)

EX1A-6.12	Indemnity Agreement between Starfighters Space, Inc. and Frostee Rucker dated October 17, 2022 (incorporated by reference to Exhibit 6.12 to our Offering Statement on Form 1-A filed with the SEC on August 16, 2024)

EX1A-6.13	Indemnity Agreement between Starfighters Space, Inc. and Sean Bromley dated October 17, 2022 (incorporated by reference to Exhibit 6.13 to our Offering Statement on Form 1-A filed with the SEC on August 16, 2024)

EX1A-6.14	Indemnity Agreement between Starfighters Space, Inc. and Timothy Franta dated October 17, 2022 (incorporated by reference to Exhibit 6.14 to our Offering Statement on Form 1-A filed with the SEC on August 16, 2024)

EX1A-6.15	Loan Agreement between Starfighters, Inc., and Space Florida dated February 16, 2012 (incorporated by reference to Exhibit 6.15 to our Offering Statement on Form 1-A filed with the SEC on August 16, 2024)

EX1A-6.16	Debenture Indenture between Starfighters Space, Inc. and Computershare Trust Company of Canada dated February 24, 2023 (incorporated by reference to Exhibit 6.16 to our Offering Statement on Form 1-A filed with the SEC on August 16, 2024)

EX1A-6.17	Security Agreement between Starfighters Space, Inc. and Computershare Trust Company of Canada dated February 24, 2023 (incorporated by reference to Exhibit 6.17 to our Offering Statement on Form 1-A filed with the SEC on August 16, 2024)

EX1A-6.18	Memorandum of Agreement between Starfighters International, Inc. and Space Launch Delta 45 dated March 28, 2023 (incorporated by reference to Exhibit 6.18 to our Offering Statement on Form 1-A filed with the SEC on August 16, 2024)

EX1A-6.19	Amendment 01 to Site Occupant Lease Agreement C20756 between Starfighters International Inc. and Space Florida dated June 1, 2023 (incorporated by reference to Exhibit 6.19 to our Offering Statement on Form 1-A filed with the SEC on August 16, 2024)

EX1A-6.20	Consulting Agreement between Starfighters Space, Inc. and Little Hill Holdings, LLC dated June 23, 2023 (incorporated by reference to Exhibit 6.20 to our Offering Statement on Form 1-A filed with the SEC on August 16, 2024)

EX1A-6.21	Engagement Agreement dated October 27, 2023 between Starfighters Space, Inc. and Digital Offering LLC (incorporated by reference to Exhibit 6.21 to our Offering Statement on Form 1-A filed with the SEC on August 16, 2024)

EX1A-6.22	Extension Agreement between Starfighters International, Inc. and Hypersonic Group Inc. dated December 29, 2023 (incorporated by reference to Exhibit 6.22 to our Offering Statement on Form 1-A filed with the SEC on August 16, 2024)

EX1A-6.23+	Starfighters Space, Inc. Amended and Restated 2023 Stock Incentive Plan (incorporated by reference to Exhibit 6.23 to our Post-Qualification Amendment to Offering Statement on Form 1-A filed with the SEC on August 26, 2025)

EX1A-6.24+	Consulting Agreement between Starfighters Space, Inc. and Austin Thornberry dated February 1, 2023 (incorporated by reference to Exhibit 6.24 to our Offering Statement on Form 1-A filed with the SEC on August 16, 2024)

EX1A-6.25+	Consulting Agreement between Starfighters Space, Inc. and Sea Island Consulting Ltd. dated January 1, 2024 (incorporated by reference to Exhibit 6.25 to our Offering Statement on Form 1-A filed with the SEC on August 16, 2024)

EX1A-6.26	Posting Agreement between Starfighters Space, Inc. and Equifund Technologies LLC, dated February 8, 2024 (incorporated by reference to Exhibit 6.26 to our Offering Statement on Form 1-A filed with the SEC on August 16, 2024)

EX1A-6.27	Amendment 02 to Site Occupant Lease Agreement C20756 between Starfighters International Inc. and Space Florida effective June 1, 2024 (incorporated by reference to Exhibit 6.27 to our Offering Statement on Form 1-A filed with the SEC on August 16, 2024)

EX1A-6.28	Form of Agent Warrant (incorporated by reference to Exhibit 6.28 to our Offering Statement on Form 1-A filed with the SEC on August 16, 2024)

EX1A-6.29	First Amendment to Engagement Agreement dated June 11, 2024 between Starfighters Space, Inc. and Digital Offering LLC (incorporated by reference to Exhibit 6.29 to our Offering Statement on Form 1-A filed with the SEC on August 16, 2024)

EX1A-6.30	Economic Development Agreement between Midland Development Corporation and Starfighters Space Texas, Incorporated, dated October 7, 2024 (incorporated by reference to Exhibit 6.30 to our Semiannual Report on Form 1-SA filed with the SEC on December 5, 2024)

EX1A-6.31	Amendment 1 to Loan and Security Agreements among Starfighters, Inc., Starfighters Space, Inc. and Space Florida, dated effective as of November 1, 2024 (incorporated by reference to Exhibit 6.1 to our Current Report on Form 1-U filed with the SEC on October 30, 2024)

EX1A-6.32	Aircraft Acquisition Agreement, dated October 31, 2024, between Starfighters International, Inc. and Aerovision LLC (incorporated by reference to Exhibit 6.1 to our Current Report on Form 1-U filed with the SEC on November 4, 2024)‡

EX1A-6.33	First Supplemental Convertible Debenture Indenture, dated December 19, 2024, between Starfighters Space, Inc. and Computershare Trust Company of Canada (incorporated by reference to Exhibit 6.1 to our Current Report on Form 1-U filed with the SEC on December 23, 2024)

EX1A-6.34	Consulting Agreement between Starfighters Space, Inc. and Fortuna Advisors, LLC, dated January 1, 2025 (incorporated by reference to Exhibit 6.34 to our Post-Qualification Amendment to Offering Statement on Form 1-A filed with the SEC on August 26, 2025)

EX1A-6.35	Commercial Hangar Lease Agreement between the City of Midland, Texas and Starfighters International, Inc., dated June 1, 2025 (incorporated by reference to Exhibit 6.35 to our Post-Qualification Amendment to Offering Statement on Form 1-A filed with the SEC on August 26, 2025)

EX1A-6.36	Amendment No. 2 to Engagement Agreement dated August 7, 2025 between Starfighters Space, Inc. and Digital Offering LLC (incorporated by reference to Exhibit 6.36 to our Post-Qualification Amendment to Offering Statement on Form 1-A filed with the SEC on August 26, 2025)

EX1A-6.37	Indemnity Agreement between Starfighters Space, Inc. and Brian Goldmeier dated August 12, 2025 (incorporated by reference to Exhibit 6.37 to our Post-Qualification Amendment to Offering Statement on Form 1-A filed with the SEC on August 26, 2025)

EX1A-6.38	Indemnity Agreement between Starfighters Space, Inc. and Geoffrey Hickman dated August 12, 2025 (incorporated by reference to Exhibit 6.38 to our Post-Qualification Amendment to Offering Statement on Form 1-A filed with the SEC on August 26, 2025)

EX1A-6.39	Pooling Agreement among Starfighters Space, Inc. and those securityholders of the Company set forth in Schedule "A", dated August 25, 2025*‡

EX1A-6.40	Pooling Agreement among Starfighters Space, Inc. and Rick Svetkoff, dated August 25, 2025 (incorporated by reference to Exhibit 6.40 to our Post-Qualification Amendment to Offering Statement on Form 1-A filed with the SEC on August 26, 2025)

EX1A-6.41	Amendment 03 to Site Occupant Lease Agreement C20756 between Starfighters International Inc. and Space Florida effective June 1, 2025*‡

EX1A-8.1	Tri-Party Escrow Agreement between Starfighters Space, Inc., Digital Offering LLC and Enterprise Bank & Trust dated July 30, 2025 (incorporated by reference to Exhibit 8.1 to our Post-Qualification Amendment to Offering Statement on Form 1-A filed with the SEC on August 26, 2025)

EX1A-10.1	Power of Attorney (included on signature page hereto)

EX1A-11.1	Consent of Adeptus Partners, LLC*

EX1A-11.2	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 12.1)

EX1A-12.1	Opinion of Richards, Layton & Finger, P.A. (incorporated by reference to Exhibit 12.1 to our Post-Qualification Amendment to Offering Statement on Form 1-A filed with the SEC on August 26, 2025)

EX1A-99.1	Audit Committee Charter (incorporated by reference to Exhibit 99.1 to our Post-Qualification Amendment to Offering Statement on Form 1-A filed with the SEC on August 26, 2025)

EX1A-99.2	Nominating and Corporate Governance Committee Charter (incorporated by reference to Exhibit 99.2 to our Post-Qualification Amendment to Offering Statement on Form 1-A filed with the SEC on August 26, 2025)

EX1A-99.3	Compensation Committee Charter (incorporated by reference to Exhibit 99.3 to our Post-Qualification Amendment to Offering Statement on Form 1-A filed with the SEC on August 26, 2025)

EX1A-99.4	Recovery Policy (incorporated by reference to Exhibit 99.4 to our Post-Qualification Amendment to Offering Statement on Form 1-A filed with the SEC on August 26, 2025)

EX1A-99.5	Code of Business Conduct and Ethics (incorporated by reference to Exhibit 99.5 to our Post-Qualification Amendment to Offering Statement on Form 1-A filed with the SEC on August 26, 2025)

* Filed herewith.

‡ Portions of this exhibit have been omitted.

+ Indicates a management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cape Canaveral, Florida, USA on October 16, 2025.

STARFIGHTERS SPACE, INC.

By:	/s/ Rick Svetkoff
Name: Rick Svetkoff
Title: President & Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rick Svetkoff and David Whitney, or any of them, their true and lawful attorney-in-fact and agent, with full power of substitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments to this Form 1-A offering statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Offering statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Rick Svetkoff	Date:	October 16, 2025
Name: Rick Svetkoff Title: President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ David Whitney	Date:	October 16, 2025
Name: David Whitney Title: Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ Tim Franta	Date:	October 16, 2025
Name: Tim Franta Title: VP Development and Director
/s/ Sean Bromley	Date:	October 16, 2025
Name: Sean Bromley Title: Director

/s/ Brian Goldmeier	Date:	October 16, 2025
Name: Brian Goldmeier Title: Director

/s/ Geoffrey P. Hickman	Date:	October 16, 2025
Name: Geoffrey P. Hickman Title: Director